Exhibit 10.2

LOAN AGREEMENT

Dated as of April 17, 2017

between

THE BORROWERS NAMED HEREIN,

as Borrower,

and

GOLDMAN SACHS MORTGAGE COMPANY,

as Lender

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

Schedules

A	Properties
B	Exception Report
C	Deferred Maintenance Conditions
D	Unfunded Obligations
E	Rent Roll
F	Material Agreements
G	Allocated Loan Amounts
H	Individual Property Closing Date NOI
I	Organizational Chart
J	Form of Tenant Notice
K	Aggregate Square Footage (on Property-by-Property basis)
L	Permitted Release Parcels
M	Approved Material Alterations
N	Central Plant Agreements

-vi-

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated April 17, 2017 and is between GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, as lender (together with its successors and assigns, including any lawful holder of any portion of the Indebtedness, as hereinafter defined, “Lender”), and each of the entities identified as a “Borrower” on the signature pages hereto, as borrower (individually or collectively, as the context may require, jointly and severally, together with their respective permitted successors and assigns, “Borrower” or “Borrowers”)”.

RECITALS

Borrower desires to obtain from Lender the Loan (as hereinafter defined) in connection with the financing of the Properties (as hereinafter defined).

Lender is willing to make the Loan on the terms and subject to the conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement, the Note and the other Loan Documents.

In consideration of the agreements, provisions and covenants contained herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

DEFINITIONS

(a) When used in this Agreement, the following capitalized terms have the following meanings:

“Account Collateral” means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest and other earnings thereon, and all securities and investment property credited thereto and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

“Agreement” means this Loan Agreement, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Aggregate Square Footage” means, at any time, the aggregate number of square feet contained in the Properties that have not theretofore been released from the Collateral in accordance herewith, based on the respective square footage amounts set forth in Schedule K.

“Allocated Loan Amount” means, with respect to each Property, the portion of the Loan Amount allocated thereto as set forth in Schedule G.

“Alteration” means any demolition, alteration, installation, improvement or expansion of or to any of the Properties or any portion thereof.

“Annual Budget” means a capital and operating expenditure budget for the Properties prepared by Borrower that sets forth Borrower’s good faith estimate of Operating Income, Operating Expenses and Capital Expenditures for the applicable Fiscal Year.

“Appraisal” means, with respect to each Property, an as-is appraisal of such Property that is prepared by a member of the Appraisal Institute selected by Lender, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).

“Approved Annual Budget” has the meaning set forth in Section 5.17.

“Approved Management Agreement” means that certain Management, Leasing & Services Agreement, dated as of the Closing Date, between Borrower and the initial Approved Property Manager (ii) any replacement management agreement on substantially the same terms as the agreement described in the immediately preceding clause (i) with an Approved Property Manager described in clause (ii) of the definition thereof, provided that the base management fee shall not be in excess of 3.0% of gross revenues from the Property (exclusive of amounts payable as a reimbursement of expenses under the management agreement), and any other management agreement that is approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed and, if any portion of the Loan has been Securitized, with respect to which the Rating Condition is satisfied, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Approved Property Manager” means (i) Eola Capital LLC, a Florida limited liability company, for so long as it is an affiliate of Sponsor, or any other wholly-owned subsidiary of Sponsor or Parkway, (ii) any reputable real estate management organization (x) possessing experience in managing at least three properties in major metropolitan areas substantially similar to the Properties during the previous five years, (y) with at least 3,000,000 leasable square feet (not including the Property), in the aggregate, of office space under management, and (z) that is not then the subject of a bankruptcy or similar insolvency proceeding against it, or (iii) any other management company approved by Lender and with respect to which the Rating Condition is satisfied, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.10(d).

“Assignment” has the meaning set forth in Section 8.7(b).

“Assumption” has the meaning set forth in Section 2.2.

“Bankruptcy Code” has the meaning set forth in Section 7.1(d).

“Basic Carrying Costs Escrow Account” has the meaning set forth in Section 3.4(a).

“Borrower” or “Borrowers” has the meaning set forth in the first paragraph of this Agreement, excluding any Borrower released in connection with a Permitted Partial Release.

“Borrower Tax” means, with respect to payments made and/or due hereunder, any U.S. Tax and any present or future tax, assessment or other charge or levy imposed by, or on behalf of, any jurisdiction through which or from which payments due hereunder are made (or any taxing authority thereof).

“Budgeted Operating Expenses” means, with respect to any calendar month, (i) an amount equal to the Operating Expenses and Capital Expenditures budgeted for such calendar month as set forth in the then-applicable Approved Annual Budget (excluding amounts budgeted in respect of Taxes and insurance premiums), or (ii) such greater amount as shall equal Borrower’s actual Operating Expenses and Capital Expenditures for such month (excluding Taxes and insurance premiums), except that during the continuance of a Trigger Period such greater amount shall in no event exceed 105% of the amount specified in clause (i) of this definition without the prior written consent of Lender, not to be unreasonably withheld, delayed or conditioned, provided that no such consent shall be required in connection with expenditures for non-discretionary items and expenditures required to be made by reason of the occurrence of any emergency (i.e., an unexpected event that threatens imminent harm to persons or property at the Property) and with respect to which it would be impracticable, under the circumstances, to obtain Lender’s prior consent thereto with written notice of such expenditure given to Lender promptly thereafter.

“Business Day” means any day other than a Saturday, a Sunday or a day on which federally insured depository institutions in the State of New York or, if Lender shall notify Borrower of the same, such other state in which the offices of Lender, its trustee, its Servicer or its Servicer’s collection account are located are authorized or obligated by law, governmental decree or executive order to be closed.

“Capital Expenditure” means, with respect to any Property, hard and soft costs incurred by Borrower with respect to replacements and capital repairs made to such Property (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots), in each case to the extent capitalized in accordance with GAAP.

“Capital Expenditure Reserve Account” has the meaning set forth in Section 3.6(a).

“Cash Management Account” has the meaning set forth in Section 3.1(a).

“Cash Management Agreement” means that certain Cash Management Agreement, dated as of the Closing Date, among Borrower, Lender and the Cash Management Bank that maintains the Cash Management Account as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Cash Management Bank” means the Eligible Institution at which the Cash Management Account is maintained.

“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of any Property.

“Cause” means, with respect to an Independent Director, (i) acts or omissions have been committed by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements, (iii) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (iv) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director “ or (v) any other reason for which the prior written consent of Lender shall have been obtained.

“Central Plant” has the meaning set forth in that certain Chilled and Heated Water Agreement, dated as of January 1, 2006, by and among Crescent Real Estate Funding IV, L.P., Crescent Real Estate Funding III, L.P. and Crescent Real Estate Funding V, L.P.

“Central Plant Agreements” has the meaning set forth in Section 4.43 below.

“Certificates” means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.

“Closing Date” means the date of this Agreement.

“Closing Date DSCR” means 4.09x.

“Closing Date NOI” means, as of the date of any determination thereof, (x) $72,494,486, less (y) the sum of the Individual Property Closing Date NOI’s of each Property that has theretofore been released from the Lien of the Mortgages pursuant to the terms hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means all assets owned from time to time by Borrower including the Properties, the Revenues and all other tangible and intangible property in respect of which Lender is granted a Lien under the Loan Documents, and all proceeds thereof.

“Collateral Account” means each of the accounts and sub-accounts established pursuant to Article III hereof.

“Componentization Notice” has the meaning set forth in Section 1.1(c).

“Condemnation” means a taking or voluntary conveyance of all or part of any of the Properties or any interest in or right accruing to or use of any of the Properties, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure or indemnify a creditor against loss.

“Control” of any entity means the ownership, directly or indirectly, of at least 35% of the equity interests in, and the right to at least 35% of the distributions from, such entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto), which power to direct or cause the direction of the management and policies of such entity may be subject to the rights of partners or constituent owners to vote on customary major decisions.

“Controlled Affiliates” means any affiliate of Borrower that is directly or indirectly controlled by the same Qualified Equityholder that directly or indirectly controls Borrower. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ability to exercise voting power, by contract or otherwise.

“Cooperation Agreement” means that certain Mortgage Loan Cooperation Agreement, dated as of the Closing Date, by Borrower and Sponsor for the benefit of Lender, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“CPP” means the Canada Pension Plan Investment Board and any, directly or indirectly, wholly-owned subsidiary thereof, including CPP Investment Board Real Estate Holdings, Inc. and/or CPP US RE-A, Inc.

“Damages” to a Person means any and all actual liabilities, obligations, losses, demands, damages, penalties, assessments, actions, causes of action, judgments, proceedings, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, fees, settlement costs and disbursements imposed on or incurred by such party, whether based on any federal, state, local or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise; provided, however, that “Damages” shall not include special, consequential or punitive damages, except to the extent imposed upon Lender by one or more third parties.

“Dark Tenant” means any Tenant that (i) is not rated (or, if a Lease guaranty has been provided, such guarantor is not rated) at least BBB- by S&P, Baa3 by Moody’s or the equivalent by Fitch and (ii) has vacated in excess of fifty percent (50%) of the overall square footage of the space demised under its Lease (unless a substantial portion of such space has been subleased and the sublessee(s) are in occupancy). For avoidance of doubt, any space that has been subleased shall not be deemed to have been vacated for purposes of this definition, so long as the applicable sublessee is in occupancy.

“DBRS” means DBRS, Inc. or its applicable affiliate.

“Debt” means, with respect to any Person, without duplication:

(i) all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;

(ii) all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;

(iii) all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions that are not yet due and payable;

(iv) all Contingent Obligations of such Person;

(v) all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements; and

(vi) any material actual or contingent liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

“Default” means the occurrence of any event that, but for the giving of notice or the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Note or Note Component, the greater of (x) 500 basis points per annum in excess of the interest rate otherwise applicable to such Note or Note Component hereunder and (y) 100 basis points per annum in excess of the Prime Rate from time to time; provided that, if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Default Rate shall be limited to the maximum rate permitted by applicable law.

“Defeasance Borrower” has the meaning set forth in Section 2.1(c).

“Defeasance Collateral” means government securities (as described in Treasury Reg. 1.860G-2(a)(8)(ii)) that are the direct obligations of the United States of America, which obligations are not subject to prepayment, call or early redemption.

“Defeasance Pledge Agreement” has the meaning set forth in Section 2.1(a)(iii).

“Defease” means to deliver Defeasance Collateral as substitute Collateral for the Loan in accordance with Section 2.1 and to cause the Defeased Note to be assumed by a Defeasance Borrower in accordance herewith; and the terms “Defeased” and “Defeasance” have meanings correlative to the foregoing.

“Defeased Note” has the meaning set forth in Section 2.1(b).

“Deferred Maintenance Amount” means $0.00.

“Deferred Maintenance Conditions” means those items described in Schedule C.

“Deferred Maintenance and Environmental Escrow Account” has the meaning set forth in Section 3.7(a).

“DSCR” means, with respect to any Test Period, the quotient obtained by dividing (i) Net Operating Income by (ii) the product of (x) the Loan Amount, (y) 3.753% and (z) a fraction, the numerator of which is the actual number of days in such Test Period and the denominator of which is 360.

“DSCR Threshold” means, with respect to any release of a Permitted Release Parcel, the greater of (x) the Closing Date DSCR and (y) the lesser of (i) DSCR immediately prior to such release and (ii) 4.09x.

“EEA Bail-In Action” means the exercise of any EEA Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“EEA Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EEA Bail-In Legislation Schedule.

“EEA Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EEA Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the EEA Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EEA Bail-In Legislation Schedule.

“Eligible Account” means an account or book-entry subaccount maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

“Eligible Institution” means an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A–1” by S&P, “P–1” by Moody’s and “F–1” by Fitch, and whose long-term senior unsecured debt obligations are rated at least “A-” by S&P, “A” by Fitch, and “A2” by Moody’s and whose deposits are insured by the FDIC or (ii) with respect to which the Rating Condition is satisfied. Lender confirms that, as of the date hereof, Wells Fargo Bank, National Association is an Eligible Institution.

“Embargoed Person” means any Person subject to trade restrictions under any Federal Trade Embargo.

“Engineering Report” means a structural and seismic engineering report or reports (including a “probable maximum loss” calculation, if applicable) with respect to each of the Properties prepared by an independent engineer approved by Lender and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.

“Environmental Claim” means any written notice, claim, proceeding, notice of proceeding, investigation, demand, abatement order or other order or directive by any Governmental Authority alleging or asserting liability with respect to Borrower or any Property arising out of, based on, in connection with, or resulting from (i) the actual or alleged presence, Use or Release of any Hazardous Substance, (ii) any actual or alleged violation of any Environmental Law, or (iii) any actual or alleged injury or threat of injury to property, health or safety, natural resources or to the environment caused by Hazardous Substances.

“Environmental Indemnity” means that certain environmental indemnity agreement executed by Borrower and Sponsor as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, orders, rules, and regulations, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to (i) the pollution, protection or cleanup of the environment, (ii) the impact of Hazardous Substances on property, health or safety, (iii) the Use or Release of Hazardous Substances, or (iv) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, or regulations addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, and regulations, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

“Environmental Reports” means “Phase I Environmental Site Assessments” as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-13 (and, if necessary, “Phase II Environmental Site Assessments”), prepared by an independent environmental auditor approved by Lender and delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports or assessments delivered to Lender pursuant to this Agreement and the Environmental Indemnity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” means, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

“Event of Default” has the meaning set forth in Section 7.1.

“Excess Cash Flow Reserve Account” has the meaning set forth in Section 3.9(a).

“Exception Report” means the report prepared by Borrower and attached to this Agreement as Schedule B, setting forth any exceptions to the representations set forth in Article IV.

“Exculpated Person” means each Person that is an affiliate, equityholder, owner, beneficiary, trustee, member, officer, director, agent, manager, independent manager, employee or partner of Borrower, Sponsor or any Person that holds a direct or indirect interest in Borrower or Sponsor.

“Federal Trade Embargo” means any federal law imposing trade restrictions, including (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), (ii) the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq., as amended), (iii) any enabling legislation or executive order relating to the foregoing, (iv) Executive Order 13224, and (v) the PATRIOT Act.

“Fiscal Quarter” means the 3-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may reasonably select from time to time with the prior consent of Lender (except if such change is required by Legal Requirements), such consent not to be unreasonably withheld, delayed or conditioned.

“Fiscal Year” means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower as Borrower may reasonably select from time to time with the prior consent of Lender (except if such change is required by Legal Requirements), not to be unreasonably withheld, delayed or conditioned.

“Fitch” means Fitch, Inc. and its successors.

“Force Majeure” means a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppage, shortages of labor or materials or similar causes beyond the reasonable control of Borrower; provided that (1) any period of Force Majeure shall apply only to performance of the obligations necessarily affected by such circumstance (or reasonably related thereto) and shall continue only so long as Borrower is continuously and diligently using all reasonable efforts to minimize the effect and duration thereof; and (2) Force Majeure shall not include the unavailability or insufficiency of funds.

“Form W-8BEN” means Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of Treasury of the United States of America, and any successor form.

“Form W-8ECI” means Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, and any successor form.

“Form W-9” means Form W-9 (Request for Taxpayer Identification Number and Certification) of the Department of the Treasury of the United States of America, and any successor form.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court).

“Guaranty” means that certain guaranty, dated as of the Closing Date, executed by Sponsor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“GWP JV Holdings” means GWP JV Holdings, LLC, a Delaware limited liability company.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or the presence of which on, in or under any of the Properties is prohibited or requires monitoring, investigation or remediation under Environmental Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides and radioactive materials, flammables and explosives and compounds containing them, but excluding those substances commonly used in the operation and maintenance of properties of the kind and nature similar to those of the Properties and that are used at the Properties in compliance with all Environmental Laws and in a manner that does not result in material contamination of any of the Properties or in a Material Adverse Effect.

“Indebtedness” means the Principal Indebtedness, together with interest and all other obligations and liabilities of Borrower under the Loan Documents, including all transaction costs, Yield Maintenance Premiums (if applicable), late fees and other amounts due or that become due to Lender pursuant to this Agreement, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.

“Indemnified Parties” has the meaning set forth in Section 8.17.

“Independent Director” of any corporation or limited liability company means an individual who is provided by CT Corporation, Corporation Service Company, Delaware Trust, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company,

Lord Securities Corporation or, if none of those companies is then providing professional independent directors or managers, another nationally-recognized company reasonably approved by Lender, in each case that is not an affiliate of Borrower and that provides professional independent directors or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors of such corporation or limited liability company or as a “manager” of such limited liability company within the meaning of Section 18-101(10) of the Delaware Limited Liability Company Act and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i) a member (other than an independent, non-economic “springing” member), partner, equityholder, manager, director, officer or employee of such corporation or limited liability company or any of its equityholders or affiliates (other than as an independent director or manager of an affiliate of such corporation or limited liability company that is not in the direct chain of ownership of such corporation or limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers);

(ii) a creditor, supplier or service provider (including provider of professional services) to such corporation or limited liability company or any of its equityholders or affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and that also provides corporate filing, lien search and/or other similar services to such corporation or limited liability company or any of its equityholders or affiliates in the ordinary course of business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the Independent Director of a Single-Purpose Entity affiliated with the corporation or limited liability company in question shall not be disqualified from serving as an Independent Director of such corporation or limited liability company, provided that the fees that such natural person earns from serving as Independent Director of affiliates of such corporation or limited liability company in any given year constitute in the aggregate less than five percent of such natural person’s annual income for that year. The same natural persons may not serve as Independent Directors of a corporation or limited liability company and, at the same time, serve as Independent Directors of an equityholder or member of such corporation or limited liability company.

“Individual Property Closing Date NOI” means, with respect to each Property, the amount set forth with respect thereto on Schedule H hereto.

“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting any of the Properties or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over any of the Properties, or any other body exercising similar functions.

“Interest Accrual Period” means each period from and including the sixth day of a calendar month through and including the fifth day of the immediately succeeding calendar month; provided that, prior to a Securitization, Lender shall have the right, in connection with a change in the Payment Date in accordance with the definition thereof, to make a corresponding change to the Interest Accrual Period. Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the Closing Date.

“Interest Rate” means 3.753% per annum (subject to Section 1.1(c)).

“KBRA” means Kroll Bond Rating Agency, Inc. and its successors.

“Lease” means any lease, license, letting, concession, occupancy agreement, sublease to a Major Lease to which Borrower has a consent or approval right, or other agreement (whether written or oral and whether now or hereafter in effect) under which Borrower is a lessor, sublessor, licensor or other grantor existing as of the Closing Date or thereafter entered into by Borrower, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Properties, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto other than (a) subleases and sub-subleases to any Lease that is not a Major Lease (b) subleases and sub-subleases to a Major Lease to which Borrower has no consent or approval right and (c) telecommunication license agreements, easements, reciprocal agreements and similar agreements.

“Leasing Commissions” means leasing commissions required to be paid by Borrower in connection with the leasing of space to Tenants at any of the Properties pursuant to Leases entered into by Borrower in accordance herewith and payable in accordance with third-party/arms’-length written brokerage agreements or in accordance with the Approved Management Agreement.

“Legal Requirements” means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws and zoning restrictions) affecting Borrower, Sponsor, the Property or any other Collateral or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto.

“Lender” has the meaning set forth in the first paragraph of this Agreement and in Section 8.7.

“Lender 80% Determination” means a determination by Lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value using a valuation method satisfactory to Lender, the fair market value of the Property securing the Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Code) is at least 80% of the Loan’s adjusted issue price within the meaning of the Code.

“Lending Parties” has the meaning set forth in Section 8.23(a).

“Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, restrictive covenant, easement, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right, provided that an agreement of sale with respect to one or more Permitted Release Parcels entered into while no Event of Default is continuing (or if an Event of Default is continuing, Lender shall have waived, in its sole discretion, such Event of Default upon the release of such Permitted Release Parcel) shall not constitute a Lien).

“Loan” has the meaning set forth in Section 1.1(a).

“Loan Amount” means $ 465,000,000.

“Loan Documents” means this Agreement, the Note, each of the Mortgages (and related financing statements), the Environmental Indemnity, each of the Subordination of Property Management Agreements, the Cash Management Agreement, the Lockbox Account Agreement, the Cooperation Agreement, the Guaranty and all other agreements, instruments, certificates and documents necessary to effectuate the granting to Lender of first-priority Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above or hereafter entered into by Lender and Borrower in connection with the Loan, as all of the aforesaid may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance herewith.

“Lockbox Account” has the meaning set forth in Section 3.1(a).

“Lockbox Account Agreement” has the meaning set forth in Section 3.1(a).

“Lockbox Bank” means an Eligible Institution chosen by Borrower and reasonably satisfactory to Lender.

“Lockout Period” means the period from the Closing Date to but excluding the first Payment Date following the earlier to occur of (i) the third anniversary of the Closing Date and (ii) the second anniversary of the date on which the entire Loan (including any subordinated interest therein) has been Securitized pursuant to a Securitization or series of Securitizations.

“Loss Proceeds” means amounts, awards or payments payable to Borrower or Lender in respect of all or any portion of any of the Properties in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable expenses incurred by Borrower and Lender in the recovery thereof, including all attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

“Loss Proceeds Account” has the meaning set forth in Section 3.3(a).

“Low NOI Level” means Closing Date NOI times 75%.

“Low NOI Period” means any period from (i) the conclusion of any Test Period during which Net Operating Income is less than the Low NOI Level, to (ii) the conclusion of any subsequent Test Period during which Net Operating Income is equal to or greater than the Low NOI Level.

“Major Lease” means any Lease that (i) when aggregated with all other Leases at the applicable Property with the same Tenant (or affiliated Tenants), without giving effect to the exercise of all expansion rights and all preferential rights to lease additional space contained in each such Lease, is expected to demise more than 100,000 rentable square feet, (ii) contains an option or preferential right to purchase all or any portion of such Property, (iii) is with an affiliate of Borrower as Tenant (except for any Lease with an affiliate that demises 5,000 rentable square feet or less for use as management offices), or (iv) is entered into during the continuance of an Event of Default.

“Material Adverse Effect” means a material adverse effect upon (i) Borrower’s title to any Property, (ii) the ability of the Properties in the aggregate to generate net cash flow sufficient to service the Loan, (iii) Lender’s ability to enforce and derive the principal benefit of the security intended to be provided by the Mortgages and the other Loan Documents, or (iv) the value, use or enjoyment of the Properties in the aggregate or the operation or occupancy thereof.

“Material Agreements” means (i) the Central Plant Agreements and (ii) each contract and agreement (other than Leases, any Approved Management Agreement and any construction contracts for Alterations or tenant improvements that may be undertaken without the consent of Lender or for which Lender’s consent has been obtained) relating to the Property, or otherwise imposing obligations on Borrower, under which Borrower would have the obligation to pay more than $500,000 per annum and that cannot be terminated by Borrower without cause upon 60 days’ notice or less without payment of a termination fee, or that is with an affiliate of Borrower.

“Material Alteration” means any Alteration to be performed by or on behalf of Borrower at any of the Properties that (a) is reasonably expected to result in a Material Adverse

Effect with respect to the applicable Property, (b) is reasonably expected to cost in excess of the applicable Threshold Amount, as determined by an independent architect or contractor, or (c) is reasonably expected to permit (or is reasonably likely to induce) one or more Tenants occupying more than 50,000 rentable square feet in the aggregate to terminate its Lease or abate rent provided the following shall not be Material Alterations hereunder: Alterations in connection with (i) Tenant Improvements under and pursuant to Leases existing as of the Closing Date (pursuant to the terms thereof in existence as of the Closing Date) or Leases thereafter entered into in accordance with this Agreement, (ii) the remediation of any Deferred Maintenance Condition in accordance with this Agreement, (iii) restoration of the Property following a Casualty or Condemnation in accordance with this Agreement and (iv) any other projects set forth on Schedule M, which projects are deemed approved by Lender.

“Maturity Date” means the Payment Date in May, 2022, or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.

“Maximum Management Fee” means 3% of the gross revenues.

“Monthly Capital Expenditure Amount” means, at any time, one-twelfth of the product of (x) $0.20 times (y) the Aggregate Square Footage.

“Monthly TI/LC Amount” means, at any time, one-twelfth of the product of (x) $1.00 times (y) the Aggregate Square Footage.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Morningstar” means Morningstar Credit Ratings, LLC or its applicable affiliate, and its successors.

“Mortgage” means, with respect to each Property, that certain mortgage, deed of trust or deed to secure debt, as the case may be, assignment of rents and leases, collateral assignment of property agreements, security agreement and fixture filing encumbering such Property, executed by Borrower as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith. Each Mortgage shall secure the entire Indebtedness, provided that in the event that the jurisdiction in which the Property is located imposes a mortgage recording, intangibles or similar Tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such Tax payable, the principal amount secured by such Mortgage shall be equal to the greater of (x) 125% of such Property’s Allocated Loan Amount and (y) the appraised value of such Property.

“Net Operating Income” means, with respect to any Test Period, the amount by which (x) the product of (i) four, times (ii) the sum of (1) Operating Income for the last Fiscal Quarter contained in such Test Period, plus (2) any rent that would have been paid during such Fiscal Quarter, but for the existence of a free rent period or other rent abatement, plus (3) without duplication, rent that would have been payable during such Fiscal Quarter under any Lease executed during such Fiscal Quarter had such Lease been in effect for the entirety of such Fiscal Quarter, as determined based on the rent payable under such Lease for the first year of the term thereof (without giving effect to any free rent period) exceeds (y) Operating Expenses for such Test Period.

“Nonconsolidation Opinion” means the opinion letter, dated the Closing Date, delivered by Borrower’s counsel to Lender and addressing issues relating to substantive consolidation in bankruptcy.

“Note(s)” means that certain promissory note, dated as of the Closing Date, made by Borrower to Lender to evidence the Loan, as such note may be replaced by multiple Notes in accordance with Section 1.1(c) and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Note Component” has the meaning set forth in Section 1.1(c).

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate delivered to Lender that is signed by an authorized officer of Borrower and certifies the information therein to the best of such officer’s knowledge.

“Operating Account” means an Eligible Account maintained by, and under the control of, the Approved Property Manager or Borrower at an Eligible Institution chosen by Borrower, which account shall only contain amounts in respect of one or more of the Properties (and no amounts unrelated to the Property shall be deposited therein or otherwise commingled with the amounts on deposit in such account).

“Operating Expenses” means, for any period, all operating, renting, administrative, management, legal and other ordinary expenses of Borrower and the Properties during such period, determined in accordance with GAAP; provided, however, that such expenses shall not include (i) depreciation, amortization or other non-cash items, (ii) interest, principal or any other sums due and owing with respect to the Loan, (iii) income taxes or other taxes in the nature of income taxes, (iv) Tenant Improvement costs or Leasing Commissions or (v) Capital Expenditures.

“Operating Income” means, for any period, all operating income from each of the Properties during such period, determined in accordance with GAAP (but without straight-lining of rents), other than (i) Loss Proceeds (but Operating Income will include rental loss insurance proceeds to the extent allocable to such period), (ii) any revenue attributable to a Lease that is not a Qualifying Lease, (iii) any revenue attributable to a Lease to the extent it is paid more than 30 days prior to the due date (provided that with respect to any such rent paid more than 30 days prior to the due date, Borrower shall be given credit for such rent in the month in which such rent would have been paid had it not been so prepaid), (iv) any interest income from any source, (v) any repayments received from any third party of principal loaned or advanced to such third party by Borrower, (vi) any proceeds resulting from the Transfer of all or any portion of the

Collateral, (vii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, (viii) Termination Proceeds, and (ix) any other extraordinary or non-recurring items.

“Overpaying Borrower” has the meaning set forth in Section 8.31.

“PACE Debt” means any amounts owed in respect of energy retrofit lending programs, commonly known as “PACE loans”. For avoidance of doubt, PACE Debt is not Permitted Debt and Liens securing PACE Debt are not Permitted Encumbrances.

“Participation” has the meaning set forth in Section 8.7(b).

“Parkway” means Parkway, Inc., a Maryland corporation.

“Parkway Properties” means Parkway Properties LP, a Delaware limited partnership.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001), as amended from time to time.

“Payment Date” means, with respect to each Interest Accrual Period, the sixth day of the calendar month in which such Interest Accrual Period ends; provided, that prior to a Securitization, Lender shall have the right to change the Payment Date so long as a corresponding change to the Interest Accrual Period is also made. Whenever a Payment Date is not a Business Day, the entire amount that would have been due and payable on such Payment Date shall instead be due and payable on the immediately preceding Business Day.

“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of each of the Properties (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses, consents, approvals and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of such Property).

“Permitted Debt” means:

(i) the Indebtedness;

(ii) Taxes not yet delinquent or being contested in good faith (so long as Taxes are not deemed delinquent during the pendency of such contest);

(iii) tenant allowances and Capital Expenditure costs required under Leases or otherwise permitted to be incurred under the Loan Documents that are paid on or prior to the date when due or that are being diligently contested in good faith and by appropriate proceedings, provided that in connection with any such contest the amount of which being contested is in excess of $1,000,000, Borrower deposits with Lender an amount that at all times equals at least 125% of the dollar amount of such contested tenant allowances and Capital Expenditures, as security for the payment of such tenant allowance or Capital Expenditure;

(iv) Trade Payables not represented by a note, customarily paid by Borrower within 60 days of incurrence and in fact not more than 60 days outstanding, which are incurred in the ordinary course of Borrower’s ownership and operation of the Properties, in amounts reasonable and customary for similar properties and not exceeding 2.0% of the Loan Amount in the aggregate; and

(v) financing leases and purchase money debt in connection with the financing of equipment and other personal property used on the Property, the removal of which would not materially damage any of the improvements thereon or materially impair the value of such improvements, in each case incurred in the ordinary course of operating the Property and not evidenced by a note or secured by property other than the item of equipment or personal property so financed (and which may be guaranteed by Sponsor and/or cross defaulted with financing leases of Affiliates of Borrower), provided that the aggregate amount of all Trade Payables permitted under clause (iv) above plus the capitalized amount of all such financing leases plus the aggregate amount of all such permitted purchase money debt shall not exceed 2.0% of the Loan Amount at any time.

“Permitted Encumbrances” means:

(i) the Liens created by the Loan Documents;

(ii) all Liens and other matters specifically disclosed on Schedule B of the Title Insurance Policies (or which have been omitted from the Title Insurance Policies with Lender’s prior approval);

(iii) Liens, if any, for Taxes not yet delinquent;

(iv) mechanics’, materialmen’s or similar Liens, if any, and Liens for delinquent taxes or impositions, in each case only if being diligently contested in good faith and by appropriate proceedings, provided that no such Lien is in imminent danger of foreclosure and provided further that either (a) each such Lien is released or discharged of record or fully insured over by the title insurance company issuing the applicable Title Insurance Policy within 30 days of its creation, or (b) for Liens in excess of $1,000,000, Borrower deposits with Lender, by the expiration of such 30-day period, an amount that at all times equals at least 125% of the dollar amount of such Lien (including any increases thereto from time to time) or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as is reasonably satisfactory to Lender, as security for the payment or release of such Lien;

(v) rights of existing and future Tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement;

(vi) Liens securing equipment leases permitted pursuant to clause (iv) of the definition of Permitted Debt existing on the date hereof or entered into in the ordinary course of business;

(vii) easements, licenses, restrictions and other encumbrances entered into with Lender’s prior approval (not to be unreasonably withheld) in connection with the release of any Permitted Release Parcel;

(viii) other Liens approved by Lender in writing subsequent to the date hereof or expressly permitted hereunder; and

(ix) any memorandum of Lease recorded in connection with the Lease with LifeTime Fitness.

“Permitted Investments” means the following, subject to the qualifications hereinafter set forth:

(i) all direct obligations of the U.S. government, and all obligations that are fully guaranteed by the U.S. government, that in each case have maturities not in excess of one year;

(ii) federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements, each having maturities of not more than 90 days, of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated A-1+ by S&P, F1+ by Fitch and P-1 by Moody’s (and if the term is between one and three months, a long term rating of A1 and a short term rating of P-1 by Moody’s) and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Rating Agencies, and that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;

(iii) deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);

(iv) commercial paper rated A–1+ by S&P, F1+ by Fitch and P-1 by Moody’s (and if the term is between one and three months, a long-term rating of A1 and a short term rating of P-1 by Moody’s) by each of the Rating Agencies and having a maturity of not more than 90 days;

(v) any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, and (c) has a rating of AAAm from S&P, Aaa by Moody’s and the highest rating obtainable from Fitch; and

(vi) such other investments as to which the Rating Condition has been satisfied.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the Standard & Poor’s “r” symbol (or any other Rating Agency’s corresponding symbol) (indicating high volatility or dramatic fluctuations in their expected returns because of market risk) or any other qualifying suffix attached to the rating (with the exception of ratings with regulatory indicators, such as the (sf) subscript, and unsolicited ratings), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities that exceed the time periods set forth above; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest on Permitted Investments may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No Permitted Investments shall require a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. Except as expressly provided for above, all Permitted Investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Release Parcel” means solely each portion of the Property owned by the following Borrowers as more particularly described on Schedule L: (i) GWP Eight Twelve, LLC, (ii) GWP Richmond Avenue, LLC, (iii) GWP Nine, LLC, (iv) GWP One, LLC, (v) GWP Two, LLC and (vi) GWP 3800 Buffalo Speedway, LLC. For the avoidance of doubt, the portions of the Property owned by the following Borrowers shall not constitute Permitted Release Parcels and shall not be released from the Lien of the Mortgage until the Indebtedness is repaid in full: (i) GWP East, LLC, (ii) GWP West, LLC, (iii) GWP Central Plant, LLC, (iv) GWP Edloe Parking, LLC and (v) GWP North Richmond, LLC.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

“Policies” has the meaning set forth in Section 5.15(b).

“Prepayment Period” means the period beginning with the Payment Date in May 2020 through the Maturity Date.

“Prime Rate” means the “prime rate” published in the “Money Rates” section of The Wall Street Journal. If The Wall Street Journal ceases to publish the “prime rate,” then Lender shall select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index.

“Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.

“Prior Loan” has the meaning set forth in Section 4.17(c).

“Prohibited Change of Control” means the occurrence of either or both of the following: (i) the failure of Borrower to be Controlled by one or more Qualified Equityholders (individually or collectively), or (ii) the failure of any other Required SPE to be Controlled by the same Qualified Equityholder(s) that Control Borrower.

“Prohibited Equity Pledge” means the existence of a Lien on any equity interest in, or right to distributions from, a Required SPE, other than:

(i) any pledge of direct or indirect equity interests in and rights to distributions from a Qualified Equityholder or any entity that owns a direct or indirect equity interest in a Qualified Equityholder; or

(ii) any pledge of direct or indirect equity interests in and rights to distributions from an entity controlled by Sponsor that owns a direct or indirect interest in a Required SPE (other than direct equity interests in Borrower or any mezzanine borrower), provided that the indebtedness secured by such pledge is Secured Corporate Debt;

“Prohibited Preferred Equity” means preferred equity that is issued by a Restricted Person and has (i) a hard coupon, minimum return or the equivalent or (ii) a mandatory redemption date or the equivalent, but only where there are material consequences for failure to meet (i) or (ii), such as a change in control or the triggering of buy-sell mechanisms. For the avoidance of doubt, Lender confirms that (i) Series A Preferred Interests (Non-Voting) and Series B Preferred Interests (Voting) in GWP JV Holdings (as defined in the Limited Liability Agreement of GWP JV Holdings, dated as and in effect as of the date hereof), do not constitute Prohibited Preferred Equity and (ii) a customary member loan by a limited partner in GWP JV Limited Partnership with respect to the failure of another limited partner to contribute capital, does not constitute Prohibited Preferred Equity.

“Properties” means the real property described on Schedule A hereto, together with all buildings and other improvements thereon and all personal property owned by Borrower and encumbered by the Mortgages, together with all rights pertaining to such property; and “Property” means an individual property included in the Properties or all Properties collectively, as the context may require.

“Proportional Amount” has the meaning set forth in Section 8.32.

“Qualified Equityholder” means:

(1) prior to the earlier of (x) the first anniversary of the Closing Date and (y) sixty days following the date on which the entire Loan (including any subordinated interest therein) has been Securitized pursuant to a Securitization or a series of Securitizations, each of Sponsor, Parkway, TIAA and CPP; and

(2) from and after the earlier of (x) the first anniversary of the Closing Date and (y) sixty days following the date on which the entire Loan (including any subordinated interest therein) has been Securitized pursuant to a Securitization or a series of Securitizations, (i) each of Sponsor, Parkway, TIAA and CPP, (ii) any Person approved by Lender with respect to which the Rating Condition is satisfied, or (iii) a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case under this clause (iii) that such Person (x) has total assets (in name or under management) in excess of $1,000,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $500,000,000 (in both cases, exclusive of the Property), and (y) is regularly engaged in the business of owning and operating at least 5,000,000 leasable square feet (excluding the Property) of properties in major metropolitan areas comparable to the Properties.

“Qualified Institutional Lender” means a bank, saving and loan association, investment bank, insurance company, investment fund or similar institutional lender that meets the following criteria (or is majority owned by such Person): (i) has total assets (in name or under management or advisement) in excess of $500,000,000 and (except with respect to a pension advisory firm, asset manager or similar fiduciary) either (x) capital/statutory surplus or shareholder’s equity of at least $500,000,000 or (y) market capitalization of at least $500,000,000, and (ii) is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm or similar fiduciary, regularly engaged in managing investments in) commercial term and revolving credit loans.

“Qualifying Lease” means a Lease to a Tenant that is not a Dark Tenant and is open for business at the Property, not in monetary default under its Lease for a period in excess of sixty (60) days and not the subject of a bankruptcy or similar insolvency proceedings (unless such Tenant has assumed such Lease in bankruptcy).

“Rating Agency” shall mean, prior to the final Securitization of the Loan, any of KBRA, S&P, Moody’s, Morningstar, DBRS and Fitch, or any other nationally-recognized statistical rating agency that has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated and continue to rate any of the Certificates (excluding unsolicited ratings).

“Rating Condition” means, with respect to any proposed action, the receipt by Lender of confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal, or qualification of any rating then assigned to any outstanding Certificates; except that if all or any portion of the Loan has not been Securitized pursuant to a Securitization rated by the Rating Agencies, then “Rating Condition” shall instead mean the receipt of prior written approval of both (x) the applicable Rating Agencies (if and to the extent that any portion of the Loan has been Securitized pursuant to a Securitization or series of Securitizations rated by such Rating Agencies), and (y) Lender in its reasonable discretion (it being agreed that it shall be reasonable for Lender to apply Rating Agency criteria in determining whether or not to grant such approval). No Rating Condition shall be regarded as having been satisfied unless and until any conditions imposed on the effectiveness of any confirmation from any Rating Agency shall have been satisfied. Lender shall have the right in its sole discretion to waive a Rating Condition requirement with respect to any Rating Agency that Lender determines has declined to review the applicable proposal; provided that if Lender determines that any Rating Agency has declined to review a Defeasance, then the Rating Condition requirement shall not be waived but shall instead be deemed satisfied as it relates to such Rating Agency for such Defeasance.

“Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, or disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), and “Released” has the meaning correlative thereto.

“Release Price” means, with respect to the release of any Permitted Release Parcel, the greater of (x) (i) with respect to each Permitted Release Parcel other than the parcels described in Schedule A commonly known as 3800 Buffalo Speedway, One Greenway Plaza and Two Greenway Plaza, 115% of such Permitted Release Parcel’s Allocated Loan Amount and (ii) with respect to the parcels described in Schedule A commonly known as 3800 Buffalo Speedway, One Greenway Plaza and Two Greenway Plaza, 105% of such Permitted Release Parcel’s Allocated Loan Amount; and (y) 80% of the proceeds received by Borrower from the sale of such Permitted Release Parcel, net of documented reasonable and customary out-of-pocket closing costs actually incurred by Borrower in connection with such sale.

“REMIC” means a “real estate mortgage investment conduit” as defined in Section 860D of the Code.

“Rent Roll” has the meaning set forth in Section 4.14(a).

“Replacement Guarantor” means (i) Canada Pension Plan Investment Board, (ii) Teachers Insurance Annuity Association of America, (iii) any other Person that is not an Embargoed Person, satisfies Lender’s customary know-your-customer requirements, and meets the requirements of clause (2)(iii) of the definition of Qualified Equityholder, or (iv) such other Person that Lender shall approve in its sole discretion.

“Representative Borrower” has the meaning set forth in Section 8.4(a).

“Required SPE” means each individual Borrower.

“Restricted Person” means each Required SPE and each of its direct and indirect equityholders to the extent that such direct and indirect equityholders derive more than 25% of its aggregate gross income, and more than 25% of its net worth, from its direct or indirect interest in the Properties. For avoidance of doubt, none of Sponsor, CPP or TIAA is a Restricted Person.

“Revenues” means all rents (including percentage rent), rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents (including all Termination Proceeds), royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources including any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Secured Corporate Debt” means secured indebtedness of Parkway, Sponsor, Parkway Properties General Partner, Inc., Parkway Properties, TIAA and/or CPP (i) that is not in the nature of a so-called mezzanine loan (i.e., secured solely by the equity interests in one or more of the Borrowers or any mezzanine borrower) as determined pursuant to applicable Rating Agency criteria, (ii) for which the direct or indirect interests in the Property constitutes no more than 25% of the collateral securing such indebtedness, and (iii) that is from a Qualified Institutional Lender, provided if such indebtedness is in the nature of a bank facility or similar multi-party consortium, then only the administrative agent must be a Qualified Institutional Lender so long as such administrative agent and no other Person has the right to foreclose on such interests (provided that an administrative agent shall be deemed to have the sole right to foreclose even if it needs to obtain the consent of other Persons in order to foreclose).

“Securitization” means a transaction in which all or any portion of the Loan is deposited into one or more trusts or entities that issue Certificates to investors, or a similar transaction; and the term “Securitize” and “Securitized” have meanings correlative to the foregoing.

“Securitization Vehicle” means the issuer of Certificates in a Securitization of the Loan.

“Servicer” means the entity or entities appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan. If at any time no entity is so appointed, the term “Servicer” shall be deemed to refer to Lender.

“Severed Loan Documents” has the meaning set forth in Section 7.2(g).

“Silverpeak” means Silverpeak Capital LLC, a Delaware limited liability company, or an affiliate thereof, in each case, controlled by Brett Bosung and/or Mark Walsh.

“Single-Purpose Entity” means a Person that:

(a) was formed under the laws of the State of Delaware solely for the purpose of acquiring and holding an ownership interest in one or more of the Properties and conducting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(b) does not engage in any business unrelated to the applicable Property or Properties;

(c) does not own any assets other than those related to its interest in the applicable Property or Properties (and does not and will not own any assets in which Lender does not have a security interest, other than excess cash that has been released to Borrower pursuant hereto);

(d) does not have any Debt other than Permitted Debt;

(e) maintains books, accounts, records, and financial statements, and, to the extent it uses the same, stationery, invoices and checks, in each case that are separate and apart from those of any other Person (except that such Person’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an affiliate of such Person in accordance with GAAP, provided that (i) any such consolidated financial statements do not suggest in any way that such Person’s assets are available to satisfy the claims of its affiliate’s creditors (other than another Person comprising Borrower hereunder) and (ii) such assets shall also be listed on such Person’s own separate balance sheet);

(f) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date;

(g) holds itself out as being a Person separate and apart from each other Person and not as a division or part of another Person;

(h) conducts its business in its own name;

(i) exercises reasonable efforts to correct any misunderstanding actually known to it regarding its separate identity, and subject to the co-borrower status of each

Person comprising the Borrower, maintains an arms’-length relationship with its affiliates and only enters into a contract or agreement with an affiliate upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms’-length basis with unaffiliated third parties;

(j) pays its own liabilities out of its own available funds, including the salaries of its own employees, if any (provided that the foregoing shall not require such Person’s equityholders to make any additional capital contributions to such Person) and reasonably allocates any overhead that is shared with an affiliate, including paying for shared office space and services performed by any officer or employee of an affiliate;

(k) maintains a sufficient number of employees, if any, in light of its contemplated business operations;

(l) conducts its business so that the assumptions made with respect to it that are contained in the Nonconsolidation Opinion shall at all times be true and correct in all material respects;

(m) maintains its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person (other than any co-Borrower);

(n) observes all applicable entity-level formalities in all material respects;

(o) except with respect to the other Borrowers pursuant to the Loan Documents, does not commingle its assets with those of any other Person, and holds its assets in its own name;

(p) does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others or allow its affiliates to hold out their credit as being available to satisfy its obligations or securities (except pursuant to or as permitted by the Loan Documents);

(q) does not acquire obligations or securities of its direct or indirect equityholders;

(r) does not pledge its assets for the benefit of any other Person and does not make any loans or advances to any other Person other than as contemplated by the Loan Documents with respect to co-Borrowers;

(s) maintains adequate capital in light of its contemplated business operations (provided that the foregoing shall not require such Person’s partners, members or shareholders to make any additional capital contributions to such Person and provided further that the Property cash flow is sufficient to allow the maintenance of adequate capital (taking into account all other obligations of Borrower under the Loan and the costs and expenses of owning, operating and leasing the Property in accordance with the Loan Documents);

(t) has two Independent Directors, and has organizational documents that (i) provide that the Independent Directors shall consider only the interests of Borrower, including its creditors, and shall have no fiduciary duties to Borrower’s equityholders (except to the extent of their respective interests in Borrower), and (ii) prohibit the replacement of any Independent Director without Cause and without giving at least two Business Days’ prior written notice to Lender and the Rating Agencies (except in the case of the death, legal incapacity, or voluntary non-collusive resignation of an Independent Director, in which case no prior notice to Lender or the Rating Agencies shall be required in connection with the replacement of such Independent Director with a new Independent Director that is provided by any of the companies listed in the definition of “Independent Director”);

(u) if it is a limited liability company, has organizational documents that provide that upon the occurrence of any event that causes it to have no members while the Loan is outstanding, at least one of its Independent Directors shall automatically be admitted as its sole member and shall preserve and continue its existence without dissolution;

(v) files its own tax returns separate from those of any other Person, except to the extent it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and pays any taxes required to be paid under applicable law only from its own available funds (provided that the foregoing shall not require such Person’s partners, members or shareholders to make any additional capital contributions to such Person); and

(w) has by-laws or an operating agreement that provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:

(i)	the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets;

(ii)	the engagement by such Person in any business other than the acquisition, development, management, leasing, ownership, maintenance and operation of the applicable Property or Properties and activities incidental thereto;

(iii)

the filing, or consent to the filing, of a bankruptcy or insolvency petition with respect to such Person, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such

Person, admitting in writing such Person’s inability to pay its debts generally as they become due, or the taking of any action in furtherance of any of the foregoing, without the affirmative vote of both of its Independent Directors; and

(iv)	any amendment or modification of any provision of its organizational documents relating to qualification as a “Single-Purpose Entity”.

“Sponsor” means Parkway Operating Partnership, LP, a Delaware limited partnership, and such other Person as shall become a guarantor or indemnitor under the Guaranty or the Environmental Indemnity (or a replacement thereof) in accordance with the terms of this Agreement.

“Subordination of Property Management Agreement” means that certain consent and agreement of manager and subordination of management agreement executed by Borrower and the Approved Property Manager as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Successor Borrower” means a then newly-formed Single-Purpose Entity that is Controlled by one or more Qualified Equityholders.

“Survey” means, with respect to each Property, a current land title survey thereof, certified to Borrower, the title company issuing the applicable Title Insurance Policy and Lender and their respective successors and assigns, in form and substance reasonably satisfactory to Lender, provided all of the Properties may be covered by a single survey.

“Taxes” means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Properties or Borrower with respect to the Properties or rents therefrom or that may become Liens upon any of the Properties, without deduction for any amounts reimbursable to Borrower by third parties.

“Tenant” means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

“Tenant Improvements” means, collectively, (i) tenant improvements to be undertaken for any Tenant that are required to be completed by or on behalf of Borrower pursuant to the terms of such Tenant’s Lease, and (ii) tenant improvements paid or reimbursed through allowances to a Tenant pursuant to such Tenant’s Lease.

“Tenant Notice” has the meaning set forth in Section 3.1(a).

“Termination Proceeds” has the meaning set forth in Section 3.5(d).

“Test Period” means each 12-month period ending on the last day of a Fiscal Quarter.

“Threshold Amount” means, with respect to each Property, an amount equal to 5.0% of such Property’s Allocated Loan Amount.

“TIAA” means Teachers Insurance and Annuity Association of America.

“Title Insurance Policy” means, with respect to each Property, an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction, in form and substance reasonably satisfactory to Lender.

“TI/LC Reserve Account” has the meaning set forth in Section 3.5(a).

“Trade Payables” means unsecured amounts payable by or on behalf of Borrower for or in respect of the operation of the Properties in the ordinary course and that would under GAAP be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Properties or Borrower and the capitalized amount of any ordinary-course financing leases, but excluding Capital Expenditures.

“Transaction” means, collectively, the transactions contemplated and/or financed by the Loan Documents.

“Transfer” means the sale or other whole or partial conveyance of all or any portion of any of the Collateral or any direct or indirect interest therein to a third party, including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of the Collateral or the subjecting of any portion of the Collateral to restrictions on transfer; except that the following shall not constitute a Transfer: (i) the conveyance of a space lease at a Property in accordance herewith, (ii) the conveyance of obsolete or other personal property; (iii) Permitted Encumbrances; (iv) sale or other whole or partial conveyance of all or any portion of any of the Collateral or any direct or indirect interest therein to Lender pursuant to a foreclosure or conveyance in lieu of foreclosure of all or any portion of the Collateral; and (v) sale or other whole or partial conveyance of all or any portion of any of the Collateral or any direct or indirect interest therein in accordance with Section 5.16.

“Treasury Constant Yield” means the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared, or, as applicable, the date on which a prepayment subject to a Yield Maintenance Premium pursuant to this Agreement is made, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the commencement of the Prepayment Period. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

“Trigger Level” means Closing Date NOI times 65%.

“Trigger Period” means any period from (i) the conclusion of any Test Period during which Net Operating Income is less than the Trigger Level, to (ii) the conclusion of the second of any two Test Periods ending in consecutive Fiscal Quarters thereafter during each of which Test Periods Net Operating Income is equal to or greater than the Trigger Level (and if the financial reports required under Sections 5.12, 5.13 and 5.14 are not delivered to Lender as and when required hereunder, a Trigger Period shall be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing).

“Undefeased Note” has the meaning set forth in Section 2.1(b).

“Unfunded Obligations” means the items described in Schedule D.

“Unfunded Obligations Account” has the meaning set forth in Section 3.8(a).

“Unfunded Obligations Amount” means $74,248,039.54.

“Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, possession, use, discharge, placement, treatment, disposal, disposition, removal, abatement, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

“Waste” means any material abuse or destructive use (whether by action or inaction) of any Property.

“Yield Maintenance Premium” means, with respect to any payment of principal on a Note or Note Component following an acceleration of the Loan, the product of:

(A) a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Note or Note Component before giving effect to such payment, times

(B) the amount by which (1) the sum of the respective present values, computed as of the date of prepayment, of the remaining scheduled payments of principal and interest with respect to the Note or Note Component through and including the first

Payment Date in the Prepayment Period, including the balloon payment on the scheduled Maturity Date as if such payment was made on the first Payment Date in the Prepayment Period (assuming no earlier prepayments or acceleration of the Loan), determined by discounting such payments to the date on which such prepayment is made at the Treasury Constant Yield, exceeds (2) the outstanding principal balance of the Note or Note Component on such date immediately prior to such prepayment;

provided that the Yield Maintenance Premium shall not be less than 2% of the amount prepaid. The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon all parties.

(b) Rules of Construction. Unless otherwise specified, (i) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement, (ii) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (iii) “including” means “including, but not limited to”, (iv) “mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument, (v) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement, (vi) unless otherwise indicated, all references to “this Section” shall refer to the Section of this Agreement in which such reference appears in its entirety and not to any particular clause or subsection or such Section, (vii) the use of the phrases “an Event of Default exists”, “during the continuance of an Event of Default” or similar phrases in the Loan Documents shall not be deemed to grant Borrower any right to cure an Event of Default (except as expressly provided herein), and each Event of Default shall continue unless and until the same is waived by Lender in writing in accordance with the requirements of the Loan Documents, and (viii) terms used herein and defined by cross-reference to another agreement or document shall have the meaning set forth in such other agreement or document as of the Closing Date, notwithstanding any subsequent amendment or restatement of or modification to such other agreement or document. Except as otherwise indicated, all accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as the same may be modified in this Agreement.

ARTICLE I

GENERAL TERMS

Section 1.1. The Loan.

(a) On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the “Loan”) in an amount equal to the Loan Amount. The Loan shall initially be represented by a single Note that shall bear interest as described in this Agreement at a per annum rate equal to the Interest Rate. Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

(b) The Loan shall be secured by the Collateral pursuant to the Mortgages and the other Loan Documents.

(c) Upon written notice from Lender to Borrower (a “Componentization Notice”), the Note will be deemed to have been subdivided into multiple components (“Note Components”); provided that any such subdivision following the Closing Date shall be at Lender’s sole cost and expense, except that Borrower shall pay its own legal expenses. Each Note Component shall have such notional balance and interest rate as Lender shall specify in the Componentization Notice, provided that the sum of the principal balances of all Note Components shall equal the then-current Principal Indebtedness, and the weighted average of the component interest rates, weighted on the basis of their respective principal balances, shall equal the Interest Rate. Borrower shall be treated as the obligor with respect to each of the Note Components and, subject to Section 8.7, acknowledges that each Note Component may be individually beneficially owned by a separate Person. In such event, one Lender shall serve as agent for all holders of the Note Components and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of the holders of the Note Components (subject, in each case, to (x) appointment of a Servicer, pursuant to Section 8.22, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be and (y) the rights of holders of the Note Components to approve or disapprove consents pursuant to one or more co-lender, intercreditor or similar agreements). The Note Components need not be represented by separate physical Notes, but if requested by Lender, each Note Component shall be represented by a separate physical Note, in which case the applicable Borrowers shall execute and return to Lender each such Note, in the same form as the Note executed and delivered on the Closing Date, promptly following Borrower’s receipt of an execution copy thereof. Voluntary and involuntary prepayments and Defeasances of principal on the Loan shall be applied to the Notes or Note Components in the manner specified by Lender in the Componentization Notice, which may increase the weighted average interest rate of the Notes or Note Components (with the result that the monthly interest payment owed by Borrower might increase).

Section 1.2. Interest and Principal.

(a) On each Payment Date, Borrower shall pay to Lender interest on each Note for the applicable Interest Accrual Period at the applicable Interest Rate (except that in each case, interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default).

Notwithstanding the foregoing, on the Closing Date, Borrower shall pay interest from and including the Closing Date through the end of the first Interest Accrual Period, in lieu of making such payment on the first Payment Date following the Closing Date (unless the Closing Date falls on a Payment Date, in which case, no interest will be collected on the Closing Date, and Borrower shall make the payment required pursuant to this Section commencing on the first Payment Date following the Closing Date).

(b) No prepayments of the Loan shall be permitted except for (i) prepayments resulting from Casualty or Condemnation as described in Section 5.16, and (ii) a prepayment of the Loan in whole (but not in part) during the Prepayment Period on not less than 10 days prior written notice; provided that any prepayment hereunder shall be accompanied by all interest accrued on the amount prepaid, plus if such prepayment is not made on a Payment Date, the amount of interest that would have accrued on the amount prepaid had the Loan remained outstanding through the end of the Interest Accrual Period in which such prepayment occurs, plus all other amounts then due under the Loan Documents. Borrower’s notice of prepayment shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded with 2 days’ writing notice to Lender (subject to payment of any actual and documented out-of-pocket costs and expenses resulting from such rescission). In addition, Defeasance shall be permitted after the expiration of the Lockout Period as described in Section 2.1. The entire outstanding principal balance of the Loan, together with interest through the end of the applicable Interest Accrual Period and all other amounts then due under the Loan Documents, shall be due and payable by Borrower to Lender on the Maturity Date. In connection with the application of Loss Proceeds towards the prepayment of the Principal Indebtedness pursuant to Section 5.16 following a Casualty or Condemnation, any such prepayment shall be applied to reduce the Allocated Loan Amount of the affected Property, and Borrower shall have the right, within 120 days after the application of the Loss Proceeds to the Principal Indebtedness, to obtain a release of the affected Property or Properties from the Lien of the Mortgage by making a partial prepayment of the Principal Indebtedness (without the payment of any Yield Maintenance Premium) in an amount equal to the Allocated Loan Amount of such Property or Properties less the amount of Loss Proceeds applied to the Principal Indebtedness; provided that after giving effect to the release of the affected Property or Properties, the Lender 80% Determination shall have been satisfied.

(c) If all or any portion of the Principal Indebtedness is paid to Lender following acceleration of the Loan prior to the Prepayment Period, Borrower shall pay to Lender an amount equal to the applicable Yield Maintenance Premium, provided, however, that no Yield Maintenance Premium shall be due and payable with respect to any prepayment of the Loan as a result of a Casualty or Condemnation, so long as no Event of Default is continuing. Amounts received in respect of the Indebtedness during the continuance of an Event of Default shall be applied toward interest, principal and other components of the Indebtedness (in such order as Lender shall determine) before any such amounts are applied toward payment of Yield Maintenance Premiums, if any, with the result that Yield Maintenance Premiums shall accrue as the Principal Indebtedness is repaid but no amount received from Borrower shall constitute payment of a Yield Maintenance Premium until the remainder of the Indebtedness shall have been paid in full. Borrower acknowledges that (i) a prepayment will cause damage to Lender; (ii) the Yield Maintenance Premium is intended to compensate Lender, in connection with any prepayment (other than as a result of Casualty or Condemnation) prior to the Prepayment Period, for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an acceleration or any other prepayment not permitted by the Loan Documents; and (iv) the Yield Maintenance Premium represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from such prepayment and is not a penalty.

(d) From and after the occurrence and during the continuance of an Event of Default, the Indebtedness shall bear interest at the applicable Default Rate and, in the case of all amounts not paid when due hereunder (after any applicable cure period, if any), Borrower shall pay to Lender a late fee in an amount equal to the lesser of five percent of such unpaid sum and the maximum amount permitted by applicable law, in order to defray a portion of the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment (except that no late fee shall be payable in respect of a late payment of the Principal Indebtedness on the Maturity Date, whether or not accelerated).

Section 1.3. Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes (including any deposit into the Cash Management Account pursuant to Section 3.2(b)) shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from Borrower (or from the Cash Management Account pursuant to Section 3.2(a)) is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Notes and Note Components, in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Property expenses.

Section 1.4. Taxes.

(a) Borrower shall indemnify Lender and hold Lender harmless from and against any present or future stamp, documentary or other similar or related taxes or other similar or related charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority by reason of the execution and delivery of the Loan Documents and any consents, waivers, amendments and enforcement of rights under the Loan Documents.

(b) Reasonably promptly following Borrower’s request, the initial Lender shall complete and deliver to Borrower a duly executed Form W-9 certifying that it is not subject to backup withholding. If Borrower is required by law to withhold or deduct any amount from any payment hereunder in respect of any Borrower Tax, Borrower shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to the Lender and each Person to whom there has been an Assignment or Participation of a Loan such additional amounts as are necessary in order that the net payment of any amount due hereunder, after deduction for or withholding in respect of any Borrower Tax imposed with respect to such payment, will not be less than the amount stated in this Agreement to be then due and payable; except that the foregoing obligation to pay such additional amounts shall not apply

(i) to any net income or franchise taxes imposed by the jurisdiction under the laws of which the Lender is organized, has its principal place of business or where its applicable lending office is located, (ii) with respect to any amount of U.S. Tax in effect and applicable to payments to the Lender on the date of this Agreement (or, for payments made under this Agreement to any Person to whom there has been an Assignment or Participation, with respect to any amount of U.S. Tax imposed by any law in effect and applicable to payments to such Person on the date of such Assignment or Participation), or (iii) to any amount of Borrower Taxes imposed solely by reason of the failure by an assignee to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such Borrower Taxes. If Borrower shall fail to pay any Borrower Taxes or other amounts that Borrower is required to pay pursuant to this Section, and Lender or any Person to whom there has been an Assignment or Participation of a Loan pays the same, Borrower shall reimburse Lender or such Person promptly following demand therefor in the currency in which such Borrower Taxes or other amounts are paid, whether or not such Borrower Taxes were correctly or legally asserted, together with interest thereon from and including the date of payment to but excluding the date of reimbursement at a rate per annum equal to the Default Rate.

(c) Within 30 days after paying any amount from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrower shall deliver to Lender satisfactory evidence of such deduction, withholding or payment (as the case may be).

Section 1.5. Release. Upon payment of the Indebtedness in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender, which, at Borrower’s election and at Borrower’s sole cost and expense: either (a) release and discharge all Liens on all Collateral securing payment of the Indebtedness (subject to Borrower’s obligation to pay any associated actual and documented fees and expenses), including all balances in the Collateral Accounts; or (b) assign such Liens (and the Loan Documents) to a new lender designated by Borrower. Any release or assignment provided by Lender pursuant to this Section shall be without recourse, representation or warranty of any kind.

ARTICLE II

DEFEASANCE AND ASSUMPTION

Section 2.1. Defeasance.

(a) On any date after the expiration of the Lockout Period subject to the notice requirement described in Section 2.1(d), Borrower may from time to time obtain the release of (x) all of the Properties from the Liens of the Loan Documents by Defeasing the entire Loan, or (y) one or more Permitted Release Parcels from the Liens of the Loan Documents by satisfying the conditions set forth in Section 2.2, and Defeasing a portion of the Loan that is not less than the sum of the Release Prices of the Permitted Release Parcels so released, provided that all sums then due to Lender under the Loan Documents are paid and the following are delivered to Lender:

(i) Defeasance Collateral sufficient to provide payments on or prior to, and in any event as close as possible to, all successive Payment Dates in an amount sufficient (x) to pay the interest and principal due on such Payment Dates in respect of a portion of the Loan equal to the amount Defeased and (y) to repay the outstanding principal balance of such portion of the Loan on the first Payment Date in the Prepayment Period or such other Payment Date in the Prepayment Period as Borrower shall elect;

(ii) written confirmation from an independent certified public accounting firm reasonably satisfactory to Lender that such Defeasance Collateral is sufficient to provide the payments described in clause (i) above;

(iii) a security agreement, in form and substance reasonably satisfactory to Lender, creating in favor of Lender a first priority perfected security interest in such Defeasance Collateral (a “Defeasance Pledge Agreement”);

(iv) an opinion of counsel for Borrower, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining that (1) the Defeasance Pledge Agreement has been duly authorized and is enforceable against Borrower in accordance with its terms and that Lender has a perfected first priority security interest in such Defeasance Collateral; (2) if the Loan has been Securitized, the Defeasance (including the assumption pursuant to Section 2.1(c)) does not cause a tax to be imposed on the Securitization Vehicle or, if the Securitization Vehicle is a REMIC, does not cause any portion of the Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, and (3) the Defeasance (in the case of a partial Defeasance, with respect to both the Defeased Note and the Undefeased Note) does not constitute a “significant modification” of the Loan under Section 1001 of the Code;

(v) if all or any portion of the Loan has been Securitized, the Rating Condition with respect to such Defeasance shall have been satisfied or deemed satisfied pursuant to the definition of “Rating Condition”;

(vi) instruments reasonably satisfactory to Lender releasing and discharging or assigning to a third party Lender’s Liens on the Collateral so released (other than the Defeasance Collateral);

(vii) such other customary certificates, opinions, documents or instruments as Lender and the Rating Agencies may reasonably request; and

(viii) reimbursement for all actual and documented reasonable costs and expenses incurred in connection with this Section 2.1 (including Rating Agency and Servicer fees and expenses, reasonable fees and expenses of legal counsel and accountants and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection herewith).

Lender shall reasonably cooperate with Borrower to avoid the incurrence of mortgage recording taxes in connection with a Defeasance, at Borrower’s sole cost and expense.

(b) If the Loan is not Defeased in full, Borrower shall execute and deliver all documents necessary to amend and restate the Note with two substitute Notes: one note having a principal balance equal to the Defeased portion of the original Note (the “Defeased Note”) and one note having a principal balance equal to the undefeased portion of the original Note (the “Undefeased Note”). If acceptable to any facilitator of the Defeasance, Lender shall have the right to cross-default the Defeased Note with the Undefeased Note such that a default with respect to the Undefeased Note shall constitute a default under the Defeased Note; provided, however no other cross-default of the Defeased Note and the Undefeased Note shall be permitted. The Undefeased Notes may be the subject of a further Defeasance in accordance with the terms of this Section 2.1 (the term “Note”, as used in this Section 2.1, being deemed to refer to the Undefeased Note that is the subject of further Defeasance).

(c) At the time of the Defeasance, the Defeased Note shall be assumed by a bankruptcy-remote entity established or designated by the initial Lender hereunder or its designee, to which Borrower shall transfer all of the Defeasance Collateral (a “Defeasance Borrower”). If the Loan is Defeased in part or in full, the right of the initial Lender hereunder or its designee to establish or designate a Defeasance Borrower shall be retained by the initial Lender notwithstanding the sale or transfer of the Loan unless such obligation is specifically assigned to and assumed by the transferee. Such Defeasance Borrower shall execute and deliver to Lender an assumption agreement in form and substance reasonably satisfactory to Lender, such Uniform Commercial Code financing statements as may be reasonably requested by Lender and legal opinions of counsel reasonably acceptable to Lender that are substantially equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions reasonably satisfactory to Lender and satisfactory to the Rating Agencies; and Borrower and the Defeasance Borrower shall deliver such other documents, certificates and legal opinions as Lender shall reasonably request.

(d) Borrower must give Lender and each Rating Agency at least 30 days’ (and not more than 60 days’) prior written notice of any Defeasance under this Section, specifying the date on which the Defeasance is to occur. If such Defeasance is not made on such date (x) Borrower’s notice of Defeasance will be deemed rescinded, and (y) Borrower shall on such date pay to Lender all reasonable losses, actual and documented costs and expenses suffered by Lender as a consequence of such rescission.

(e) Upon satisfaction of the requirements contained in this Section 2.1, Lender will execute and deliver to Borrower such instruments, prepared by Borrower and approved by Lender, as shall be necessary to release the applicable Property or Properties from the Liens of the Loan Documents or to assign the applicable portion of such Liens and the Defeased portions of the Note to a third party to the extent necessary to avoid the incurrence of mortgage recording taxes. Thereafter “Borrower,” as defined herein, shall exclude the Borrower that owned the Permitted Release Parcel that was theretofore released.

Section 2.2. Property Releases.

(a) On or after the Lockout Period, provided no Event of Default (other than an Event of Default that would be cured by the release of the applicable Permitted Release Parcel), is then continuing and all amounts then due and owing to Lender have been paid in full, Borrower shall have the right, at its option, on not less than 30 days’ prior written notice to Lender, to obtain the release of one or more of the Permitted Release Parcels from the Liens of the Loan Documents, provided that the following conditions shall have been satisfied:

(i) such release shall be in connection with in connection with an arms’-length sale of one or more Permitted Release Parcels to a Person that is not an affiliate of Borrower;

(ii) Borrower shall Defease the Loan, in accordance with Section 2.1, in an amount equal to the Release Price applicable to such Permitted Release Parcels;

(iii) DSCR for the Test Period then most recently ended, recalculated to include only income and expense attributable to the Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount Defeased, shall be no less than the DSCR Threshold; and provided further;

(iv) after giving effect to the release of the Property or Properties, the Lender 80% Determination shall have been satisfied;

(v) if the Loan has been Securitized, Borrower shall deliver to Lender an opinion of counsel in form and substance which would be acceptable to a prudent lender of securitized commercial mortgage loans acting reasonably, stating, among other things, that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a REMIC as a result of such release and will not be subject to tax on any “prohibited transactions” or “prohibited contributions” as a result of such release;

(vi) Borrower shall reimburse Lender for any actual out-of-pocket costs and expenses incurred by Lender in connection with this Section 2.2 (including the reasonable fees and expenses of legal counsel and the reasonable out-of-pocket expenses of the Servicer);

(vii) a Form T-38 endorsement to the Title Insurance Policies addressing the release of the Properties;

(viii) if reasonably requested by Lender, an updated survey of the Property that does not include the Permitted Release Parcel;

(ix) reasonably satisfactory evidence that (1) such Permitted Release Parcel has been legally subdivided from the remainder of the Properties or otherwise constitutes a separate legal parcel in compliance with Legal Requirements; (2) after giving effect to such release, each of the Permitted Release Parcel and the balance of the Properties conforms to and is in compliance in all material respects with applicable Legal Requirements; (3) after giving effect to such release, each of the Permitted Release Parcel and the balance of the Properties constitute separate tax lots; and (4) the Permitted Release Parcel is not necessary for the Property to comply with any zoning, building, land use or parking or other Legal Requirements applicable to the Property or for the then current use of the Property, including without limitation for access, driveways, parking, utilities or drainage or, to the extent that such Permitted Release Parcel is necessary for any such purpose, a reciprocal easement agreement or other agreement reasonably acceptable to Lender has been executed and recorded or any reciprocal easement agreement in place at Closing has been amended and recorded, in each case, that would allow the owners of the Properties to continue to use the Permitted Release Parcel to the extent necessary for such purpose, in which case Lender shall, at Borrower’s sole cost and expense, reasonably cooperate by executing customarily required mortgage consents, reasonably acceptable to Lender;

(x) reasonably satisfactory evidence that Borrower has complied with any requirements applicable to the release in the Leases, reciprocal easement agreements, operating agreements, parking agreements or other similar agreements affecting the Property and such release shall not violate any of the provisions of any such documents in any respect that would result in a termination (or give any other party thereto the right to terminate), extinguishment or other loss of material rights of Borrower or in a material increase in Borrower’s obligations under such documents;

(b) Upon satisfaction of the requirements set forth in this Section 2.2, Lender will execute and deliver to Borrower such instruments, prepared by Borrower and reasonably approved by Lender, as shall be necessary to release the applicable Property from the Liens of the Loan Documents, and to release the applicable Borrower from all further liabilities and obligations under the Loan Documents (other than those expressly provided to survive repayment). Thereafter the “Borrower” hereunder shall exclude the Borrower that owned the released Permitted Release Parcel so long as such Borrower does not own any other Property that is subject to the Liens of the Loan. Any rents or other income from the released Permitted Release Parcel that is thereafter inadvertently paid or deposited into the Lockbox Account or the Cash Management Account shall be promptly released to the applicable Borrower.

Section 2.3. Assumption. From and after the first anniversary of the Closing Date, the initial Borrower shall have the right to contemporaneously Transfer all of the Collateral to a Successor Borrower that will assume all of the obligations of Borrower hereunder and under the other Loan Documents (an “Assumption”), provided no Event of Default or monetary Default is then continuing or would result therefrom and the following conditions are met to the reasonable satisfaction of Lender:

(i) such Successor Borrower shall have executed and delivered to Lender an assumption agreement (including an assumption of the applicable Mortgage in recordable form, if requested by Lender), in form and substance reasonably acceptable to Lender, evidencing its agreement to abide and be bound by the terms of the Loan Documents and containing representations substantially equivalent to those contained in Article IV (recast, as necessary, such that representations that specifically relate to Closing Date are remade as of the date of such Assumption), and such other representations (and evidence of the accuracy of such representations) as Lender shall reasonably request;

(ii) such Uniform Commercial Code financing statements as may be reasonably requested by Lender shall be filed;

(iii) a Replacement Guarantor assumes all obligations, liabilities, guarantees and indemnities of Sponsor and any other guarantor under the Loan Documents pursuant to documentation satisfactory to Lender first arising from and after the date of such assumption (and upon such assumption by such Person, Sponsor and any other such guarantor shall be released on a forward-looking basis from such obligations, liabilities, guarantees and indemnities);

(iv) such Successor Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender that are equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions that are reasonably satisfactory to Lender and satisfactory to each of the Rating Agencies; and Borrower and the Successor Borrower shall have delivered such other documents, certificates and legal opinions, including relating to REMIC or grantor trust matters, as applicable, Lender shall reasonably request;

(v) such Successor Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Successor Borrower and the due authorization of the Successor Borrower to assume the Loan and to execute and deliver the documents described in this Section, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Successor Borrower, together with all amendments thereto, and certificates of good standing or existence for the Successor Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;

(vi) the Form T-38 endorsement to the Title Insurance Policies addressing the Transfer of the Properties to the Successor Borrower;

(vii) the Rating Condition shall have been satisfied with respect to the legal structure of the Successor Borrower, the documentation of the Assumption and the related legal opinions; and

(viii) concurrently with the assumption, Borrower shall have paid to Lender a nonrefundable assumption fee in an amount equal to 0.25% of the Principal Indebtedness, and Borrower shall have reimbursed Lender for its reasonable actual and documented out-of-pocket costs and expenses incurred in connection with such Assumption.

Section 2.4. Transfers of Equity Interests in Borrower.

(a) No direct or indirect equity interests in Borrower shall be conveyed or otherwise transferred to any Person, unless the following conditions are satisfied:

(i) with respect to any transferee that, as a result of such transfer, will hold more than a 5% direct or indirect interest in, or control, Borrower, Lender’s standard “know-your-customer” requirements shall have been satisfied (provided, that (x) from and after the date on which the initial Lender does not own any interest in the Loan, the foregoing 5% threshold shall be 10%, (y) transfers of stock on a nationally recognized public exchange shall not be subject to any “know-your-customer” requirements and (z) no such “know-your-customer” requirements shall apply to any Person who has previously satisfied Lender’s “know-your-customer” requirements in connection with the Loan;

(ii) no Prohibited Change of Control, Prohibited Equity Pledge or Prohibited Preferred Equity shall occur or exist as a result thereof;

(iii) other than as provided in clause subsection (b) below, if any such conveyance or transfer results in Borrower ceasing to be Controlled by Sponsor and in connection with each subsequent conveyance or transfer that again changes the identity of the Qualified Equityholder that Controls Borrower, then each of the following conditions shall be satisfied: (1) no Event of Default or monetary Default shall be continuing, (2) Borrower shall have paid to Lender a transfer fee in an amount equal to 0.25% of the Principal Indebtedness at the time of such conveyance or transfer, and (3) a Person satisfactory to Lender in its sole discretion shall have assumed all obligations, liabilities, guarantees and indemnities of Sponsor and any other guarantor under the Loan Documents pursuant to documentation satisfactory to Lender (and upon such assumption by such Person, Sponsor and any other such guarantor shall be released on a forward-looking basis from such obligations, liabilities, guarantees and indemnities);

(iv) if such conveyance or transfer results in any Person acquiring more than 49% of the direct or indirect equity interest in any Required SPE (even if not constituting a Prohibited Change of Control), where prior to such conveyance or transfer such Person did not own more than 49% of the direct or indirect equity interest in any Required SPE Borrower shall have delivered to Lender with respect to such Person a new non-consolidation opinion that in Lender’s reasonable judgment satisfies the then-current criteria of the Rating Agencies (and, to the extent that the criteria of the Rating Agencies has not changed in any material respect since the Closing Date, Lender’s approval of any such non-consolidation opinion that is in substantially the form of the Nonconsolidation Opinion shall not be unreasonably withheld, delayed or conditioned);

(v) Borrower shall have paid the costs and expenses (if any) of the Rating Agencies and the actual and documented costs and expenses of Servicers and reimbursed Lender for its reasonable actual and documented out-of-pocket costs and expenses incurred in connection with any such conveyance or transfer; and

(vi) Lender shall have received 10 days’ advance written notice of any conveyance or transfer requiring compliance with Section 2.3(a)(i) or for which a new non-consolidation opinion is required under clause (iv) above.

(b) Notwithstanding anything herein to the contrary, the transfer by each of Sponsor, TIAA and/or CPP of their direct or indirect interests in Borrower shall be permitted without Lender’s consent, provided that (i) such transfer does not result in a Prohibited Change of Control, (ii) if any conveyance or transfer by Sponsor, TIAA or CPP of their interests in Borrower results in Borrower ceasing to be Controlled by a Sponsor and/or TIAA and/or CPP, then Borrower shall have paid to Lender a transfer fee in an amount equal to 0.25% of the Principal Indebtedness as a condition to such conveyance or transfer (but, for the avoidance of doubt, so long as Borrower continues to be Controlled by Sponsor and/or TIAA and/or CPP, then no transfer fee shall be payable) and (iii) if after giving effect to any such transfer, any of Sponsor, TIAA or CPP would individually own less than 10% of the direct or indirect equity interests in Borrower, where prior to such transfer such Person owned 10% or more of the direct or indirect equity interests in Borrower, then Lender shall have received written notice of such transfer within 10 Business Days following such transfer. In addition, notwithstanding anything herein to the contrary, issuances and transfers of interests in Sponsor, TIAA, CPP, Parkway and Parkway Properties shall be permitted without the consent of Lender and without prior notice to Lender, so long as, after giving effect to any such issuance or transfer, Borrower is Controlled by one or more Qualified Equityholders. No fee shall be payable in connection with any issuance or transfer described in the immediately preceding sentence, so long as after giving effect thereto, Borrower is Controlled by Parkway, Sponsor, TIAA and/or CPP or a Qualified Equityholder(s) as to which a fee has previously been paid. Notwithstanding anything herein to the contrary, Lender hereby consents without any further action to the one-time transfer of interests in Borrower held by CPP from CPPIB US RE-A, Inc. to CPP Investment Board Real Estate Holdings, Inc. and to the one-time transfer of those same interests from CPP Investment Board Real Estate Holdings, Inc. to Canada Pension Plan Investment Board; provided, that, at the time of any such transfer, CPPIB US RE-A, Inc. and CPP Investment Board Real Estate Holdings, Inc. are wholly-owned, directly or indirectly, by Canada Pension Plan Investment Board. Notwithstanding anything to the contrary contained herein, TIAA and Silverpeak shall be permitted to jointly possess, directly or indirectly, the power to direct or cause the direction of the management and policies of Borrower, whether through the ability to exercise voting power, by contract or otherwise (and in such case, for purposes of this Agreement, TIAA shall be deemed to directly or indirectly, possess the power to direct or cause the direction of the management and policies of Borrower, whether through the ability to exercise voting power, by contract or otherwise).

(c) If any conveyance or transfer of interests in Borrower by Sponsor to TIAA or CPP results in Sponsor no longer owning a direct or indirect equity interest in Borrower, and a Replacement Guarantor assumes all obligations, liabilities, guarantees and indemnities of Sponsor under the Loan Documents first arising from and after the date of such assumption pursuant to documentation satisfactory to Lender (provided that a replacement guaranty in the form of the Guaranty and a replacement environmental indemnity in the form of the Environmental Indemnity shall be deemed satisfactory to Lender), then upon such assumption by such Replacement Guarantor, Sponsor shall be released on from all obligations, liabilities, guarantees and indemnities first arising from and after the date of such assumption by a Replacement Guarantor.

ARTICLE III

ACCOUNTS

Section 3.1. Cash Management Account.

(a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Lockbox Bank one or more lockbox accounts into which income from the Properties will be deposited (the “Lockbox Account”). As a condition precedent to the closing of the Loan, Borrower shall cause the Lockbox Bank to execute and deliver an agreement (as modified or replaced in accordance herewith, a “Lockbox Account Agreement”) which provides, inter alia, that Borrower shall have no access to funds in the Lockbox Account(s) and that at the end of each Business Day the Lockbox Bank will remit all amounts contained therein directly into an account specified by Lender. Lender shall specify Lender’s cash management account (the “Cash Management Account”) for such remittance by the Lockbox Bank.

(b) Within fifteen days following the Closing Date, Borrower shall deliver to each Tenant in the Property a written notice (a “Tenant Notice”) in the form of Schedule J instructing that (i) all payments under the Leases shall thereafter be remitted by them directly to, and deposited directly into, the Lockbox Account, and (ii) such instruction may not be rescinded unless and until such Tenant receives from Borrower or Lender a copy of Lender’s written consent to such rescission. Borrower shall send a copy of each such written notice to Lender and shall redeliver such notices to each Tenant until such time as such Tenant complies therewith. Borrower shall cause all cash Revenues relating to the Property and all other money received by Borrower or the Approved Property Manager with respect to the Property (other than tenant security deposits), including all amounts received in respect of operation of the Central Plant, to be deposited in the Lockbox Account or the Cash Management Account by the end of the first Business Day following Borrower’s or the Approved Property Manager’s receipt thereof. In addition, within fifteen days following the Closing Date, Borrower shall deliver to each customer receiving services from the Central Plant a written notice instructing that (i) all payments in respect of the services provided by the Central Plant shall thereafter be remitted by them directly to, and deposited directly into, the Lockbox Account, and (ii) such instruction may not be rescinded unless and until such customer receives from Borrower or Lender a copy of Lender’s written consent to such rescission.

(c) Lender shall have the right at any time and from time to time in its sole discretion to change the Eligible Institution at which any one or more of the Collateral Accounts (other than the Lockbox Account) is maintained (and in the case of any such change in respect of the Cash Management Account, Lender shall deliver not less than five Business Days’ prior written notice to Borrower and the Lockbox Bank). In addition, during the continuance of an Event of Default, or if the Lockbox Bank fails to comply with the Lockbox Account Agreement or ceases to be an Eligible Institution, Lender shall have the right at any time, upon not less than

30 days’ prior written notice to Borrower, to replace the Lockbox Bank with any Eligible Institution at which Eligible Accounts may be maintained that will promptly execute and deliver to Lender a Lockbox Account Agreement satisfactory to Lender.

(d) Borrower shall maintain at all times an Operating Account into which amounts may be deposited from time to time pursuant to Section 3.2(a). Borrower shall not permit any amounts unrelated to the Property to be commingled with amounts on deposit in the Operating Account and shall cause all amounts payable with respect to Operating Expenses for the Property to be paid from the Operating Account or the Cash Management Account (to the extent required or permitted hereunder) and no other account. Borrower shall deliver to Lender each month the monthly bank statement related to such Operating Account. So long as no Event of Default is continuing, Borrower shall be permitted to withdraw amounts from the Operating Account for the purpose of paying bona fide Property expenses incurred in accordance with this Agreement; and provided no Event of Default or Trigger Period is continuing, Borrower shall be permitted to make equity distributions from amounts remaining therein after Property expenses that are then due and payable have been paid. During the continuance of an Event of Default, all amounts contained in the Operating Account shall be remitted to the Cash Management Account.

Section 3.2. Distributions from Cash Management Account.

(a) Lender shall transfer from the Cash Management Account to the Operating Account, at the end of each Business Day (or, at Borrower’s election, on a less frequent basis), the amount, if any, by which amounts then contained in the Cash Management Account exceed the aggregate amount required to be paid to or reserved with Lender on the next Payment Date pursuant hereto; provided, however, that Lender shall terminate such remittances during the continuance of an Event of Default or Trigger Period. On each Payment Date, provided no Event of Default is continuing (and, if and to the extent Lender so elects in its sole discretion, during the continuance of an Event of Default until the Loan has been accelerated), Lender shall transfer amounts from the Cash Management Account, to the extent available therein, to make the following payments in the following order of priority:

(i) to the Basic Carrying Costs Escrow Account, the amounts then required to be deposited therein pursuant to Section 3.4;

(ii) to Lender, the amount of all scheduled or delinquent interest and principal on the Loan and all other amounts then due and payable under the Loan Documents (with any amounts in respect of principal paid last);

(iii) during the continuance of a Trigger Period, to the Operating Account, an amount equal to the Budgeted Operating Expenses for the month following the month in which such Payment Date occurs, provided that the amounts disbursed to such account pursuant to this clause (iii) shall be used by Borrower solely to pay Budgeted Operating Expenses for such month (Borrower agreeing that, in the event that such Budgeted Operating Expenses exceed the actual operating expenses for such month, such excess amounts shall be remitted by Borrower to the Cash Management Account prior to the next succeeding Payment Date) and provided further that no amounts will be disbursed to Borrower in respect of the fees of the Approved Property Manager to the extent such fees exceed the Maximum Management Fee;

(iv) during the continuance of a Low NOI Period or Trigger Period, to the Capital Expenditure Reserve Account, the amount, if any, required to be deposited therein pursuant to Section 3.6;

(v) during the continuance of a Low NOI Period or Trigger Period, to the TI/LC Reserve Account, the amount, if any, required to be deposited therein pursuant to Section 3.5;

(vi) during the continuance of a Trigger Period or Event of Default, all remaining amounts to the Excess Cash Flow Reserve Account; and

(vii) if no Trigger Period or Event of Default is continuing, all remaining amounts to the Operating Account.

(b) If on any Payment Date the amount in the Cash Management Account is insufficient to make all of the transfers described above (other than remittance of excess cash to the Excess Cash Flow Reserve Account or the Operating Account), then Borrower shall remit to the Cash Management Account on such Payment Date the amount of such deficiency. If Borrower fails to remit such amount to the Cash Management Account, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.10(c).

Section 3.3. Loss Proceeds Account.

(a) Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of depositing any Loss Proceeds (the “Loss Proceeds Account”).

(b) Provided no Event of Default is continuing, funds in the Loss Proceeds Account shall be applied in accordance with Section 5.16.

Section 3.4. Basic Carrying Costs Escrow Account.

(a) Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts payable by Borrower in respect of Taxes and insurance premiums (the “Basic Carrying Costs Escrow Account”).

(b) On the Closing Date, Borrower shall remit to Lender, for deposit into the Basic Carrying Costs Escrow Account, an amount equal to the sum of (i) subject to Section 3.4(f), an amount sufficient to pay all Taxes by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual Taxes, plus (ii) subject to Section 3.4(g), an amount sufficient to pay all insurance premiums by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual insurance premiums.

(c) Subject to Section 3.4(f) and Section 3.4(g), on each subsequent Payment Date, Borrower shall remit to Lender, for deposit into the Basic Carrying Costs Escrow Account, an amount equal to the sum of:

(A) 1/12 of the Taxes that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months, plus

(B) 1/12 of the insurance premiums that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months;

provided, however, that if at any time Lender reasonably determines that the amount in the Basic Carrying Costs Escrow Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions of this Agreement) the full amount of all installments of Taxes and insurance premiums by the date on which such amounts come due, then Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to the Basic Carrying Costs Escrow Account by the amount that Lender reasonably estimates is sufficient to achieve such accumulation.

(d) Borrower shall provide Lender with copies of all tax and insurance bills relating to each Property promptly after Borrower’s receipt thereof. Lender will apply amounts in the Basic Carrying Costs Escrow Account toward the purposes for which such amounts are deposited therein. In connection with the making of any payment from the Basic Carrying Costs Escrow Account, Lender may cause such payment to be made according to any bill, statement or estimate provided by Borrower or procured from the appropriate public office or insurance carrier, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written advance notice by Borrower of such inaccuracy, invalidity or other contest.

(e) If Lender so elects during a Trigger Period or during the continuance of an Event of Default, Borrower shall provide, at Borrower’s expense, a tax service contract for the term of the Loan issued by a tax reporting agency reasonably acceptable to Lender. If Lender does not so elect, Borrower shall reimburse Lender for the cost of making annual tax searches throughout the term of the Loan.

(f) Notwithstanding the terms and provisions of this Section, Borrower shall not be required to reserve any amounts for payment of Taxes as otherwise required by this Section for so long as (i) Borrower shall have provided Lender with reasonably acceptable evidence that Taxes are being paid as and when due and otherwise prior to delinquency, and (ii) no Trigger Period or Event of Default is then continuing. During the continuance of a Trigger Period or Event of Default or at any time that Borrower shall have failed to deliver to Lender the evidence required by the immediately preceding sentence, amounts in respect of Taxes shall be reserved in accordance with this Section.

(g) Notwithstanding the terms and provisions of this Section, Borrower shall not be required to reserve any amounts for payment of insurance premiums as otherwise required by this Section for so long as (i) Borrower shall have provided Lender with reasonably satisfactory evidence that insurance satisfying the requirements set forth in Section 5.15 has been obtained under a blanket policy of insurance and thereafter provides Lender with evidence of the payment of premiums in respect thereof at least 10 days prior to the date on which such payment would become delinquent, (ii) Borrower shall have provided evidence of renewal of such policy at least 30 days prior to the date of termination of such policy, and (iii) no Trigger Period or Event of Default is continuing. During the continuance of a Trigger Period or an Event of Default or at any time that Borrower shall have failed to deliver to Lender the evidence required by the immediately preceding sentence, amounts in respect of insurance premiums shall be reserved in accordance with this Section.

Section 3.5. TI/LC Reserve Account.

(a) Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts in respect of Tenant Improvements and Leasing Commissions (the “TI/LC Reserve Account”).

(b) On each Payment Date during a Low NOI Period or Trigger Period, Borrower shall remit to Lender, for deposit into the TI/LC Reserve Account, an amount equal to the Monthly TI/LC Amount.

(c) Within 10 Business Days following Borrower’s delivery of a written request to Lender (but not more often than once per calendar month) and satisfaction of the conditions set forth in this Section 3.5(c), provided that no Event of Default is then continuing, Lender shall cause disbursements to Borrower from the TI/LC Reserve Account to reimburse Borrower for Leasing Commissions and Tenant Improvement costs incurred by Borrower in connection with a new Lease (or Lease extension, amendment or modification) entered into in accordance herewith, provided that:

(i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

(ii) Borrower shall deliver to Lender an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that all conditions precedent to such disbursement required by the Loan Documents have been satisfied; and

(iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate and (2) with respect to disbursements for Tenant Improvements relating to any single Tenant or any single Lease in excess of $750,000 in the aggregate (whether disbursed in a lump sum or multiple installments), (x) a reasonably satisfactory site inspection, and (y) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.

(d) Whenever a Lease is terminated in whole or in part, whether by buy-out, cancellation, default, rejection, contraction or otherwise, or the Tenant thereunder defaults, and in any such case Borrower receives or is permitted to retain any payment, fee, damages, forfeited security deposit, or proceeds of any bond or letter credit given as security (collectively, “Termination Proceeds”), Borrower shall promptly remit such Termination Proceeds that are in excess of $1,000,000 to Lender for deposit into the TI/LC Reserve Account. Provided no Event of Default is continuing, (i) Lender shall disburse such Termination Proceeds or portion thereof to Borrower at the written request of Borrower in respect of Leasing Commissions and Tenant Improvement costs incurred by Borrower in connection with a replacement Lease entered into in accordance with the terms of this Agreement in respect of the all or a portion of space covered by such terminated Lease, subject to satisfaction of the requirements specified in clause (c) above, and (ii) unless a Trigger Period is continuing (or if a Trigger Period is then continuing, following the termination of the Trigger Period) the remainder of such Termination Proceeds or portion thereof, if any, less any reserves referred to at the conclusion of this sentence, shall be remitted to the Cash Management Account after at least 80% of the space covered by such terminated Lease has been relet, the replacement Tenant is in occupancy and has commenced paying rent under the replacement Lease and all Leasing Commissions and Tenant Improvement costs relating to such space have been paid or reserved for in the TI/LC Reserve Account.

(e) Provided that no Event of Default is then continuing, Lender shall release to the Cash Management Account all amounts then contained in the TI/LC Reserve Account (other than Termination Proceeds) on the first Payment Date after Borrower delivers to Lender evidence reasonably satisfactory to Lender establishing that no Low NOI Period or Trigger Period is then continuing (or if then continuing, promptly following the termination of the Low NOI Period or Trigger Period). Such a release shall not preclude the subsequent commencement of a Low NOI Period and the deposit of amounts into the TI/LC Reserve Account as set forth in Section 3.2(a).

Section 3.6. Capital Expenditure Reserve Account.

(a) Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts in respect of Capital Expenditures (the “Capital Expenditure Reserve Account”).

(b) On each Payment Date during a Low NOI Period or Trigger Period, Borrower shall remit to Lender, for deposit into the Capital Expenditure Reserve Account, an amount equal to the Monthly Capital Expenditure Amount.

(c) Within 10 Business Days following Borrower’s delivery of a written request to Lender (but not more often than once per calendar month) and satisfaction of the conditions set forth in this Section 3.6(c), provided that no Event of Default is then continuing, Lender shall cause disbursements to Borrower from the Capital Expenditure Reserve Account to reimburse Borrower for Capital Expenditures that are consistent with the Approved Annual Budget; provided that:

(i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

(ii) Borrower shall deliver to Lender an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that all conditions precedent to such disbursement required by the Loan Documents have been satisfied; and

(iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate and (2) with respect to disbursements for Capital Expenditures relating to any single capital improvement costing in excess of $750,000 in the aggregate (whether disbursed in a lump sum or multiple installments), (x) a reasonably satisfactory site inspection, and (y) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.

(d) Provided that no Event of Default is then continuing, Lender shall release to the Cash Management Account all amounts then contained in the Capital Expenditure Reserve Account on the first Payment Date after Borrower delivers to Lender evidence reasonably satisfactory to Lender establishing that no Low NOI Period or Trigger Period is then continuing (or if then continuing, promptly following the termination of the Low NOI Period or Trigger Period). Such a release shall not preclude the subsequent commencement of a Low NOI Period and the deposit of amounts into the Capital Expenditure Reserve Account as set forth in Section 3.2(a).

Section 3.7. Deferred Maintenance and Environmental Escrow Account.

(a) If the Deferred Maintenance Amount is greater than zero, Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts anticipated to be required to correct Deferred Maintenance Conditions (the “Deferred Maintenance and Environmental Escrow Account”).

(b) On the Closing Date, Borrower shall remit to Lender, for deposit into the Deferred Maintenance and Environmental Escrow Account, an amount equal to the Deferred Maintenance Amount.

(c) Within 10 Business Days following Borrower’s delivery of a written request to Lender (but not more often than once per calendar month) and satisfaction of the conditions set forth in this Section 3.7(c), provided that no Event of Default is then continuing, Lender shall cause disbursements to Borrower from the Deferred Maintenance and Environmental Escrow Account to reimburse Borrower for reasonable costs and expenses incurred in order to correct Deferred Maintenance Conditions, provided that

(i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

(ii) Borrower shall deliver to Lender an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that all conditions precedent to such disbursement required by the Loan Documents have been satisfied; and

(iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate and (2) with respect to disbursements for any single Deferred Maintenance Condition costing in excess of $750,000 in the aggregate to remediate (whether disbursed in a lump sum or multiple installments), (x) reasonably satisfactory site inspections, and (y) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.

(d) Upon the correcting of all Deferred Maintenance Conditions and payment of all costs and expenses in respect thereof, provided no Event of Default or Trigger Period is then continuing, any amounts then remaining in the Deferred Maintenance and Environmental Escrow Account shall promptly be remitted to Borrower and the Deferred Maintenance and Environmental Escrow Account will no longer be maintained (or, if a Trigger Period is then continuing, promptly following termination of the Trigger Period).

Section 3.8. Unfunded Obligations Account.

(a) If the Unfunded Obligations Amount is greater than zero, Lender shall maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving for Unfunded Obligations required to be funded by Borrower (the “Unfunded Obligations Account”).

(b) On the Closing Date, Borrower shall remit to Lender, for deposit into the Unfunded Obligations Account, an amount equal to the Unfunded Obligations Amount.

(c) Borrower shall perform its obligations in respect of the Unfunded Obligations when and as due under the respective Leases or other applicable agreements. Except with respect to Unfunded Obligations consisting of free rent, within 10 Business Days following Borrower’s delivery of a written request to Lender (but not more often than once per calendar month) and satisfaction of the conditions set forth in this Section 3.8(c), provided that no Event of Default is then continuing, Lender shall cause disbursements to Borrower from the Unfunded Obligations Account to reimburse Borrower for reasonable costs and expenses incurred in the performance of Unfunded Obligations, provided that

(i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

(ii) Borrower shall deliver to Lender an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that all conditions precedent to such disbursement required by the Loan Documents have been satisfied; and

(iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate and (2) with respect to disbursements for any single Unfunded Obligation costing in excess of the $500,000 in the aggregate (whether disbursed in a lump sum or multiple installments), (x) reasonably satisfactory site inspections and (y) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.

(d) Except for Unfunded Obligations consisting of free rent, upon payment or performance, as applicable, of the Unfunded Obligations identified on any line on Schedule D, and provided no Event of Default is then continuing, the remainder of the portion of the Unfunded Obligations Account held for such line item (as shown adjacent to such line item on Schedule D) shall promptly be remitted to Borrower. Any amounts in respect of free rent as set forth on Schedule D shall be remitted to the Cash Management Account on the Payment Date in the month in which rent would have been payable under the applicable Lease, but for the existence of a free rent period, without the requirement of any further action by or on behalf of Borrower. Upon the payment or performance in full of all Unfunded Obligations or receipt by Lender of satisfactory evidence that such Unfunded Obligations no longer exist, provided no Event of Default or Trigger Period is then continuing, any amounts then remaining in the Unfunded Obligations Account shall promptly be remitted to Borrower and the Unfunded Obligations Account will no longer be maintained (or, if a Trigger Period is then continuing, promptly following termination of the Trigger Period).

Section 3.9. Excess Cash Flow Reserve Account.

(a) Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the deposit of amounts required to be deposited therein in accordance with Section 3.2(a) (the “Excess Cash Flow Reserve Account”).

(b) Upon the request of Borrower at any time that no Event of Default is continuing (but not more than once per calendar month), Lender shall cause disbursements to Borrower from the Excess Cash Flow Reserve Account to reimburse Borrower for costs in respect of Tenant Improvements and Leasing Commissions in respect of Leases entered into in accordance with this Agreement (but only to the extent that as of such date there is not sufficient funds in the TI/LC Reserve Accounts to cover such payments), subject to Borrower’s satisfaction of the requirements set forth in Section 3.5(c), as if such disbursement were from the TI/LC Reserve Account.

(c) Provided that no Event of Default is then continuing, Lender shall release to the Cash Management Account all amounts then contained in the Excess Cash Flow Reserve Account on the first Payment Date after the applicable Trigger Period is no longer in effect. Such a release shall not preclude the subsequent commencement of a Trigger Period and the deposit of amounts into the Excess Cash Flow Reserve Account as set forth in Section 3.2(a).

Section 3.10. Account Collateral.

(a) Borrower hereby pledges the Account Collateral and the Operating Account to Lender as security for the Indebtedness, together with all rights of a secured party with respect thereto, it being the intention of the parties that such pledge shall be a perfected first-priority security interest. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender. Borrower shall have no right to make withdrawals from any of the Collateral Accounts other than the Operating Account. Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral. The Collateral Accounts shall not constitute trust funds and, except for the Cash Management Account, the Lockbox Account and the Operating Account, may be commingled with other monies held by Lender. Funds in the Collateral Accounts shall be invested only in Permitted Investments, which Permitted Investments shall be credited to the related Collateral Account. All income and gains from the investment of funds in the Collateral Accounts other than the Basic Carrying Costs Escrow Account shall be retained in the Collateral Accounts from which they were derived and applied to the purposes of such account. Unless otherwise required by applicable law, all income and gains from the investment of funds in the Basic Carrying Costs Escrow Account shall be for the account of Lender in consideration of its administration of such Collateral Account, and Lender shall have the right at any time to withdraw such amounts from the Basic Carrying Costs Escrow Account. All fees of the institutions at which the Collateral Accounts are maintained shall be paid by Borrower. After the Loan and all other Indebtedness have been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrower.

(b) The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.

(c) During the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in the Collateral Accounts, and funds resulting from the liquidation of Permitted Investments contained in the Collateral Accounts, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and/or toward the payment of Property expenses.

Section 3.11. Bankruptcy. Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral and the Revenues (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenues by Borrower and Lender, the Account Collateral and/or the Revenues do constitute property of Borrower’s bankruptcy estate, then Borrower and Lender further acknowledge and agree that all such Revenues, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to Borrower’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.

ARTICLE IV

REPRESENTATIONS

Each individual Borrower represents to Lender with respect to itself and each other Borrower that, as of the Closing Date, except as set forth in the Exception Report:

Section 4.1. Organization.

(a) Each Required SPE is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and each Required SPE has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b) The organizational chart contained in Schedule I is true and correct as of the date hereof. No Person owns more than 5% of the direct or indirect equity interests in Borrower except as shown on Schedule I.

Section 4.2. Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.

Section 4.3. No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its formation and governance documents, (ii) violate any Legal Requirement, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it, except as in each case would not individually or in the aggregate have a Material Adverse Effect, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower or Sponsor or any Required SPE may be bound, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any Person other than Lender.

Section 4.4. Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing that have already been obtained.

Section 4.5. Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents to which Sponsor is a party have been duly executed and delivered by Sponsor and constitute Sponsor’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents are not subject to any right of rescission, offset, abatement, counterclaim or defense by Borrower or Sponsor, including the defense of usury or fraud.

Section 4.6. No Default. No Default or Event of Default will exist immediately following the making of the Loan.

Section 4.7. Payment of Taxes. Borrower has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes due (including interest and penalties) except for taxes that are not yet delinquent and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it necessary to preserve the Liens in favor of Lender.

Section 4.8. Compliance with Law. Borrower, each Property and the uses thereof comply in all material respects with all applicable Insurance Requirements and Legal Requirements, including building and zoning ordinances and codes. To the knowledge of Borrower, each Property conforms to current zoning requirements (including requirements relating to parking) and is neither an illegal nor a legal nonconforming use, except as specified in the zoning report delivered to Lender in connection with the Closing. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which could materially adversely affect any Property or the condition (financial or otherwise) or business of Borrower. There has not been committed by or on behalf of Borrower or, to Borrower’s knowledge, any other person in occupancy of or involved with the operation or use of any Property, any act or omission affording any federal Governmental Authority or any state or local Governmental Authority the right of forfeiture as against any Property or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents. Neither Borrower nor Sponsor has purchased any portion of the Properties with proceeds of any illegal activity.

Section 4.9. ERISA. Neither Borrower nor any ERISA Affiliate of Borrower has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. Borrower does not, and would not be deemed to, hold Plan Assets.

Section 4.10. Investment Company Act. Borrower and Sponsor each qualify for the exemption set forth in Section 3(c)(5) or Section 3(c)(6), as applicable, of the Investment Company Act of 1940, as amended, and as a result is not an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered thereunder.

Section 4.11. No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Borrower does not have knowledge of any Person contemplating the filing of any such petition against it. During the ten-year period preceding the Closing Date, no petition in bankruptcy has been filed by or against any Required SPE, Sponsor, any of their respective affiliates or any Person that owns or controls, directly or indirectly, ten percent or more of the beneficial ownership interests in Borrower or Sponsor and no such Persons have been convicted of a felony. Borrower has not received notice of and is not otherwise aware of any Tenant under a Major Lease contemplating or having filed any of the foregoing actions

Section 4.12. Other Debt. Borrower does not have outstanding any Debt other than Permitted Debt.

Section 4.13. Litigation. There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other court or agency now filed or otherwise pending, and to Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened, against or affecting Borrower, Sponsor or any of the Collateral, in each case, except as listed in the Exception Report (and none of the matters listed in the Exception Report, even if determined against Borrower or such Collateral, would reasonably be expected to have a Material Adverse Effect).

Section 4.14. Leases; Material Agreements.

(a) Borrower has delivered to Lender true and complete copies of all Leases, including all modifications and amendments thereto . No person has any possessory interest in any of the Properties or right to occupy the same except under and pursuant to the provisions of the Leases. The rent roll attached to this Agreement as Schedule E (the “Rent Roll”) is accurate and complete in all material respects as of the Closing Date. Except as indicated on the Rent Roll or Exception Report, no security deposits are being held by Borrower (including bonds or letters of credit being held in lieu of cash security deposits), no Tenant has any termination options (except in connection with a Casualty or Condemnation), no Tenant has any extension or renewal rights (except as set forth in its Lease), no Tenant or other party has any option, right of first refusal or similar preferential right to purchase all or any portion of any Property, no fixed rent has been paid more than 30 days in advance of its due date and no payments of rent are more than 30 days delinquent. Except as set forth on the Exception Report, each of the following is true and correct with respect to each Lease:

(i) such Lease is valid and enforceable and is in full force and effect;

(ii) Borrower is the sole owner of the entire lessor’s interest in such Lease;

(iii) such Lease is an arms’-length agreement with bona fide, independent third parties;

(iv) none of the Revenues reserved in such Lease have been assigned or otherwise pledged or hypothecated (except such pledge or hypothecation that will be fully terminated and released in connection with the filing and recordation of the applicable Mortgage and except for the Liens contemplated pursuant to the Loan Documents);

(v) neither Borrower nor, to Borrower’s knowledge, any other party under such Lease is in default thereunder in any material respect;

(vi) to the knowledge of Borrower, there exist no offsets or defenses to the payment of any portion of the rents thereunder;

(vii) no brokerage commissions or finder’s fees are due and payable regarding any Lease;

(viii) each Tenant is in actual, physical occupancy of the premises demised under its Lease and no event has occurred giving any Tenant the right to cease operations at its leased premises (i.e., “go dark”), terminate its Lease or pay reduced or alternative rent to Borrower under any of the terms of such Lease; and

(ix) except for the Unfunded Obligations, all work to be performed by the landlord under such Lease has been substantially performed, all Tenants have accepted possession of their respective premises under such Lease, all contributions to be made by the landlord to the Tenants thereunder have been made, all other conditions to each Tenant’s obligations thereunder have been satisfied, no Tenant has the right to require Borrower to perform or finance Tenant Improvements or Material Alterations, no Leasing Commissions are owed, all free rent periods have expired and Borrower has no other monetary obligation to any Tenant under such Lease.

Notwithstanding the foregoing, the representations set forth in this Section 4.14(a) shall not apply to any sublease entered into by a Tenant under a Lease.

(b) There are no Material Agreements except as described in Schedule F. Borrower has made available to Lender true and complete copies of all Material Agreements. To the knowledge of Borrower, the Material Agreements are in full force and effect and there are no defaults thereunder by Borrower or, to Borrower’s knowledge, any other party thereto. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any of the Properties are bound.

Section 4.15. Full and Accurate Disclosure. There is no fact, event or circumstance presently known to Borrower that has not been disclosed to Lender that has had or could reasonably be expected to result in a Material Adverse Effect.

Section 4.16. Financial Condition. Borrower has heretofore delivered to Lender financial statements and operating statements with respect to the Properties for the past three calendar years, and trailing twelve-month operating statements. Any such statements that were prepared subsequent to October 6, 2016 are accurate and complete in all material respects and fairly present in accordance with GAAP the financial position of Borrower in all material respects as of their respective dates and do not omit to state any fact necessary to make statements contained herein or therein not misleading. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances that have had or are reasonably expected to result in a Material Adverse Effect.

Section 4.17. Single-Purpose Requirements.

(a) Each Required SPE has been newly formed for the purposes of the Loan, is now, and has always been since its formation (except for certain items in the definition of Single-Purpose Entity that will be satisfied at or immediately prior to the Closing Date), a Single-Purpose Entity and has conducted its business in substantial compliance with the provisions of its organizational documents. Borrower has never (i) owned any property other than the Properties and related personal property, (ii) engaged in any business, except the ownership and operation of the Properties, or (iii) had any material contingent or actual obligations or liabilities unrelated to the Properties.

(b) Borrower has provided Lender with true, correct and complete copies of Borrower’s current operating agreement or partnership agreement, as applicable, together with all amendments and modifications thereto.

(c) On or prior to the Closing Date, Borrower shall have been fully released from any loan (other than the Loan) secured by the Properties or any of the Collateral (a “Prior Loan”), and Borrower shall not have any continuing liability, actual or contingent, for any Prior Loan, and no recourse whatsoever against any portion of any of the Properties shall be available to satisfy any Prior Loan under any circumstances.

Section 4.18. Use of Loan Proceeds. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that, in either case, would be inconsistent with or in violation of such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by Legal Requirements or by the terms and conditions of the Loan Documents. The Loan is solely for the business purpose of Borrower or for distribution to Borrower’s equityholders in accordance with Legal Requirements and no portion thereof shall be used for personal, consumer, household or similar purposes.

Section 4.19. Not Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 4.20. Labor Matters. Borrower has no employees and is not a party to any collective bargaining agreements.

Section 4.21. Title. Borrower owns good, marketable and insurable title to the Properties and good title to the related personal property, to the Collateral Accounts and to any other Collateral, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgages, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) valid, perfected first priority Liens on the Properties and the rents therefrom, enforceable as such against creditors of and purchasers from Borrower and subject only to Permitted Encumbrances, and (ii) perfected Liens in and to all personalty, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not and will not, individually or in the aggregate, materially and adversely affect or interfere with the value, or current or contemplated use or operation, of the Properties, or the security intended to be provided by the Mortgage, the ability of the Property to generate net cash flow sufficient to service the Loan or Borrower’s ability to pay its obligations as and when they come due, including its ability to repay the Indebtedness in accordance with the terms of the Loan Documents. Except as insured over by a Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Properties that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. No creditor of Borrower other than Lender has in its possession any goods that constitute or evidence the Collateral.

Section 4.22. No Encroachments. Except as shown on the applicable Survey, all of the improvements on each Property lie wholly within the boundaries and building restriction lines of the such Property, and no improvements on adjoining property encroach upon any Property, and no easements or other encumbrances upon any Property encroach upon any of the improvements, so as, in either case, to adversely affect the value or marketability of the applicable Property, except those that are insured against by a Title Insurance Policy.

Section 4.23. Physical Condition.

(a) Except for matters set forth in the Engineering Reports, to Borrower’s knowledge, each Property and all building systems (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) are free of all material damage and are in good condition, order and repair in all respects material to such Property’s use, operation and value.

(b) Borrower is not aware of any material structural or other material defect or damages in any of the Properties, whether latent or otherwise.

(c) Borrower has not received and is not aware of any other party’s receipt of notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties that would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 4.24. Fraudulent Conveyance. Borrower has not entered into the Transaction or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Closing Date, the fair salable value of Borrower’s aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower’s probable aggregate liabilities (including subordinated, unliquidated, disputed and Contingent Obligations). Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Section 4.25. Management. Except for any Approved Management Agreement, no property management agreements are in effect with respect to the Properties except for a sub-agency agreement with Parkway Realty Management LLC, an affiliate of Sponsor, as leasing agent. The Approved Management Agreement is in full force and effect and there is no event of default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder by any party thereto.

Section 4.26. Condemnation. No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated or threatened with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties.

Section 4.27. Utilities and Public Access. The Properties have adequate rights of access to dedicated public ways or recorded, irrevocable rights of way or easements (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and, together with the Central Plant, is adequately served by all public utilities, including water and sewer (or well and septic), necessary to the continued use and enjoyment of such Property as presently used and enjoyed.

Section 4.28. Environmental Matters. Except as disclosed in the Environmental Reports:

(i) To Borrower’s knowledge, (i) no Hazardous Substances are located at, on, in or under any of the Properties or have been handled, manufactured, generated, stored,

processed, or disposed of at, on, in or under, or have been Released from, any of the Properties, (ii) without limiting the foregoing there is not present at, on, in or under any of the Properties, any PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint, and (iii) there is no threat of any Release of any Hazardous Substance migrating to any of the Properties.

(ii) To Borrower’s knowledge, each Property is in compliance in all material respects with all Environmental Laws applicable to such Property (which compliance includes, but is not limited to, the possession of, and compliance with, all material environmental, health and safety permits, approvals, licenses, registrations and other material governmental authorizations required in connection with the ownership and operation of such Property under all Environmental Laws). No Environmental Claim is pending with respect to any of the Properties, nor, to Borrower’s knowledge, is any threatened, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower for any of the Properties.

(iii) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any of the Properties and, to Borrower’s knowledge, no Governmental Authority has been taking any action to subject any of the Properties to Liens under any Environmental Law.

(iv) There have been no material environmental investigations, studies, audits, reviews or other material analyses conducted by or that are in the possession of Borrower in relation to any of the Properties that have not been made available to Lender.

Section 4.29. Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor are there any contemplated improvements to any of the Properties that may result in such special or other assessments. No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect.

Section 4.30. No Joint Assessment. Borrower has not suffered, permitted or initiated the joint assessment of any of the Properties (except among the properties) (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes that may be levied against such other real property or personal property shall be assessed or levied or charged to any of the Properties as a single Lien.

Section 4.31. Separate Lots. No portion of any of the Properties is part of a tax lot that also includes any real property that is not Collateral.

Section 4.32. Permits; Certificate of Occupancy. Borrower has obtained all material Permits necessary for the present and contemplated use and operation of each Property.

The uses being made of each Property are in conformity in all material respects with the certificate of occupancy and/or Permits for such Property and any other restrictions, covenants or conditions affecting such Property.

Section 4.33. Flood Zone. None of the improvements on any of the Properties is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including Zones A and V), or, to the extent that any portion of any of the Properties is located in such an area, such Property is covered by flood insurance meeting the requirements set forth in Section 5.15(a)(ii).

Section 4.34. Security Deposits. Borrower is in compliance in all material respects with all Legal Requirements relating to security deposits.

Section 4.35. Acquisition Documents. Borrower has delivered to Lender true and complete copies of all material agreements and instruments under which Borrower or any of its affiliates or the seller of any of the Properties have material remaining rights or obligations in respect of Borrower’s acquisition of the Properties.

Section 4.36. Insurance. Borrower has obtained insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the Closing Date have been paid for the current policy period. No Person, including Borrower, has done, by act or omission, anything that would impair the coverage of any such policy.

Section 4.37. No Dealings. Neither Borrower nor Sponsor is aware of any unlawful influence on the assessed value of any of the Properties.

Section 4.38. Estoppel Certificates. Borrower has requested estoppel certificates from each Tenant on the form heretofore agreed by Lender and has delivered to Lender true and complete copies of each estoppel certificate received back from any Tenant prior to the Closing Date.

Section 4.39. Federal Trade Embargos. Sponsor and each Required SPE is in compliance with all Federal Trade Embargos in all material respects. No Embargoed Person owns any direct or indirect equity interest in any Required SPE. To Borrower’s knowledge, no Tenant at the Property is identified on the OFAC List. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure that the foregoing representations and warranties remain true and correct during the term of the Loan.

Section 4.40. Intellectual Property/Websites. Other than as set forth in the Exception Report, neither Borrower nor any Affiliate (i) has or holds any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property with respect to the Property or the use or operations thereof or (ii) is the registered holder of any website with respect to the Property (other than Tenant websites).

Section 4.41. No Subleases. To the knowledge of Borrower, no portion of the Property is subject to a sublease.

Section 4.42. No Dark Tenants. There are no Dark Tenants at the Property.

Section 4.43. Central Plant.

(a) The Central Plant is not a “utility facility” regulated by an Governmental Authority and the provision of services by the Central Plant is not subject to any regulatory permit or license. The documents listed on Schedule N constitute all agreements with respect to the provision of services related to the Central Plant (the “Central Plant Agreements”).

(b) Each Borrower hereby acknowledges the collateral assignment to Lender of the Central Plant Agreements and their respective rights thereunder pursuant to the Mortgage and, notwithstanding any provision of the Central Plant Agreements to the contrary, no further action or instrument is required with respect to such assignment. Each Borrower has received written notice of the collateral assignment to Lender of the Central Plant Agreements and shall deliver to Lender any notice of default delivered by or to any party with respect to the Central Plant Agreements in accordance with Section 8.4.

Section 4.44. Survival. All of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall be deemed made as of the date hereof, shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

AFFIRMATIVE COVENANTS

Each individual Borrower covenants and agrees as follows with respect to itself, each other individual Borrower and each Required SPE:

Section 5.1. Existence; Licenses. Each Required SPE shall do or cause to be done all things necessary to remain in existence. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect all rights, licenses, Permits, franchises, certificates of occupancy, consents, approvals and other agreements necessary for the continued use and operation of the Properties and to be qualified to do business in each state in which a Property is located except, in each case, where the failure to do so would not have a Material Adverse Effect. Each Required SPE shall deliver to Lender a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof. Each Required SPE shall at all times be treated for tax purposes as a “disregarded entity” that is not taxable as a corporation for U.S. federal tax purposes.

Section 5.2. Maintenance of Properties.

(a) Borrower shall cause each Property to be maintained in good and safe working order and repair, reasonable wear and tear excepted, and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Borrower shall not use, maintain or operate any Property in any manner that constitutes a public or private nuisance or that makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. Subject to Section 6.13, no improvements or equipment located at or on any Property shall be removed, demolished or materially altered without the prior written consent of Lender (except for replacement of equipment in the ordinary course of Borrower’s business with items of the same utility and of equal or greater value and except to the extent Borrower reasonably determines replacement is not necessary and failure to replace would not have a Material Adverse Effect), and Borrower shall from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements to the Properties. Borrower shall not make any change in the use of any Property that would materially increase the risk of fire or other hazard arising out of the operation of any Property, or do or permit to be done thereon anything that may in any way impair the value of any Property in any material respect or the Liens of the Mortgages or otherwise cause or reasonably be expected to result in a Material Adverse Effect. Borrower shall not install or permit to be installed on any Property any underground storage tank. Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any Property, regardless of the depth thereof or the method of mining or extraction thereof.

(b) Borrower shall remediate the Deferred Maintenance Conditions within the time periods following the Closing Date as specified in Schedule C hereto (or if no time periods are specified on Schedule C, within 12 months following the Closing Date), subject to Force Majeure, and upon request from Lender after the expiration of such period shall deliver to Lender an Officer’s Certificate confirming that such remediation has been completed and that all associated expenses have been paid. Borrower shall comply with all material terms of any asbestos operating and maintenance program in effect as of the Closing Date or otherwise required to be implemented by Borrower.

Section 5.3. Compliance with Legal Requirements. Borrower shall comply with, and shall cause each Property to comply with and be operated, maintained, repaired and improved in material compliance with, all Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower is legally bound.

Section 5.4. Impositions and Other Claims. Borrower shall pay and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets as and when such taxes, assessments and charges are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of Permitted Encumbrances; it being understood that Borrower shall not be in breach of this Section 5.4 if Borrower is required to and does deposit with the Lender amounts for taxes pursuant to Section 3.4, regardless of whether Lender does or does not pay such taxes. Borrower shall file all federal, state and local tax returns and other reports that it is required by law to file.

Section 5.5. Access to Properties. Borrower shall permit agents, representatives and employees of Lender and the Servicer to enter and inspect the Properties or any portion thereof, and/or inspect, examine, audit and copy the books and records of Borrower (including all recorded data of any kind or nature, regardless of the medium of recording), at such reasonable times as may be requested by Lender upon reasonable advance notice. If an Event of Default has occurred and is continuing, the cost of such inspections, examinations, copying or audits shall be borne by Borrower, including the cost of all follow up or additional investigations, audits or inquiries deemed reasonably necessary by Lender. The cost of such inspections, examinations, audits and copying, if not paid for by Borrower following demand, may be added to the Indebtedness and shall bear interest thereafter until paid at the Default Rate.

Section 5.6. Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority that may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.

Section 5.7. Leases.

(a) Upon Lender’s request, Borrower shall furnish Lender with executed copies of all Leases entered into after the date hereof. All new Leases and renewals or amendments of Leases must (i) except for any Lease with an affiliate of Borrower as Tenant for 5,000 square feet or less for use as management offices, be entered into on an arms-length basis with Tenants that are not affiliates of Borrower and whose identity and creditworthiness is appropriate for tenancy in property of comparable quality, (ii) provide for rental rates and other economic terms that, taken as a whole, are at least equivalent to then-existing market rates, based on the applicable market, and otherwise contain terms and conditions that are commercially reasonable, in each case as determined by Borrower in the good faith exercise of its reasonable business judgment, (iii) not reasonably be expected to result in a Material Adverse Effect and (iv) be subject and subordinate to the Mortgages and contain provisions for the agreement by the Tenant thereunder to attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the applicable Property by any purchaser at a foreclosure sale. Lender, at the request of Borrower (and at Borrower’s sole cost and expense, provided that any Servicer’s fee in connection therewith shall not exceed $1,500 in each instance) shall enter into a subordination, attornment and non-disturbance agreement on Lender’s then standard form (with such modifications thereto as may be reasonably acceptable to Lender) or on such other form reasonably satisfactory to Lender, with respect to any Lease entered into after the Closing Date in accordance herewith where the Tenant thereunder requires the delivery of a subordination, attornment and non-disturbance agreement.

(b) Any Lease that does not conform to the standards set forth in Section 5.7(a) shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. In addition, all new Leases that are Major Leases, and all terminations or acceptances of surrender of Major Leases (other than upon the exercise of a unilateral right on the part of the Tenant expressly set forth in such Lease or upon the occurrence of a material default by such Tenant), renewals of Major Leases (other than upon the exercise of a unilateral right on the part of the Tenant expressly set forth in such Lease or other than a renewal on terms such that such Lease is no longer a Major Lease), and material amendments of Major Leases (other than to evidence an exercise of a unilateral right on the part of the Tenant expressly set forth in such Major Lease), and any surrender of rights under or consent to assignment of any Major Lease, shall be subject to the prior written consent of Lender, not to be unreasonably withheld, delayed or conditioned.

(c) Borrower shall (i) observe and punctually perform all the material obligations imposed upon the lessor under the Leases; (ii) in the good faith exercise of its reasonable business judgment, enforce all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof, except that Borrower may terminate any Lease, following a material default thereunder by the respective Tenant; (iii) not collect any of the rents thereunder more than one month in advance; (iv) not execute any assignment of lessor’s interest in the Leases or associated rents other than the assignments of rents and leases under the Mortgages; (v) not cancel or terminate any guarantee of any of the Major Leases without the prior written consent of Lender (except in conjunction with a termination or surrender of such Major Lease permitted hereunder without Lender’s consent), which consent shall not be unreasonably withheld, delayed or conditioned and (vi) not permit any subletting of any space covered by a Major Lease or an assignment of the Tenant’s rights under a Major Lease (in either case, unless required by the terms of such Lease or permitted under such Lease without the consent of Borrower), without Lender’s consent, not to be unreasonably withheld. Borrower shall deliver to each new Tenant a Tenant Notice upon execution of such Tenant’s Lease, and promptly thereafter deliver to Lender a copy thereof and evidence of such Tenant’s receipt thereof.

(d) Security deposits of Tenants under all Leases shall be held in compliance with Legal Requirements and any provisions in Leases relating thereto. Borrower shall maintain books and records of sufficient detail to identify all security deposits of Tenants separate and apart from any other payments received from Tenants. Borrower hereby pledges to Lender Borrower’s rights in respect of each such letter of credit, bond or other instrument as security for the Indebtedness. Upon the occurrence of an Event of Default, Borrower shall, upon Lender’s request, deposit with Lender in an Eligible Account pledged to Lender an amount equal to the aggregate security deposits of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower), and any such letters of credit, bonds or other instruments that Borrower had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease (and failure to do so shall constitute a misappropriation of funds pursuant to Section 8.19(b)). Upon the acceleration of the Loan following the occurrence of an Event of Default, Borrower shall deliver each such letter of credit to Lender and shall use commercially reasonable efforts to cause Lender to be the named beneficiary under any such letter of credit; provided that Borrower’s failure to deliver any such letter of credit to Lender or, in lieu thereof, cause Lender to be the named beneficiary under any such letter of credit (or a replacement letter of credit) shall constitute a misappropriation of funds pursuant to Section 8.19(b)(iv) in the face amount of each such letter of credit.

(e) Borrower shall promptly deliver to Lender a copy of each written notice from a Tenant under any Major Lease claiming that Borrower is in default in the performance or observance of any of the material terms, covenants or conditions thereof to be performed or observed by Borrower.

(f) All agreements entered into by or on behalf of Borrower that require the payment of Leasing Commissions or other similar compensation to any party shall (i) provide that the obligation will not be enforceable against Lender with respect to any Lease entered into prior to a foreclosure or acquisition of possession of or title to the Property by Lender or its assigns or designees and (ii) be subordinate to the lien of the Mortgage.

(g) Whenever Lender’s approval or consent is required pursuant to the provisions of this Section, Lender’s consent and approval shall be deemed given if:

(i) the first correspondence from Borrower to Lender requesting such approval or consent contains a bold-faced, conspicuous legend at the top of the first page thereof stating “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE GREENWAY PLAZA LOAN. FAILURE TO RESPOND TO THIS REQUEST WITHIN 5 BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED,” and is accompanied by such information and documents as is reasonably required for Lender to adequately evaluate such request and as requested by Lender in writing prior to the expiration of such 5 Business Day period, and

(ii) if Lender fails to respond to such request for approval or consent in writing within such 5 Business Day period, a second notice requesting approval is delivered to Lender from Borrower containing a bold-faced, conspicuous legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE GREENWAY PLAZA LOAN. FAILURE TO RESPOND TO THIS REQUEST IN WRITING WITHIN 5 BUSINESS DAYS WILL RESULT IN YOUR APPROVAL BEING DEEMED GRANTED,” and is accompanied by such information and documents as is reasonably required for Lender to adequately evaluate such request and as requested by Lender in writing prior to the expiration of such 5 Business Day period, and

(iii) Lender fails to respond to such request prior to the expiration of such second period.

Section 5.8. Plan Assets, etc. Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.

Section 5.9. Further Assurances. Borrower shall, at Borrower’s sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including amended or replacement mortgages), and Borrower hereby authorizes and consents to the filing by Lender of any Uniform Commercial Code financing statements, and authorizes Lender to use the collateral description “all personal property” or “all assets” in any such financing statements, in each case as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower and the rights of Lender under the Loan Documents and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time (including the payment and application of Loss Proceeds). Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower shall, at its sole cost and expense, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Collateral. Upon receipt of an affidavit and indemnity of Lender as to the loss, theft, destruction or mutilation of any Note, Borrower shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and in the form thereof. Borrower hereby authorizes and appoints Lender as its attorney-in-fact to execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should Borrower fail to do so itself in violation of this Agreement or the other Loan Documents following written request from Lender, in each case without the signature of Borrower. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section.

Section 5.10. Management of Collateral.

(a) Each Property shall be managed at all times by an Approved Property Manager pursuant to an Approved Management Agreement. Pursuant to the Subordination of Property Management Agreement or Agreements, each Approved Property Manager shall agree that its Approved Management Agreement and all fees thereunder (including any incentive fees) are subject and subordinate to the Indebtedness (provided that there shall be no obligation to repay any fees received and earned prior to the occurrence of an Event of Default). Borrower may from time to time appoint an Approved Property Manager to manage the applicable Property pursuant to an Approved Management Agreement, provided that (i) no Event of Default is continuing, (ii) Lender receives at least 30 days’ prior written notice of same, (iii) such successor manager shall execute and deliver to Lender for Lender’s benefit a Subordination of Property Management Agreement in form and substance reasonably satisfactory to Lender, and (iv) if such Approved Property Manager is an affiliate of Borrower, Borrower shall deliver to Lender a new nonconsolidation opinion reasonably acceptable to Lender with respect to such Approved Property Manager and new Approved Management Agreement. The per annum fees of the Approved Property Manager (including any incentive fees) shall not, at any time, exceed the Maximum Management Fee, which amount shall not include any amounts payable as a reimbursement of expenses under the Approved Management Agreement.

(b) Borrower shall cause each Approved Property Manager (including any successor Approved Property Manager) to maintain at all times worker’s compensation insurance as required by Governmental Authorities.

(c) Borrower shall notify Lender in writing of any material default of Borrower or an Approved Property Manager under any of the Approved Management Agreements, after the expiration of any applicable cure periods, of which Borrower has actual knowledge. Lender shall have the right, after reasonable notice to Borrower and in accordance with such Subordination of Property Management Agreement, to cure defaults of Borrower under such Approved Management Agreement. Any actual and documented out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower upon demand by Lender.

(d) During the continuance of an Event of Default, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the Approved Property Manager under the Approved Management Agreement (after the expiration of any applicable notice and/or cure periods), or if the Approved Property Manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the Approved Property Manager’s assets or the Approved Property Manager makes an assignment for the benefit of creditors, or if the Approved Property Manager is adjudicated insolvent, then, in any such case, Lender may, in its sole discretion, terminate or require Borrower to terminate the Approved Management Agreement and engage an Approved Property Manager selected by Borrower, or in the event of an Event of Default or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by Lender, to serve as replacement Approved Property Manager pursuant to an Approved Management Agreement.

(e) In the event that the Approved Management Agreement is scheduled to expire at any time during the term of the Loan (after giving effect to any extensions now or hereafter agreed to by Borrower and Approved Property Manager), Borrower shall submit to Lender by no later than 30 days prior to such expiration a replacement Approved Management Agreement or a draft replacement management agreement for approval in accordance with the terms and conditions hereof.

Section 5.11. Notice of Material Event. Borrower shall give Lender prompt written notice (containing reasonable detail) of (i) any material adverse change in the financial or physical condition of any Property, as reasonably determined by Borrower, including the termination or cancellation of any Major Lease and the termination or cancellation of terrorism or other insurance required by this Agreement, (ii) any notice from the Approved Property Manager, to the extent such notice relates to a matter that could reasonably be expected to result in Material Adverse Effect, (iii) any litigation or governmental proceedings pending or threatened in writing against Borrower or any Property that is reasonably expected to result in a Material Adverse Effect, (iv) the insolvency or bankruptcy filing of any Required SPE or Sponsor and (v) any other circumstance or event that could reasonably be expected to result in a Material Adverse Effect.

Section 5.12. Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each Fiscal Year, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, annual financial statements of Borrower, including a combined balance sheet of the Borrowers (and no other entities), together with related combined statements of operations and equityholders’ capital and cash flows for such Fiscal Year, including a combining balance sheet and statement of income for the Properties on a combined basis, audited by a “Big Four” accounting firm whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of Borrower as a going concern. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:

(i) a statement of cash flows ;

(ii) then current rent roll and occupancy reports; and

(iii) such other information as Lender shall reasonably request.

Section 5.13. Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including year-end), Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, quarterly and year-to-date unaudited financial statements prepared for such Fiscal Quarter with respect to Borrower, including a balance sheet and operating statement of Borrower as of the end of such Fiscal Quarter, together with related statements of operations, equityholders’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such quarterly report shall be accompanied by the following, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:

(i) a statement in reasonable detail that calculates Net Operating Income as of the end of each of the Fiscal Quarters in the Test Period ending in such Fiscal Quarter;

(ii) copies of each of the Major Leases signed during such quarter;

(iii) then current rent roll and occupancy reports; and

(iv) such other information as Lender shall reasonably request.

Section 5.14. Monthly Financial Statements.

(a) Until the occurrence of a Securitization and during the continuance of a Trigger Period or an Event of Default (or, in the case of item (ii) below, at all times), Borrower shall furnish within 30 days after the end of each calendar month (other than the calendar month immediately following the final calendar month of any Fiscal Year or Fiscal Quarter), in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Borrower, including a balance sheet and operating statement as of the end of such month, together with related statements of income, equityholders’ capital and cash flows for such month and for the portion of the Fiscal Year ending with such month, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such monthly report shall be accompanied by the following:

(i) then current rent roll and occupancy reports; and

(ii) such other information as Lender shall reasonably request.

(b) If Borrower fails to provide to Lender the financial statements and other information specified in Sections 5.12, 5.13 and this Section within the respective time period specified in such Sections and such failure continues for 10 Business Days following written notice from Lender, then (i) such failure shall, at Lender’s election, constitute an Event of Default following written notice from Lender, and (ii) a Trigger Period shall be deemed to have commenced for all purposes hereunder and shall continue until such failure is remedied and the financial statements delivered to Lender evidence that no Trigger Period is in effect.

Section 5.15. Insurance.

(a) Borrower shall obtain and maintain with respect to the Properties, for the mutual benefit of Borrower and Lender at all times, the following policies of insurance:

(i) property insurance against loss or damage by standard perils included within the classification “All Risks” or “Special Form” Causes of Loss (including named storm, subject to a loss limit equal to $315,000,000 per occurrence, subject to Section 5.15(b)(x)). Such insurance shall (A) be in an amount equal to the full replacement cost of the Properties and, if applicable, all related furniture, furnishings, equipment and fixtures (without deduction for physical depreciation); (B) have deductibles acceptable to Lender (but in any event not in excess of $100,000, except in the case of windstorm and earthquake coverage, which shall have deductibles not in excess of 5% of the total insurable value of the affected Property); (C) be paid annually in advance; (D) be written on a “Replacement Cost” basis, waiving depreciation, (E) be written on a no coinsurance form or contain an “Agreed Amount” endorsement, waiving all coinsurance provisions; (F) include ordinance or law coverage on a replacement cost basis, with no co-insurance provisions, containing Coverage A: “Loss Due to Operation of Law” with a limit equal to replacement cost, and Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages each with limits of no less than 10% of replacement cost of the Property or such lesser amounts as Lender may require in its sole discretion; and (G)

permit that the improvements and other property covered by such insurance be rebuilt at another location in the event that such improvements and other property cannot be rebuilt at the location on which they are situated as of the date hereof. If such insurance excludes mold, then Borrower shall implement a mold prevention program satisfactory to Lender;

(ii) if any material portion of one or more of the Properties is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, flood insurance in an amount equal to the maximum limit of coverage available under the National Flood Insurance Program, plus such additional excess limits as shall be requested by Lender, with a deductible not in excess of $25,000;

(iii) commercial general liability insurance, including broad form coverage of property damage, contractual liability for insured contracts and personal injury (including bodily injury and death), to be on the so-called “occurrence” form containing minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year (with a per location aggregate if the Properties are on a blanket policy), with a deductible not in excess of $50,000. In addition, at least $100,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys’ fees and disbursements;

(iv) rental loss and/or business interruption insurance covering actual loss sustained during restoration from all risks required to be covered by the insurance provided for herein, including clauses (i), (ii), (v), (vii), (viii) and (ix) of this Section, and covering the 18 month period from the date of any Casualty and containing an extended period of indemnity endorsement covering the 12 month period commencing on the date on which the applicable Property or Properties have been restored, as reasonably determined by the applicable insurer (even if the policy will expire prior to the end of such period). The amount of such insurance shall be increased from time to time as and when the gross revenues from the Properties increase;

(v) insurance for steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available and are generally required by institutional lenders for properties comparable to the Properties, in each case, with a deductible not in excess of $100,000;

(vi) worker’s compensation insurance with respect to all employees of Borrower as and to the extent required by any Governmental Authority or Legal Requirement and employer’s liability coverage of at least $1,000,000 (if applicable);

(vii) during any period of repair or restoration, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to the repairs or restoration at the

Properties that are not covered by or under the terms or provisions of the insurance provided for in Section 5.15(a)(iii) and (B) the insurance provided for in Section 5.15(a)(i), which shall, in addition to the requirements set forth in such Section, (1) be written in a so-called builder’s risk completed value form or equivalent coverage, including coverage for 100% of the total costs of construction on a non-reporting basis and against all risks insured against pursuant to clauses (i), (ii), (iv), (v), (viii) and (ix) of Section 5.15(a), and (2) include permission to occupy the Properties);

(viii) if required by Lender, earthquake insurance (A) in an amount not less than the aggregate annual gross loss estimates for a 475-year return period as indicated by a seismic risk analysis for the Property. Such analysis shall be approved by Lender and secured annually by the Borrower utilizing the most current RMS software and to include consideration of loss amplification and business interruption, (B) having a deductible not in excess of 5% of the total insurable value of the affected Property, and (C) if one or more of the Properties is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage in amounts as required by Lender;

(ix) so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a similar or subsequent statute is in effect, terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Properties (plus rental loss and/or business interruption insurance coverage for a term set forth in clause (iv) above), subject to a $500,000,000 loss limit. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, Borrower shall be required to carry terrorism insurance throughout the term of the Loan as required by the preceding sentence, but in such event Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required hereunder on a stand alone-basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, such insurance shall not have a deductible in excess of $100,000;

(x) auto liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000 (if applicable); and

(xi) such other insurance as may from time to time be requested by Lender.

(xii) All policies of insurance (the “Policies”) required pursuant to this Section shall be issued by one or more insurers having a rating of at least “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates the Securities and rates the applicable insurer), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings and the remaining insurers shall have ratings of not less than “BBB+” by S&P and “Baa2” by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurer.

(b) All Policies required pursuant to this Section:

(i) shall contain deductibles that, in addition to complying with any other requirements expressly set forth in Section 5.15(a), are approved by Lender (such approval not to be unreasonably withheld, delayed or conditioned, but subject to the requirements of each Rating Agency) and are no larger than is customary for similar policies covering similar properties in the geographic markets in which the Properties are located;

(ii) shall be maintained throughout the term of the Loan without cost to Lender and shall name Borrower as the named insured;

(iii) with respect to property and rental or business interruption insurance policies, shall contain a standard noncontributory mortgagee clause naming Lender and its successors and assigns as their interests may appear as first mortgagee and loss payee;

(iv) with respect to liability policies, except for workers compensation, employers liability and auto liability, shall name Lender and its successors and assigns as their interests may appear as additional insureds;

(v) with respect to property and rental or business interruption insurance policies, shall either be written on a no coinsurance form or contain an endorsement providing that neither Borrower nor Lender nor any other party shall be a co-insurer under such Policies;

(vi) with respect to property and rental or business interruption insurance policies, shall contain an endorsement or other provision providing that Lender shall receive at least 30 days’ prior written notice of cancellation thereof (or, in the case of cancellation due to non-payment of premium, 10 days’ prior written notice);

(vii) with respect to property and rental or business interruption insurance policies, shall contain an endorsement providing that no act or negligence of Borrower or any foreclosure or other proceeding or notice of sale relating to one or more of the Properties shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;

(viii) shall not contain provisions that would make Lender liable for any insurance premiums thereon or subject to any assessments thereunder;

(ix) shall contain a waiver of subrogation against Lender, as applicable;

(x) may be in the form of a blanket policy, provided that Borrower shall provide evidence satisfactory to Lender that the insurance premiums for the Properties are separately allocated to the Properties, and such blanket policy shall provide the same protection as would a separate Policy as determined by Lender, subject to review and approval by Lender based on the schedule of locations and values; provided further that, with respect to named storm coverage, in no event shall Borrower have less coverage than exists as of the Closing Date unless there is a corresponding proportionate reduction in the values of the locations covered under the policy. Provided further, to the extent that any blanket policy covers more than one location within a one thousand foot radius of the Property (the “Radius”), the limits of such blanket policy must be sufficient to maintain coverage as set forth in Section 5.15 for the Property and any and all other locations combined within the Radius that are covered by such blanket policy calculated on a total insured value basis; and

(xi) shall otherwise be reasonably satisfactory in form and substance to Lender and shall contain such other provisions as Lender deems reasonably necessary or desirable to protect its interests.

(c) Borrower shall pay the premiums for all Policies as the same become due and payable; it being understood that Borrower shall not be in breach of this Section 5.15(c) if Borrower is required to and does deposit with the Lender amounts for premiums pursuant to Section 3.4, regardless of whether Lender does or does not pay such premiums. Complete copies of such Policies shall be delivered to Lender promptly upon request. Not later than 30 days prior to the expiration date of each Policy, Borrower shall deliver to Lender evidence, reasonably satisfactory to Lender, of its renewal. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Within 30 days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

(d) Borrower shall not procure any other insurance coverage that would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies. If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect when and as required hereunder, Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Properties, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate (but limited to the coverages and amounts required hereunder). All actual and documented premiums, costs and expenses (including attorneys’ fees and expenses) incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall bear interest at the Default Rate.

(e) In the event of foreclosure of one or more of the Mortgages or other transfer of title to one or more of the Properties in extinguishment in whole or in part of the Indebtedness, all right, title and interest of Borrower in and to the Policies then in force with respect to such Properties and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.

Section 5.16. Casualty and Condemnation.

(a) Borrower shall give prompt written notice to Lender of any Casualty or Condemnation or of the actual or threatened commencement of proceedings that would result in a Condemnation, in each case that resulted in or would reasonably be expected to result in a loss of at least $500,000.

(b) Lender may participate in any proceedings for any taking by any public or quasi-public authority accomplished through a Condemnation or any transfer made in lieu of or in anticipation of a Condemnation, to the extent permitted by law. Upon Lender’s request, Borrower shall deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its sole cost and expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Borrower shall not consent or agree to a Condemnation or action in lieu thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld, delayed or conditioned in the case of a taking of an immaterial portion of any Property.

(c) Lender may (x) jointly with Borrower settle and adjust any claims, (y) during the continuance of an Event of Default, settle and adjust any claims without the consent or cooperation of Borrower, or (z) allow Borrower to settle and adjust any claims; except that if no Event of Default is continuing, Borrower may settle and adjust claims aggregating not in excess of the Threshold Amount if such settlement or adjustment is carried out in a competent and timely manner, but Lender shall be entitled to collect and receive (as set forth below) any and all Loss Proceeds. The reasonable actual and documented expenses incurred by Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Lender upon demand therefor.

(d) All Loss Proceeds in excess of the Threshold Amount from any Casualty or Condemnation shall be remitted directly to Lender for deposit into the Loss Proceeds Account (monthly rental loss/business interruption proceeds to be initially deposited into the Loss Proceeds Account and subsequently deposited into the Cash Management Account in installments as and when the lost rental income covered by such proceeds would have been payable). Following the occurrence of a Casualty, Borrower, regardless of whether sufficient proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the applicable Property to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations subject to Lender making available any Loss Proceeds. If a Condemnation or Casualty occurs as to which, in the reasonable judgment of Lender:

(i) in the case of a Casualty, the cost of restoration would not exceed 25% of the Loan Amount and the Casualty does not render untenantable, or result in the cancellation of Leases covering, more than 25% of the gross rentable area of the Property taken as a whole, or result in cancellation of Leases covering more than 25% of the base contractual rental revenue of the Property taken as a whole;

(ii) in the case of a Condemnation, (i) the Condemnation does not render untenantable, or result in the cancellation of Leases covering, more than 15% of the gross rentable area of the Property taken as a whole, and (ii) the restoration of the Property would be deemed feasible by a prudent Lender acting reasonably based on the nature of the Condemnation;

(iii) restoration of such Property is reasonably expected to be completed prior to the expiration of rental interruption insurance and at least six months prior to the Maturity Date;

(iv) after such restoration, the fair market value of the Property is reasonably expected to equal at least the fair market value of such Property immediately prior to such Condemnation or Casualty; and

(v) all necessary approvals and consents from Governmental Authorities will be obtained to allow the rebuilding and re-occupancy of the Property;

or if Lender otherwise elects to allow Borrower to apply Loss Proceeds toward the restoration of such Property, then, provided no Event of Default is continuing, the Loss Proceeds after receipt thereof by Lender and reimbursement of any reasonable actual and documented expenses incurred by Lender in connection therewith shall be applied to the cost of restoring, repairing, replacing or rebuilding such Property or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower shall commence, as promptly and diligently as practicable, to prosecute such restoring, repairing, replacing or rebuilding of such Property in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of such Property immediately prior to the Condemnation or Casualty). Provided that no Event of Default shall have occurred and be then continuing, Lender shall from time to time disburse such Loss Proceeds to Borrower upon Lender’s being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, (ii) if the cost of completion of the restoration plus payment of debt service on the Loan (in the event that the Property does not generate sufficient revenue to pay debt service and other Property expenses during restoration) during the period of restoration exceeds the amount then contained in the Loss Proceeds Account, funds in an amount equal to such excess, which funds shall be remitted into the Loss Proceeds Account as additional Collateral for the Loan, and (iii) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably request; and Lender may, in any event, require that all plans and specifications for restoration reasonably estimated by Lender to exceed the Threshold Amount be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld, delayed or conditioned). If Lender reasonably estimates that the cost to restore will exceed the Threshold Amount, Lender may retain a local construction consultant to inspect such work and review Borrower’s request for payments and Borrower shall, on demand by Lender, reimburse Lender for the reasonable actual and documented fees and expenses of such consultant (which fees and expenses shall constitute Indebtedness). No payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration.

(e) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Properties. Lender shall be reimbursed for any actual and documented expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds or, if insufficient for such purpose, by Borrower.

(f) If Borrower is not entitled to apply Loss Proceeds toward the restoration of a Property pursuant to Section 5.16(d) and Lender elects not to permit such Loss Proceeds to be so applied, such Loss Proceeds shall be applied on the first Payment Date following such election to the prepayment of the Principal Indebtedness (without the payment of any Yield Maintenance Premium) and the amount so prepaid shall be applied to reduce the Release Price of such Property on a dollar-for-dollar basis. If the Note has been bifurcated into multiple Notes or Note Components pursuant to Section 1.1(c), all prepayments of the Loan made by Borrower in accordance with this Section shall be applied to the Notes or Note Components in the manner set forth in the Componentization Notice.

(g) Notwithstanding the foregoing provisions of this Section, if the Loan is included in a REMIC and immediately following a release of any portion of the applicable Property from the Lien of the Loan Documents in connection with a Casualty or Condemnation the Loan would fail to satisfy a Lender 80% Determination (taking into account the planned restoration of the Property), then Borrower shall prepay the Principal Indebtedness in accordance with Section 5.16(f) in an amount equal to either (i) so much of the Loss Proceeds as are necessary to cause the Lender 80% Determination to be satisfied, or if the aggregate Loss Proceeds are insufficient for such purpose, then 100% of such Loss Proceeds, or (ii) a lesser amount, provided that Borrower delivers to Lender an opinion of counsel, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining that such release of Property from the Lien does not cause any portion of the Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code.

Section 5.17. Annual Budget. At least 10 days prior to the commencement of each Fiscal Year during the term of the Loan, and within 30 days after the commencement of any Trigger Period or Event of Default, Borrower shall deliver to Lender an Annual Budget for the Properties for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions to the Annual Budget, which delivery shall be for informational purposes only so long as no Trigger Period or Event of Default is continuing. During the continuance of any Trigger Period or Event of Default, such Annual Budget and any revisions thereto shall be subject to Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed so long an Event of Default is not continuing (the Annual Budget, as so approved, the “Approved Annual Budget”). Borrower shall not amend any Approved Annual Budget more than once in any 60-day period. For so long as Lender shall withhold its consent to any Annual Budget or any revisions thereto, the Annual Budget in effect prior to any such request for approval shall remain in effect, except that taxes, insurance premiums, utilities, management fees payable to an unaffiliated Approved Property Manager and other non-controllable costs for the upcoming Fiscal Year shall be included at their actual cost.

Section 5.18. Venture Capital Operating Companies; Nonbinding Consultation. Solely to the extent that Lender or any direct or indirect holder of an interest in the Loan must qualify as a “venture capital operating company” (as defined in Department of Labor Regulation 29 C.F.R. § 2510.3-101), Lender shall have the right to consult with and advise Borrower regarding significant business activities and business and financial developments of Borrower, provided that any such advice or consultation or the result thereof shall be completely nonbinding on Borrower.

Section 5.19. Compliance with Encumbrances and Material Agreements. Borrower covenants and agrees as follows:

(i) Borrower shall comply with all material terms, conditions and covenants of each Material Agreement and each material Permitted Encumbrance, including any reciprocal easement agreement, ground lease, declaration of covenants, conditions and restrictions, and any condominium arrangements, unless no Event of Default is continuing and any such noncompliance would not have a Material Adverse Effect.

(ii) Borrower shall promptly deliver to Lender a true and complete copy of each and every notice of default received by Borrower with respect to any obligation of Borrower under the provisions of any Material Agreement and/or Permitted Encumbrance.

(iii) Borrower shall deliver to Lender copies of any written notices of default or event of default relating to any Material Agreement and/or Permitted Encumbrance served by Borrower.

(iv) Without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, Borrower shall not grant or withhold any material consent, approval or waiver under any Material Agreement or Permitted Encumbrance unless no Event of Default is continuing and the same would not be reasonably likely to have a Material Adverse Effect.

(v) Borrower shall deliver to each other party to any Permitted Encumbrance and any Material Agreement notice of the identity of Lender and each assignee of Lender of which Borrower is aware if such notice is required in order to protect Lender’s interest thereunder.

(vi) Borrower shall enforce the performance and observance of each and every term, covenant and provision of each Material Agreement and Permitted Encumbrance to be performed or observed, if any in the good faith exercise of Borrower’s reasonable business judgment so long as the failure to enforce would not be reasonably expected to result in a Material Adverse Effect.

Section 5.20. Prohibited Persons. No Required SPE or any of their direct or indirect equityholders (other than equityholders that hold interest in the form of stock traded on a public exchange) shall (i) knowingly conduct any business, or engage in any transaction or dealing, with any Embargoed Person in violation of any Federal Trade Embargo, including the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Embargoed Person unless authorized under US law, or (ii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Federal Trade Embargo; provided that Borrower shall be in compliance with this Section 5.20 with respect to holders of limited partnership interests in Sponsor or Parkway Properties so long as it consistently applies the procedures it has in place to ensure that the representation set forth in Section 4.39 remains true and correct at all times.

ARTICLE VI

NEGATIVE COVENANTS

Each individual Borrower covenants and agrees as follows with respect to itself, each other individual Borrower, and each Required SPE:

Section 6.1. Liens on the Collateral. No Required SPE shall permit or suffer the existence of any Lien on any of its assets, other than Permitted Encumbrances.

Section 6.2. Ownership. Borrower shall not own any assets other than the Properties and related personal property and fixtures located therein or used in connection therewith, contract rights, accounts and other intangible assets related to the ownership and/or operating of the Property.

Section 6.3. Transfers. Borrower shall not Transfer any Collateral other than in compliance with Article II and other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business, and Borrower shall not hereafter file a declaration of condominium with respect to any of the Properties. No Prohibited Change of Control, Prohibited Equity Pledge or Prohibited Preferred Equity shall occur or exist.

Section 6.4. Debt. Borrower shall not have any Debt, other than Permitted Debt. Without limiting the foregoing, Borrower shall not incur any PACE Debt without the prior written consent of Lender in its sole discretion.

Section 6.5. Dissolution; Merger or Consolidation. No Required SPE shall dissolve, terminate, liquidate, merge with or consolidate into another Person without first causing the Loan to be assumed by a Successor Borrower pursuant to Section 2.2.

Section 6.6. Change in Business. Borrower shall not make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

Section 6.7. Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.

Section 6.8. Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with any affiliate of Borrower, except on terms that are intrinsically fair, commercially reasonable and substantially similar to those that Borrower would have obtained in a comparable arms’-length transaction with an unrelated third party.

Section 6.9. Misapplication of Funds. Borrower shall not (a) distribute any Revenue or Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), (b) fail to remit amounts to the Lockbox Account as required by Section 3.1, (c) make any distributions to equityholders during the continuance of a Trigger Period or Event of Default unless expressly permitted hereunder, or (d) misappropriate any security deposit or portion thereof. Notwithstanding the foregoing clause (c), so long as no Event of Default has occurred and is continuing, Borrower shall have the right to distribute to its direct or indirect equityholders the minimum amount required in order for GWP JV Holdings to maintain its status as a “real estate investment trust” within the meaning of Section 856(a) of the Code, provided that in no event shall such amount exceed $150,000.

Section 6.10. Name. Borrower shall not change its name without 45 days’ prior written notice to Lender and promptly providing Lender such information and replacement Uniform Commercial Code financing statements and legal opinions as Lender may reasonably request in connection therewith.

Section 6.11. Modifications and Waivers. Unless otherwise consented to in writing by Lender:

(i) Borrower shall not amend, modify, terminate, renew, or surrender any rights or remedies under any Lease, or enter into any Lease, except in compliance with Section 5.7;

(ii) No Required SPE shall terminate, amend or modify its organizational documents (including any operating agreement, limited partnership agreement, by-laws, certificate of formation, certificate of limited partnership or certificate of incorporation) to the extent the same would cause the Required SPE to no longer comply with Single-Purpose Entity or bankruptcy-remote requirements hereunder;

(iii) Borrower shall not terminate, amend or modify the Approved Management Agreement in any material respect except in compliance with Section 5.10; and

(iv) Borrower shall not enter into, amend or terminate any Material Agreement (except for terminations in connection with a material default by the counterparty thereunder).

Section 6.12. ERISA.

(a) Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.

(b) Borrower shall not engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Mortgages or any other Loan Document) to be a non-exempt prohibited transaction under such provisions.

Section 6.13. Alterations and Expansions. During the continuance of any Trigger Period or Event of Default, Borrower shall not perform or contract to perform any capital improvements requiring Capital Expenditures that are not consistent with the Approved Annual Budget. Borrower shall not perform, undertake, contract to perform or consent to any Material Alteration without the prior written consent of Lender, which consent (in the absence of an Event of Default) shall not be unreasonably withheld, delayed or conditioned, but may be conditioned on the delivery of additional collateral in the form of cash or cash equivalents acceptable to Lender in respect of the amount by which any such Material Alteration exceeds the Threshold Amount, which collateral shall be disbursed to Borrower as construction progresses (so long as no Event of Default is continuing and subject to customary retainage) and, to the extent unused, returned to Borrower upon completion of such Material Alteration so long as no Event of Default is continuing. If Lender’s consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time. Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant.

Section 6.14. Single-Purpose Entity. No Required SPE shall cease to be a Single-Purpose Entity. No Required SPE shall remove or replace any Independent Director without Cause and without providing at least two Business Days’ advance written notice thereof to Lender.

Section 6.15. Zoning and Uses. Borrower shall not do any of the following without the prior written consent of Lender, which shall not be unreasonably withheld:

(i) initiate or support any limiting change in the permitted uses of any of the Properties (or to the extent applicable, zoning reclassification of any of the Properties) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to a Property, or use or permit the use of a Property in a manner that would result in the use of such Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Lease, Material Agreement or Legal Requirement (and if under applicable zoning ordinances the use of all or any portion of any Property is a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned);

(ii) execute or file any subdivision plat affecting any of the Properties, or institute, or permit the institution of, proceedings to alter any tax lot comprising any of the Properties; or

(iii) permit or consent to any of the Properties being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

Section 6.16. Waste. Borrower shall not commit or permit any Waste on any of the Properties, nor take any actions that might invalidate any insurance carried on any of the Properties (and Borrower shall promptly correct any such actions of which Borrower becomes aware).

ARTICLE VII

DEFAULTS

Section 7.1. Event of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default that has occurred shall continue unless and until waived by Lender in writing in its sole discretion):

(a) Payment.

(i) If Borrower defaults in the payment when due of any principal or interest owing hereunder or under the Notes (including any mandatory prepayment required hereunder) or any other amount required to be remitted into the Cash Management Account on a Payment Date pursuant to Section 3.2(b), provided no Event of Default shall be deemed to occur hereunder if there are sufficient funds on deposit in the Cash Management Account (without taking into account amounts contained in any subaccounts of the Cash Management Account) to make the payment required to be made on such Payment Date and Lender is not prevented from accessing such funds by virtue of stay or other legal action or process; or

(ii) if Borrower defaults, and such default continues for at least five Business Days after notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents (other than principal, interest and any other amounts required to be remitted into the Cash Management Account on a Payment Date pursuant to Section 3.2(b)).

(b) Representations. If any representation made by Borrower or Sponsor in any of the Loan Documents, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect (or, with respect to any representation that itself contains a materiality qualifier, in any respect) as of the date such representation was made (provided, however, that any unintentional breach of a representation or warranty shall not constitute an Event of Default, unless and until it remains uncured for 30 days after Borrower becomes aware of same).

(c) Bankruptcy, etc. If:

(i) any Required SPE or Sponsor shall commence a voluntary case concerning itself under Title 11 of the United States Code concerning bankruptcy or insolvency (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);

(ii) any Required SPE or Sponsor shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution (except for dissolution of a prior borrower following an Assumption), insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to such Required SPE or Sponsor, or shall dissolve or otherwise cease to exist;

(iii) there is commenced against any Required SPE or Sponsor an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for a period of 120 days after commencement;

(iv) any Required SPE or Sponsor is adjudicated insolvent or bankrupt;

(v) any Required SPE or Sponsor suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 60 days after commencement of such appointment;

(vi) any Required SPE or Sponsor makes a general assignment for the benefit of creditors; or

(vii) any Required SPE or Sponsor takes any action for the purpose of effecting any of the foregoing.

(d) Prohibited Change of Control. If a Prohibited Change of Control occurs or there is any other transfer of a direct or indirect equity interests in Borrower except as expressly permitted hereunder; provided, however, (a) if Borrower, in good faith, did not intend to violate the restrictions of transfers hereof, and the applicable transfer does not constitute a Prohibited Change of Control (and was not made to a Embargoed Person), then such transfer shall not, in and of itself, constitute an Event of Default if Borrower unwinds such transfer (so as to cure the underlying breach of the applicable transfer restrictions hereof) within five Business Days after Borrower becomes aware that such transfer is not permitted under the applicable transfer restrictions hereof, and (b) with respect to any transfer which is of a non-controlling, indirect beneficial interest in Borrower, a failure of Borrower to deliver to Lender notice or other information required to be provided in connection with a transfer shall not, in and of itself, constitute an Event of Default, if such notice or other information required to be provided in connection with such Transfer is delivered by Borrower to Lender within five Business Days after delivery by Lender to Borrower of a request for such notice or other required information.

(e) Equity Pledge; Preferred Equity. If a Prohibited Equity Pledge or any Prohibited Preferred Equity occurs or exists.

(f) Insurance. If Borrower fails to maintain in full force and effect all Policies required hereunder, provided that so long as Borrower is in substantial compliance with the Policies, Borrower shall be entitled to notice of such failure from Lender and ten Business Days to cure the same.

(g) ERISA; Negative Covenants. If a default occurs in the due performance or observance by Borrower of any term, covenant or agreement contained in Section 5.8 or in Article VI; provided that such default shall not constitute an Event of Default unless and until it remains uncured for 15 Business Days after Borrower receives written notice thereof from Lender.

(h) Legal Requirements. If Borrower fails to cure properly any violations of Legal Requirements affecting all or any portion of any Property within 30 days after Borrower first receives written notice of any such violations; provided, however, if any such violation is reasonably susceptible of cure, but not within such 30 day period, then Borrower shall be permitted up to an additional 30 days to cure such violation provided that Borrower commences a cure within such initial 30 day period and thereafter diligently and continuously pursues such cure, provided such 30-day cure period shall be further extended so long as Borrower is diligently and continuously pursuing a cure and the failure to cure would not have a Material Adverse Effect, provided any such cure period shall not exceed 90 days in the aggregate.

(i) Express Events of Default. If any event occurs that is explicitly identified as an “Event of Default” under any provision contained herein or in any of the other Loan Documents.

(j) Other Covenants. If a default occurs in the due performance or observance by Borrower of any term, covenant or agreement (other than those referred to in any other subsection of this Section) contained in this Agreement or any other Loan Document, except that in the case of a default that can be cured by the payment of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days after Borrower receives written notice thereof; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within 30 days, such default shall not constitute an Event of Default unless and until it remains uncured for 30 days after Borrower receives written notice thereof, provided that promptly following its receipt of such written notice, Borrower delivers written notice to Lender of its intention and ability to effect such cure within such 30 day period; and if such non-monetary default is not cured within such 30 day period despite Borrower’s diligent efforts but is susceptible of being cured within 90 days of

Borrower’s receipt of Lender’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 90 days from Borrower’s receipt of Lender’s original notice, provided that Borrower promptly delivers written notice to Lender of its intention and ability to effect such cure prior to the expiration of such 90 day period.

Section 7.2. Remedies.

(a) During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Mortgages and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.1(c) shall occur, then (except as specified in Section 7.2(f)) the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents.

(b) If Lender forecloses on any Collateral, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the remaining Collateral. At the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Properties and applied in reduction of the Indebtedness.

(c) During the continuance of any Event of Default (including an Event of Default resulting from a failure to satisfy the insurance requirements specified herein), Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Lender may enter upon any or all of the Properties upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral or to foreclose the Mortgages or collect the Indebtedness. The actual and documented costs and expenses incurred by Lender in exercising rights under this Section (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgages and other Loan Documents and shall be due and payable to Lender upon demand therefor.

(d) Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.

(e) Notwithstanding the availability of legal remedies, Lender will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Borrower to cure or refrain from repeating any Default

(f) Notwithstanding anything herein to the contrary, if an event specified in Section 7.1(c) occurs solely in respect of Sponsor and not any Required SPE, then such event shall not constitute an Event of Default or result in an acceleration of the Loan unless, in each case, Lender so determines in its sole discretion by written notice to Borrower; and unless and until Lender sends such notice, a Trigger Period shall be deemed to have commenced for all purposes hereunder, which Trigger Period shall continue until the Loan is repaid in full.

(g) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to execute the Severed Loan Documents (Borrower ratifying all that its said attorney shall do by virtue thereof); provided, however, that Lender shall not make or execute any such Severed Loan Documents under such power until the expiration of three days after written notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under the aforesaid power. Borrower shall be obligated to pay any actual and documented costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents, and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

Section 7.3. Application of Payments after an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion either toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) and the Notes or Note Components in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Property expenses.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and assigns.

Section 8.2. GOVERNING LAW.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. BORROWER AND LENDER HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 8.4 (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).

Section 8.3. Modification, Waiver in Writing. Neither this Agreement nor any other Loan Document may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Lender.

Section 8.4. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (except that any party hereto may change its address and other contact information for purposes hereof at any time by sending a written notice to the other parties to this Agreement in the manner provided for in this Section). A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Lender:

Goldman Sachs Mortgage Company

200 West Street

New York, New York 10282

Attention: General Counsel

with copies to:

Goldman Sachs Mortgage Company

200 West Street

New York, New York 10282

Attention: Rene Theriault and J. Theodore Borter

and

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: John V. Harrison, Esq.

If to Borrower:

c/o Parkway Operating Partnership LP

One Orlando Centre

800 North Magnolia Avenue, Suite 1625

Orlando, Florida 32803

Attention: Thomas Blalock

Email address:

and

TH Real Estate

8500 Andrew Carnegie Blvd, 3rd Floor

Charlotte, NC 28262

Attention: Michael D. Fisk

Telephone:

E-mail:

and

Silverpeak Real Estate Partners

40 West 57th Street, 29th Floor

New York, NY 10019

Attention: Brett Bossung

Telephone:

Email:

and

Canada Pension Plan Investment Board

One Queen Street East, Suite 2500

Toronto, Ontario M5C 2W5

Attention: Lora Gotcheva

Telephone:

E-mail:

with a copy to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Lee E. Berner, Esq.

and

Teachers Insurance and Annuity Association

4675 MacArthur Court, Suite 1100

Newport Beach, CA 92660

Attention: Gabriel J. Steffens, Esq.

Telephone:

E-mail:

and

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Arthur S. Adler

Telephone:

E-mail:

Borrowers hereby appoint the individual Borrower named as notice party above (the “Representative Borrower”) to serve as agent on behalf of all Borrowers to receive any notices required to be delivered to any or all Borrowers hereunder or under the other Loan Documents and to be the sole party authorized to deliver notices on behalf of the Borrowers hereunder and under each of the other Loan Documents. Any notice delivered to the Representative Borrower shall be deemed to have been delivered to all Borrowers, and any notice received from the Representative Borrower shall be deemed to have been received from all Borrowers. Borrowers shall be entitled from time to time to appoint a replacement Representative Borrower by written notice delivered to Lender and signed by both the new Representative Borrower and the Representative Borrower being so replaced.

Section 8.5. TRIAL BY JURY. LENDER AND BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE EACH HEREBY INDIVIDUALLY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 8.6. Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 8.7. Assignment and Participation.

(a) Except as expressly set forth in Article II, Borrower may not sell, assign or otherwise transfer any rights, obligations or other interest of Borrower in or under the Loan Documents.

(b) Lender and each assignee of all or a portion of the Loan shall have the right from time to time in its discretion and without the consent of Borrower to sell one or more of the Notes or Note Components or any interest therein (an “Assignment”) and/or sell a participation interest in one or more of the Notes or Note Components (a “Participation”). Borrower shall reasonably cooperate with Lender, at Lender’s request, in order to effectuate any such Assignment or Participation, and Borrower shall promptly provide such information, legal opinions and documents relating to each Required SPE, Sponsor, the Property, the Approved Property Manager and any Tenants as Lender may reasonably request in connection with such Assignment or Participation. The foregoing shall be at Lender’s sole cost and expense; provided that Borrower shall pay its own legal expenses up to the amount that, when aggregated with Borrower’s expenses under Section 1.1(c) and the Cooperation Agreement, shall not exceed $25,000 (and any excess over such amount shall be paid by Lender). In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment, the rights, benefits and obligations of the assigning Lender as a “Lender” hereunder and under the other Loan Documents, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement, and (iii) one Lender shall serve as agent for all Lenders and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of the Lenders

(subject, in each case, to appointment of a Servicer, pursuant to Section 8.22, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be). Goldman Sachs Mortgage Company or, upon the appointment of a Servicer, such Servicer, shall maintain, or cause to be maintained, as non-fiduciary agent for Borrower, a register on which it shall enter (i) the name or names of the registered owner or owners from time to time of the Notes and (ii) principal amounts (and stated interest) of the Notes owing to each registered owner or owners. Subject to Section 1.1(c), upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate Notes in the amount of their respective interests (but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note, upon return of the Note then being replaced. Subject to Section 8.24, each potential or actual assignee, participant or investor in a Securitization, and each Rating Agency, shall be entitled to receive all information received by Lender under this Agreement. After the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower and each Lender of the identity and address of the assignee. Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained in this Agreement that such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment.

(c) If, pursuant to this Section, any interest in this Agreement or any Note is transferred to any transferee, such transferee shall, promptly upon receipt of written request from Borrower, furnish to Borrower Form W-9, Form W-8BEN, or Form W-8ECI, as applicable.

Section 8.8. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 8.9. Preferences; Waiver of Marshalling of Assets. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. If any payment to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the obligations hereunder or portion thereof intended to be satisfied by such payment shall be revived and continue in full force and effect, as if such payment had not been made. Borrower hereby waives any legal right otherwise available to Borrower that would require the sale of any Collateral either separate or apart from other Collateral, or require Lender to exhaust its remedies against any Collateral before proceeding against any other Collateral. Without limiting the foregoing, to the fullest extent permitted by law, Borrower hereby waives and shall not assert any rights in respect of a marshalling of Collateral, a sale in the inverse order of alienation, any homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral or any portion thereof in any sequence and any combination as determined by Lender in its sole discretion.

Section 8.10. Remedies of Borrower. If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably in any case where by law or under this Agreement or the other Loan Documents any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment except in the event of a final, non-appealable determination by a court of competent jurisdiction that Lender’s actions constituted intentional bad faith. Without limiting the foregoing, Borrower shall not assert, and hereby waives, any claim against Lender (except as provided in the foregoing sentence) and/or its affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable Legal Requirement) arising out of, as a result of, or in any way related to, the Loan Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 8.11. Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any offsets, counterclaims or defenses. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness. Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses against the assigning Lender.

Section 8.12. No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in any Property other than that of mortgagee or lender.

Section 8.13. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall prevail. The parties acknowledge that they were each represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same.

Section 8.14. Brokers and Financial Advisors. Borrower represents that neither it nor Sponsor has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than HFF, LP (and any commissions payable in connection therewith shall be paid solely by Sponsor). Lender represents that neither it nor any of its affiliates has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower and Lender shall indemnify and hold each other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than HFF, LP, the fees of which shall be paid by Sponsor) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated in this Agreement. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 8.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

Section 8.16. Estoppel Certificates.

(a) Borrower shall execute, acknowledge and deliver to Lender, within ten Business Days after receipt of Lender’s written request therefor, which request Lender shall not make more than two times in any twelve month period (unless an Event of Default is continuing, in which event Lender may make such request from time to time in Lender’s sole discretion), a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (E) that neither Borrower nor, to Borrower’s knowledge, Lender, is in default under the Loan Documents (or specifying any such default), (F) to Borrower’s knowledge, that all Leases are in full force and effect (except for those that have expired or have been terminated in accordance with the terms hereof) and have not been modified (except in accordance with the Loan Documents), (G) whether or not, to the knowledge of Borrower, any of the Tenants under the Leases are in material default under the Leases (setting forth the specific nature of any such material defaults) and (H) such other matters as Lender may reasonably request. Any prospective purchaser of any interest in a Loan shall be permitted to rely on such certificate.

(b) In the event a Securitization has not occurred within six months after the date hereof, upon Lender’s written request, which Lender shall make no more than twice during the term of the Loan so long as no Event of Default is continuing, Borrower shall use commercially reasonable efforts to obtain from each Tenant renting 25,000 rentable square feet or more at the Property, and thereafter promptly deliver to Lender duly executed estoppel certificates from any one or more Tenants specified by Lender, attesting to such facts regarding the Leases as Lender may reasonably require, including attestations that each Lease covered thereby is in full force and effect with no material defaults thereunder on the part of any party, that rent has not been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

Section 8.17. General Indemnity; Payment of Expenses.

(a) Borrower, at its sole cost and expense, shall protect, indemnify, reimburse, defend and hold harmless Lender and its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents, affiliates, successors, participants and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”) for, from and against any and all Damages of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of Lender’s interest in the Loan; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such Damages have been found by the judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or arise from acts or events first occurring after foreclosure or other taking title to or possession of by an Indemnified Party or any successor to or assignee of an Indemnified Party or with respect to any matter that pursuant to the express terms hereof is to be at Lender’s expense or at no cost or expense to Borrower or with respect to any Examined Sections (as defined in the Cooperation Agreement) in connection with any Securitization of the Loan, which shall be governed by the terms of the Cooperation Agreement. Any amounts payable to Lender by reason of the application of this Section shall be secured by the Mortgages and shall become immediately due and payable and shall bear interest at the Default Rate from the date Damages are sustained by the Indemnified Parties until paid. The provisions of and undertakings and indemnifications set forth in this Section shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.

(b) To the extent any Indemnified Party has notice of a claim for which it intends to seek indemnification hereunder, such Indemnified Party shall give prompt written notice thereof to Borrower, provided that failure by Lender to so notify Borrower will not relieve Borrower of its obligations under this Section, except to the extent that Borrower suffers actual prejudice as a result of such failure. In connection with any claim for which indemnification is sought hereunder, Borrower shall have the right to defend the applicable Indemnified Party (if requested by the applicable Indemnified Party, in the name of such Indemnified Party) from such claim by attorneys and other professionals reasonably approved by the applicable Indemnified Party. Upon assumption by Borrower of any defense pursuant to the immediately preceding sentence, Borrower shall have the right to control such defense, provided that the applicable Indemnified Party shall have the right to reasonably participate in such defense and Borrower shall not consent to the terms of any compromise or settlement of any action defended by Borrower in accordance with the foregoing without the prior consent of the applicable Indemnified Party, unless such compromise or settlement (i) includes an unconditional release of the applicable Indemnified Party from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the applicable Indemnified Party. The applicable Indemnified Party shall have the right to retain its own counsel if the applicable Indemnified Party shall have been advised by counsel that there are actual material conflicts of interest between Borrower and the applicable Indemnified Party, including situations in which there are one or more legal defenses available to the applicable Indemnified Party that are different from or additional to those available to Borrower. So long as Borrower is conducting the defense of any action defended by Borrower in accordance with the foregoing in a prudent and commercially reasonable manner, Lender and the applicable Indemnified Party shall not compromise or settle such action defended without Borrower’s consent, which shall not be unreasonably withheld or delayed.

(c) Borrower shall reimburse Lender upon receipt of written notice from Lender for (i) all actual and documented out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with the origination of the Loan, including legal fees and disbursements, accounting fees, and the costs of the Appraisals, the Engineering Reports, the Title Insurance Policies, the Surveys, the Environmental Reports and any other third-party diligence materials; (ii) all actual and documented out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with (A) monitoring Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with Environmental Laws and insurance requirements, (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters relating hereto (including Leases, Material Agreements, and Permitted Encumbrances), (C) filing, registration and recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents (including the filing, registration or recording of any instrument of further assurance) and all federal, state, county and municipal, taxes (including, if applicable, intangible taxes), search fees, title insurance premiums, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Loan Documents, any mortgage supplemental thereto, any security instrument with respect to the Collateral or any instrument of further assurance, (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any Collateral, and (E) the satisfaction of any Rating Condition in respect of any matter required or requested by Borrower hereunder; and (iii) all actual and documented out-of-pocket costs and expenses (including attorney’s fees and, if the Loan has been Securitized, special servicing fees) incurred by Lender (or any of its affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring, settlement or workout and any insolvency or bankruptcy proceedings (including any applicable transfer taxes). Without limiting the foregoing, Borrower shall pay all actual and documented costs, expenses and fees of Lender and its Servicer, operating advisor and securitization trustee resulting from any Casualty, Condemnation Default or reasonably imminent default by Borrower or request by Borrower (including enforcement expenses and any liquidation fees (up to a maximum amount of 0.50% (50 basis points)), workout fees(up to a maximum amount of 0.50% (50 basis points)), special servicing fees (up to a maximum amount of 0.25% (25 basis points)), operating advisor consulting fees or any other similar fees and interest payable on advances made by the Servicer or the securitization trustee with respect to delinquent debt service payments or expenses of curing Borrower’s defaults under the Loan Documents, and any expenses paid by Servicer or a trustee in respect of the protection and preservation of any Property, such as payment of taxes and insurance premiums); and the costs of all property inspections and/or appraisals (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain due to a request by Borrower or the occurrence of a Default; provided, that in no event shall Borrower be responsible for the Servicer’s master servicing fees.

Section 8.18. No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Indemnified Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 8.19. Recourse.

(a) Subject to the qualifications herein, Lender shall not enforce Borrower’s obligation to pay the Indebtedness by any action or proceeding wherein a deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any of its affiliates, or any Exculpated Person, except for foreclosure actions or any other appropriate actions or proceedings in order to fully exercise Lender’s remedies in respect of, and to realize upon, the Collateral, and except for any actions to enforce any obligations expressly assumed or guaranteed by any guarantor, indemnitor or similar party (whether or not such party is an Exculpated Person) under the Loan Documents or the obligations of Borrower under Section 8.19(b).

(b) Borrower shall indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including the actual and documented legal and other expenses of enforcing the obligations of Borrower under this Section and Sponsor under the Guaranty) resulting from or arising out of any of the following:

(i) any intentional physical Waste at any of the Properties committed or permitted by Borrower, Sponsor or any of their respective affiliates, subject to the Property generating sufficient cash flow to prevent such Waste (taking into account all other costs and expenses of the Loan and the operation of the Property) and such cash flow being made available to Borrower for such purposes;

(ii) any fraud or intentional misrepresentation in connection with the Loan committed by Borrower, Sponsor, any affiliated Approved Property Manager or any of their respective Controlled Affiliates;

(iii) any willful misconduct in connection with the Loan by Borrower, Sponsor, any affiliated Approved Property Manager or any of their respective Controlled Affiliates (including (1) any litigation or other legal proceeding initiated by such Person in bad faith that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender as provided herein and in the other Loan Documents during the continuance of an Event of Default and (2) any refusal by Borrower to comply with Section 5.9 hereof);

(iv) the misappropriation or misapplication by Borrower, Sponsor, any affiliated Approved Property Manager or any of their respective Controlled Affiliates, of any funds in violation of the Loan Documents (including misappropriation or misapplication of Revenues, security deposits and/or Loss Proceeds);

(v) any voluntary Debt constituting indebtedness for borrowed money if and to the extent the continued existence thereof is prohibited hereunder;

(vi) any breach by Borrower or Sponsor of any representation or covenant regarding environmental matters contained in this Agreement or in the Environmental Indemnity;

(vii) the failure to pay or maintain the Policies or pay the amount of any deductible required thereunder following a Casualty or other insurance claim, provided that (i) cash flow from the Properties is sufficient to pay the cost of the Policies or any deductible or other insurance claim (taking into account all other costs and expenses of the Loan and the operation of the Property) and (ii) Lender permits such cash flow to be applied for such purpose;

(viii) the failure of any Required SPE to be, and to at all times have been, a Single-Purpose Entity and the filing by any Person of a motion for substantive consolidation in bankruptcy citing any such failure (for the avoidance of doubt, the recourse described in this clause shall be in addition to the full recourse for a substantive consolidation described below);

(ix) removal of personal property from any of the Properties during or in anticipation of an Event of Default, unless replaced with personal property of the same utility and of the same or greater value and utility, except to the extent Borrower reasonably determines that replacement is not necessary and failure to replace would not have a Material Adverse Effect;

(x) any fees or commissions paid by Borrower to any affiliate in violation of the terms of the Loan Documents; and

(xi) the contesting or opposition by Borrower, Sponsor or any of their respective affiliates of any motion filed by Lender for relief from the automatic stay in any bankruptcy proceeding of Borrower.

In addition to the foregoing, the Loan and all Indebtedness shall be fully recourse to Borrower and Sponsor, jointly and severally, if (i) there is any voluntary Transfer of any of the Properties or any other material Collateral (including Liens and encumbrances on the Collateral arising from secured Debt that is not permitted hereunder), in each case, to the extent such Transfer is not permitted under this Agreement or the other Loan Documents, or any voluntary Prohibited Change of Control or voluntary Prohibited Equity Pledge, in each case, in violation of the Loan Documents, (ii) any petition for bankruptcy, insolvency, dissolution or liquidation under the Bankruptcy Code or any similar federal or state law of any Required SPE is filed by, consented to, or acquiesced in by, any Required SPE, (iii) any Required SPE or any of their respective affiliates (including Sponsor) shall have colluded with other creditors to cause an involuntary filing under the Bankruptcy Code or similar federal or state law with respect to any Required SPE, or (iv) any Required SPE fails to be, and to at all times have been, a Single-Purpose Entity, which failure results in a substantive consolidation of Borrower with any affiliate in a bankruptcy or similar proceeding (except where Lender has sought such consolidation) or the filing by Borrower any affiliate of Borrower of a motion for substantive consolidation in a bankruptcy of Borrower citing such failure. All of Borrower’s liabilities under this Section 8.19(b) shall be guaranteed by Sponsor pursuant to the Guaranty.

(c) The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the Notes, the Indebtedness secured by the Collateral, or the Liens on the Collateral, or the right of Lender, as mortgagee or secured party, to foreclose and/or enforce its rights with respect to the Collateral after an Event of Default. Nothing in this Agreement shall be deemed to be a waiver of any right which Lender may have under the Bankruptcy Code to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents. Lender may seek a judgment on the Note (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose on any Collateral or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on the Notes, or with respect to any Indebtedness or any judgment rendered in such judicial proceedings, such judgment shall constitute a Lien on and may be enforced on and against the Collateral and the rents, profits, issues, products and proceeds thereof. Nothing in this Agreement shall impair the right of Lender to accelerate the maturity of the Note upon the occurrence of an Event of Default, nor shall anything in this Agreement impair or be construed to impair the right of Lender to seek personal judgments, and to enforce all rights and remedies under applicable law, jointly and severally against any indemnitors and guarantors to the extent allowed by any applicable Loan Documents. The provisions set forth in this Section are not intended as a release or discharge of the obligations due under the Note or under any Loan Documents, but are intended as a limitation, to the extent provided in this Section, on Lender’s right to sue for a deficiency or seek a personal judgment except as required in order to realize on the Collateral.

Section 8.20. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or affiliates of Lender wherever located) to or for the credit or the account of Borrower (but not any constituent member of Borrower) against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.

Section 8.21. Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of appraisals of the Properties or other Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports that are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

Section 8.22. Servicer. Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by Servicer on Lender’s behalf, shall have the same force and effect as if Servicer were Lender.

Section 8.23. No Fiduciary Duty.

(a) Borrower acknowledges that, in connection with this Agreement, the other Loan Documents and the Transaction, Lender has relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by Lender for such purposes, and Lender does not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof. Lender, its affiliates and their respective equityholders and employees (for purposes of this Section, the “Lending Parties”) have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Sponsor, Borrower or any other Person or any of their respective affiliates or to advise or opine on any related solvency or viability issues.

(b) It is understood and agreed that (i) the Lending Parties shall act under this Agreement and the other Loan Documents as an independent contractor, (ii) the Transaction is an arms’-length commercial transaction between the Lending Parties, on the one hand, and Borrower, on the other, (iii) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower, Sponsor or their respective affiliates, stockholders, employees or creditors or any other Person and (iv) nothing in this Agreement, the other Loan Documents, the Transaction or otherwise shall be deemed to create (A) a fiduciary duty (or other implied duty) on the part of any Lending Party to Sponsor, Borrower, any of their respective affiliates, stockholders, employees or creditors, or any other Person or (B) a fiduciary or agency relationship between Sponsor, Borrower or any of their respective affiliates, stockholders, employees or creditors, on the one hand, and the Lending Parties, on the other. Borrower agrees that neither it nor Sponsor nor any of their respective affiliates shall make, and hereby waives, any claim against the Lending Parties based on an assertion that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, Sponsor or their respective affiliates, stockholders, employees or creditors. Nothing in this Agreement or the other Loan Documents is intended to confer upon any other Person (including affiliates, stockholders, employees or creditors of Borrower and Sponsor) any rights or remedies by reason of any fiduciary or similar duty.

(c) Borrower acknowledges that it has been advised that the Lending Parties are a full service financial services firm engaged, either directly or through affiliates in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Lending Parties may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of affiliates of Borrower, including Sponsor, as well as of other Persons that may (i) be involved in transactions arising from or relating to the Transaction, (ii) be customers or competitors of Borrower, Sponsor and/or their respective affiliates, or (iii) have other relationships with Borrower, Sponsor and/or their respective affiliates. In addition, the Lending Parties may provide investment banking, underwriting and financial advisory services to such other Persons. The Lending Parties may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of affiliates of Borrower, including Sponsor, or such other Persons. The Transaction may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph. Although the Lending Parties in the course of such other activities and relationships may acquire information about the Transaction or other Persons that may be the subject of the Transaction, the Lending Parties shall have no obligation to disclose such information, or the fact that the Lending Parties are in possession of such information, to Borrower, Sponsor or any of their respective affiliates or to use such information on behalf of Borrower, Sponsor or any of their respective affiliates.

(d) Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to this Agreement, the other Loan Documents, the Transaction and the process leading thereto.

Section 8.24. Borrower Information. Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall not disclose to any Person, and shall treat confidentially, all such information, but in any event shall have the right to disclose any and all information provided to Lender by Borrower or Sponsor regarding Borrower, Sponsor, the Loan and the Properties (i) to affiliates of Lender and to Lender’s agents and advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) subject to Lender’s customary confidentiality agreement, which may be in the form of a so-called “click-through” confidentiality agreement on a data sharing website, to any actual or potential assignee, transferee or participant in connection with the contemplated assignment, transfer, participation or Securitization of all or any portion of the Loan or any participations therein, and to any investors or prospective investors in the Certificates, and their respective advisors and agents, including the operating advisor, or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations, or to any Person that is a pledgee or a party to a repurchase agreement with respect to the Loan, (iii) to any Rating Agency in connection with a Securitization or as otherwise required in connection with a disposition of the Loan, (iv) to any Person necessary or desirable in connection with the exercise of any remedies hereunder or under any other Loan Document following an Event of Default, (v) to any governmental agency, including the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Securities and Exchange Commission and any other regulatory authority that may exercise authority over Lender or any investor in the Certificates (including the Servicer, the Securitization trustee and their respective agents and employees) or any representative thereof, and to the National Association of Insurance Commissioners, in each case if requested by such governmental agency or otherwise required to comply with the applicable rules and regulations of such governmental agency or if required pursuant to legal or judicial process, and (vi) in any Disclosure Document (as defined in the Cooperation Agreement). In addition, Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to Lender in connection with the administration and management of this Agreement and the other Loan Documents. Each party hereto (and each of their respective affiliates, employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. For the purpose of this Section, “tax structure” means any facts relevant to the federal income tax treatment of the Transaction but does not include information relating to the identity of any of the parties hereto or any of their respective affiliates.

Section 8.25. EU Bail-in Rule. Notwithstanding anything to the contrary in any of the Loan Documents or in any other agreement, arrangement or understanding among the parties to the Loan Documents, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any EEA Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii) the effects of any EEA Bail-in Action on any such liability, including, if applicable:

(A)	a reduction in full or in part or cancellation of any such liability;

(B)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 8.26. PATRIOT Act Records. Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and Sponsor, which information includes the name and address of Borrower and Sponsor and other information that will allow Lender to identify Borrower or Sponsor in accordance with the PATRIOT Act.

Section 8.27. Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT THAT ANY ORIGINATION FEE SPECIFIED IN ANY TERM SHEET, COMMITMENT LETTER OR FEE LETTER SHALL BE AN OBLIGATION OF BORROWER AND SHALL BE PAID AT CLOSING, AND ANY INDEMNIFICATIONS, FLEX PROVISION, EXIT FEES AND THE LIKE PROVIDED FOR THEREIN SHALL SURVIVE THE CLOSING).

Section 8.28. Publicity. Lender may issue press releases, advertisements and other promotional materials describing in general terms or in detail Lender’s participation in the Loan and may utilize photographs of the Properties in such promotional materials. Borrower shall not make any references to Lender in any press release, advertisement or promotional material issued by Borrower or Sponsor unless Lender shall have approved of the same in writing prior to the issuance of such press release, advertisement or promotional material. The foregoing shall not restrict the identification of Lender or the material terms of the Loan in any required SEC filing of Parkway. Notwithstanding anything to the contrary, this Section 8.28 shall not restrict CPP from providing required or requested reports to the Minister of Finance and the Parliament of Canada on the operations of CPP and its affiliates and making disclosures at related public meetings, or prevent CPP’s directors, officers, employees and agents from providing to CPP’s auditor and special examiner all information and documents that may be requested by them

Section 8.29. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable hereunder or under any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 8.30. Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 8.31. Joint and Several Liability. The representations, covenants, warranties and obligations of Borrower hereunder are joint and several. In the event of (a) any payment by any one or more of the Borrowers of any amount in excess of its respective Proportional Amount, or (b) the foreclosure of, or the delivery of deeds in lieu of foreclosure relating to, any of the Collateral owned by one or more of the Borrowers, each Borrower (the “Overpaying Borrower”) that has paid more than its Proportional Amount or whose Collateral or assets have been utilized to satisfy obligations under the Loan or otherwise for the benefit of one or more other Borrowers shall be entitled, after payment in full of the Note and the satisfaction of all the Borrowers’ other obligations to the Lender under the Loan Documents, to contribution from each of the benefited Borrowers (i.e., the Borrowers, other than the Overpaying Borrower, who have paid less than their respective Proportional Amount or whose Collateral or assets have not been so utilized to satisfy obligations under the Loan) for the amounts so paid, advanced or benefited, up to such benefited Borrower’s then current Proportional Amount. Such right to contribution shall be subordinate in all respects to the Loan. As used herein, the “Proportional Amount” with respect to any Borrower shall equal the amount derived as follows: (a) the ratio of the aggregate amount of the Loan allocable to the Property or Properties in which such Borrower has an interest to the then outstanding Principal Indebtedness; times (b) the aggregate amount paid or payable by the Borrowers under the Loan Documents (including interest).

Executed and delivered as of the date first hereinabove set forth.

LENDER:

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	/s/ Will Waters
	Name:	Will Waters
	Title:	Authorized Signatory

[Signatures continued on following page]

BORROWER:

GWP NORTH RICHMOND, LLC, a Delaware limited liability company

By:	/s/ Scott E. Francis
	Name:	Scott E. Francis
	Title:	Executive Vice President
Chief Financial Officer
Chief Accounting Officer

By:	/s/ A. Noni Holmes-Kidd
	Name:	A. Noni Holmes-Kidd
	Title:	Vice President and General Counsel

GWP EIGHT TWELVE, LLC,
A Delaware limited liability company

By:	/s/ Scott E. Francis
	Name:	Scott E. Francis
	Title:	Executive Vice President
Chief Financial Officer
Chief Accounting Officer

By:	/s/ A. Noni Holmes-Kidd
	Name:	A. Noni Holmes-Kidd
	Title:	Vice President and General Counsel

GWP WEST, LLC, a Delaware limited liability company

By:	/s/ Scott E. Francis
	Name:	Scott E. Francis
	Title:	Executive Vice President
Chief Financial Officer
Chief Accounting Officer

By:	/s/ A. Noni Holmes-Kidd
	Name:	A. Noni Holmes-Kidd
	Title:	Vice President and General Counsel

[Signatures continued on following page]

GWP RICHMOND AVENUE, LLC, a Delaware limited liability company

By:	/s/ Scott E. Francis
	Name:	Scott E. Francis
	Title:	Executive Vice President
Chief Financial Officer
Chief Accounting Officer

By:	/s/ A. Noni Holmes-Kidd
	Name:	A. Noni Holmes-Kidd
	Title:	Vice President and General Counsel

GWP CENTRAL PLANT, LLC,
A Delaware limited liability company

By:	/s/ Scott E. Francis
	Name:	Scott E. Francis
	Title:	Executive Vice President
Chief Financial Officer
Chief Accounting Officer

By:	/s/ A. Noni Holmes-Kidd
	Name:	A. Noni Holmes-Kidd
	Title:	Vice President and General Counsel

GWP NINE, LLC, a Delaware limited liability company

By:	/s/ Scott E. Francis
	Name:	Scott E. Francis
	Title:	Executive Vice President
Chief Financial Officer
Chief Accounting Officer

By:	/s/ A. Noni Holmes-Kidd
	Name:	A. Noni Holmes-Kidd
	Title:	Vice President and General Counsel

[Signatures continued on following page]

GWP EDLOE PARKING, LLC, a Delaware limited liability company

By:	/s/ Scott E. Francis
	Name:	Scott E. Francis
	Title:	Executive Vice President
Chief Financial Officer
Chief Accounting Officer

By:	/s/ A. Noni Holmes-Kidd
	Name:	A. Noni Holmes-Kidd
	Title:	Vice President and General Counsel

GWP ONE, LLC,
A Delaware limited liability company

By:	/s/ Scott E. Francis
	Name:	Scott E. Francis
	Title:	Executive Vice President
Chief Financial Officer
Chief Accounting Officer

By:	/s/ A. Noni Holmes-Kidd
	Name:	A. Noni Holmes-Kidd
	Title:	Vice President and General Counsel

GWP TWO, LLC, a Delaware limited liability company

By:	/s/ Scott E. Francis
	Name:	Scott E. Francis
	Title:	Executive Vice President
Chief Financial Officer
Chief Accounting Officer

By:	/s/ A. Noni Holmes-Kidd
	Name:	A. Noni Holmes-Kidd
	Title:	Vice President and General Counsel

[Signatures continued on following page]

GWP EAST, LLC, a Delaware limited liability company

By:	/s/ Scott E. Francis
	Name:	Scott E. Francis
	Title:	Executive Vice President
Chief Financial Officer
Chief Accounting Officer

By:	/s/ A. Noni Holmes-Kidd
	Name:	A. Noni Holmes-Kidd
	Title:	Vice President and General Counsel

GWP 3800 BUFFALO SPEEDWAY, LLC, a Delaware limited liability company

By:	/s/ Scott E. Francis
	Name:	Scott E. Francis
	Title:	Executive Vice President
Chief Financial Officer
Chief Accounting Officer

By:	/s/ A. Noni Holmes-Kidd
	Name:	A. Noni Holmes-Kidd
	Title:	Vice President and General Counsel

Schedule A

Properties

GWP NORTH RICHMOND, LLC:

TRACT 1 (FEE SIMPLE):

A tract of land containing 4.430 acres (192,963 Square Feet) situated in the A.C. Reynolds League, Abstract No. 61, Harris County, Texas, and being described as Unrestricted Reserve “A” in Block 1 of Greenway Plaza, Section Five as recorded in Harris County Film Code No. 421116 and also being the Replat of a part of Block 1 of The Lamar- Weslayan Addition per the map recorded in Volume 35, Page 48 of the Map Records of Harris County (H.C.M.R.) and being more particularly described by metes and bounds as follows with all bearings and coordinates referenced to the Texas Coordinate System, South Central Zone;

Beginning at a found “X” in concrete (X = 3,130,911.60, Y = 707,996.54) for the point of intersection of the easterly right-of-way line of Timmons Lane (width varies) with the northerly right-of-way line of Colquitt Street (60.48 feet wide per the easement recorded under Harris County Clerk’s File Number(s) (F.N.) F623735, Film Code No. (F.C.) 196-16-0881, Harris County Official Public Records of Real Property (H.C.O.P.R.R.P.), being a point on a non- tangent curve the left and being the southwest corner of the herein described tract of land;

THENCE, Northerly, 232.46 feet along said easterly right-of-way line of Timmons Lane and along said curve to the left (Central Angle = 07 degrees 27 minutes 28 seconds; Radius = 1,785.95; Chord Bearing and Distance = North 08 degrees 54 minutes 59 seconds West, 232.30 feet) to an “X” in concrete found for the northwesterly corner of this tract;

THENCE, departing said right-of-way line, North 86 degrees 05 minutes 21 seconds East, passing at 255.88 feet to a 5/8-inch iron rod found and continuing for a total distance of 492.46 feet to a 5/8-inch iron rod found for an angle point on the easterly north line of said Lamar- Weslayan Addition;

THENCE, North 87 degrees 33 minutes 46 seconds East, 370.44 feet along said easterly north line to a 5/8-inch iron rod with plastic cap set for a point on a non-tangent curve to the left in the west right-of-way line of Edloe Street (varying width), for the northeasterly corner of this tract;

THENCE, southerly, 52.26 feet along the west right-of-way line of Edloe Street and along said curve to the left (Central Angle = 02 degrees 33 minutes 50 seconds; Radius = 1,167.92 feet; Chord Bearing and Distance = South 01 degrees 05 minutes 42 seconds East, 52.26 feet) to an “X” in concrete found for a point of tangency;

THENCE, continuing along said west right-of-way line, South 02 degrees 22 minutes 37 seconds East, 167.11 feet to a 5/8-inch iron rod w/ cap set for the intersection at the north right-of-way line of said Colquitt Street with the east right-of-way of said Edloe Street and the southeasterly corner of this tract;

THENCE, south 85 degrees 54 minutes 28 seconds West, a distance of 835.47 feet to the Point of Beginning, enclosing within its bounds a computed area of 4.430 acres (192,963 square feet) of land, more or less.

TOGETHER WITH THOSE CERTAIN RIGHTS APPURTENANT TO TRACT 1, AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(a)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS RICHMOND AVENUE AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 79-414, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. G032016, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(b)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS RICHMOND AVENUE AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 79-415, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. G032015, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(c)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS COLQUITT STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 81-84, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. J063068, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(d)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS COLQUITT STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 81-85, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. J063069, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(e)

LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHT, PRIVILEGE, LICENSE AND PERMISSION TO CONSTRUCT AND MAINTAIN A PARKING GARAGE ENTRANCE RAMP WITHIN, OVER AND ACROSS EDLOE STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 81-1910, A

CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. J063070, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

TRACT 2 (NON-EXCLUSIVE EASEMENT):

EASEMENTS APPURTENANT TO TRACT 1 AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(1)	RECIPROCAL EASEMENT AGREEMENT BY AND BETWEEN KENNETH SCHNITZER AND LAMAR PLAZA, DATED SEPTEMBER 13, 1976, FILED FOR RECORD ON SEPTEMBER 17, 1976, UNDER HARRIS COUNTY CLERK’S FILE NO. E893654, AS AFFECTED BY INSTRUMENT DATED FEBRUARY 10, 1977, FILED FEBRUARY 24, 1977, UNDER HARRIS COUNTY CLERK’S FILE NO. F054227, AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “RECIPROCAL EASEMENT AGREEMENT” DATED APRIL 1, 1980, FILED FOR RECORD ON JANUARY 12, 1981, UNDER HARRIS COUNTY CLERK’S FILE NO. G824638;

(2)	NORTH GARAGE USE AND EASEMENT AGREEMENT DATED JUNE 1, 1978, FILED JUNE 30, 1978, UNDER HARRIS COUNTY CLERK’S FILE NO. F663391, AS AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “NORTH GARAGE USE AND EASEMENT AGREEMENT” FILED JANUARY 13, 1981, UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) G827403.

(3)

NON-EXCLUSIVE EASEMENT FOR PROVIDING ACCESS, OVER, ACROSS AND THROUGH “EDLOE STREET GARAGE” AND THE “EDLOE STREET GARAGE LAND” FOR PEDESTRIAN AND VEHICULAR ACCESS FOR PARKING ALL AS SET OUT AND DEFINED IN THAT CERTAIN EDLOE STREET GARAGE USE AND EASEMENT AGREEMENT BY AND BETWEEN COUSINS GREENWAY EDLOE PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (OWNER), AND COUSINS GREENWAY WEST PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST PARKING”), (II) COUSINS GREENWAY EIGHT TWELVE LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EIGHT TWELVE”), (III) COUSINS

GREENWAY WEST FIRST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST”), (IV) PKY GREENWAY NINE LLC, A GEORGIA LIMITED LIABILITY COMPANY (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC) (“GREENWAY NINE”), AND (V) COUSINS GREENWAY EAST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EAST” AND WITH GREENWAY WEST PARKING, GREENWAY EIGHT TWELVE, GREENWAY NINE AND GREENWAY WEST, (“USER”), RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) RP-2017- .

(4) EASEMENT DEED AND PEDESTRIAN BRIDGE AGREEMENTS DATED JUNE 1, 1978, FILED JUNE 30, 1978 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) F663389 (EAST TOWER) AND F663390 (WEST TOWER), AS AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “EASEMENT DEED AND PEDESTRIAN BRIDGE AGREEMENT” FILED JANUARY 12, 1981, UNDER CLERK’S FILE NO. G824640 (WEST TOWER).

GWP EIGHT TWELVE, LLC: TRACT 3

(FEE SIMPLE):

A TRACT OF LAND CONTAINING 2.185 ACRES (95,174 SQUARE FEET) SITUATED IN THE A.C. REYNOLDS LEAGUE SURVEY, ABSTRACT NO. 61, HARRIS COUNTY, TEXAS, AND BEING DESCRIBED AS UNRESTRICTED RESERVE “B” IN BLOCK 2 OF GREENWAY PLAZA SECTION FIVE AS RECORDED IN HARRIS COUNTY FILM CODE NO. 421116 AND ALSO BEING THE REPLAT OF A PART OF BLOCK 2 OF THE LAMAR- WESLAYAN ADDITION PER THE MAP RECORDED IN VOLUME 35, PAGE 48 OF THE MAP RECORDS OF HARRIS COUNTY (H.C.M.R.) AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS WITH ALL BEARINGS AND COORDINATES REFERENCED TO THE TEXAS COORDINATE SYSTEM, SOUTH CENTRAL ZONE;

COMMENCING AT A POINT FOR THE INTERSECTION OF THE NORTH RIGHT OF WAY (R.O.W.) LINE OF RICHMOND AVENUE (120 FEET WIDE) WITH THE EAST R.O.W. LINE OF TIMMONS LANE (VARYING WIDTH) AND BEING THE ORIGINAL INTERSECTING POINT OF THESE TWO PREVIOUSLY MENTIONED RIGHTS OF WAY ACCORDING TO THE LAMAR-WESLAYAN ADDITION PER THE MAP RECORDED IN VOLUME 35, PAGE 48 OF THE H.C.M.R.;

THENCE, NORTH 04 DEGREES 05 MINUTES 32 SECONDS WEST, 15.00 FEET ALONG THE EAST RIGHT OF WAY LINE OF TIMMONS LANE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST NORTHERLY END OF A CORNER CUTBACK AND ALSO BEING THE POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 04 DEGREES 05 MINUTES 32 SECONDS WEST, 94.71 FEET CONTINUING ALONG THE EAST RIGHT OF WAY LINE OF TIMMONS LANE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST SOUTHERLY END OF A CORNER CUTBACK;

THENCE, NORTH 40 DEGREES 54 MINUTES 28 SECONDS EAST, 21.21 FEET ALONG A CORNER CUTBACK TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST NORTHERLY END OF SAID CUTBACK TO THE SOUTH RIGHT OF WAY LINE OF COLQUITT STREET (60.48 FEET WIDE) AS PER THE EASEMENT RECORDED IN FILE NO. F612735, FILM CODE NO.###-##-#### H.C.O.P.R.R.P.;

THENCE, NORTH 85 DEGREES 54 MINUTES 28 SECONDS EAST, ALONG THE SOUTH RIGHT OF WAY LINE OF COLQUITT STREET, A DISTANCE OF 803.33 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST NORTHERLY END OF A CORNER CUTBACK;

THENCE, SOUTH 48 DEGREES 14 MINUTES 05 SECONDS EAST, ALONG SAID CUTBACK LINE, A DISTANCE OF 20.89 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST SOUTHERLY END OF A CORNER CUTBACK LYING IN THE WEST RIGHT OF WAY LINE OF EDLOE STREET (RIGHT OF WAY WIDTH VARIES);

THENCE, SOUTH 02 DEGREES 22 MINUTES 37 SECONDS EAST, ALONG THE WEST RIGHT OF WAY LINE OF EDLOE STREET, A DISTANCE OF 45.32 FEET TO THE MOST NORTHERLY END OF A CORNER CUTBACK AT A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR CORNER;

THENCE, SOUTH 36 DEGREES 58 MINUTES 44 SECONDS WEST, ALONG SAID CORNER CUTBACK, A DISTANCE OF 23.20 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) LYING IN THE NORTH LINE OF RICHMOND AVENUE (120 FEET WIDE);

THENCE, WESTERLY ALONG THE NORTHERLY LINE OF RICHMOND AVENUE AND ALONG A CURVE TO THE RIGHT, AN ARC LENGTH OF 730.41 FEET (CENTRAL ANGLE= 11 DEGREES 07 MINUTES 51 SECONDS; RADIUS= 3,759.72 FEET; CHORD BEARING AND DISTANCE = SOUTH 82 DEGREES 00 MINUTES 51 SECONDS WEST, 729.26 FEET) TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE POINT OF TANGENCY;

THENCE, CONTINUING ALONG THE NORTH RIGHT OF WAY LINE OF RICHMOND AVENUE, SOUTH 87 DEGREES 34 MINUTES 48 SECONDS WEST, A DISTANCE OF 73.74 THE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST SOUTHERLY END OF A CORNER CUTBACK;

THENCE, NORTH 48 DEGREES 15 MINUTES 22 SECONDS WEST, ALONG SAID CUTBACK LINE, A DISTANCE OF 21.52 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) AND ALSO BEING THE POINT OF BEGINNING CONTAINING 2.185 ACRES (95,174 SQUARE FEET) MORE OR LESS, FOR THE HEREIN DESCRIBED

TRACT OF LAND ALSO REFERRED TO AS UNRESTRICTED RESERVE “B” IN BLOCK 2 OF GREENWAY PLAZA SECTION FIVE AS RECORDED IN HARRIS COUNTY FILM CODE NO. 421116 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS;

TOGETHER WITH THOSE CERTAIN RIGHTS APPURTENANT TO TRACT 3, AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(a)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS RICHMOND AVENUE AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 79-414, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. G032016, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684,A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(b)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS RICHMOND AVENUE AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 79-415, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. G032015, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(c)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS COLQUITT STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 81-84, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. J063068, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(d)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS COLQUITT STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 81-85, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. J063069, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(e)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHT, PRIVILEGE, AND FRANCHISE TO LAY, MAINTAIN, OPERATE AND REMOVE A CHILLED WATER LINE UNDERNEATH RICHMOND AVENUE WEST OF EDLOE STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 81-419, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. J071617, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

TRACT 4 (NON-EXCLUSIVE EASEMENT):

EASEMENTS APPURTENANT TO TRACT 3 AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(1)	EASEMENT DEED AND PEDESTRIAN BRIDGE AGREEMENTS DATED JUNE 1, 1978, FILED JUNE 30, 1978 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) F663389 (EAST TOWER) AND F663390 (WEST TOWER), AS AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “EASEMENT DEED AND PEDESTRIAN BRIDGE AGREEMENT” FILED JANUARY 12, 1981, UNDER CLERK’S FILE NO. G824640 (WEST TOWER).

(2)	RECIPROCAL EASEMENT AGREEMENT BY AND BETWEEN KENNETH SCHNITZER AND LAMAR PLAZA, DATED SEPTEMBER 13, 1976, FILED FOR RECORD ON SEPTEMBER 17, 1976, UNDER HARRIS COUNTY CLERK’S FILE NO. E893654, AS AFFECTED BY INSTRUMENT DATED FEBRUARY 10, 1977, FILED FEBRUARY 24, 1977, UNDER HARRIS COUNTY CLERK’S FILE NO. F054227, AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “RECIPROCAL EASEMENT AGREEMENT” DATED APRIL 1, 1980, FILED FOR RECORD ON JANUARY 12, 1981, UNDER HARRIS COUNTY CLERK’S FILE NO. G824638

(3)	NORTH GARAGE USE AND EASEMENT AGREEMENT DATED JUNE 1, 1978, FILED JUNE 30, 1978, UNDER HARRIS COUNTY CLERK’S FILE NO. F663391, AS AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “NORTH GARAGE USE AND EASEMENT AGREEMENT” FILED JANUARY 13, 1981, UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) G827403.

(4)	NON-EXCLUSIVE EASEMENT FOR PROVIDING ACCESS, OVER, ACROSS AND THROUGH “EDLOE STREET GARAGE” AND THE “EDLOE STREET GARAGE LAND” FOR PEDESTRIAN AND VEHICULAR ACCESS FOR PARKING ALL AS SET OUT AND DEFINED IN THAT CERTAIN EDLOE STREET GARAGE USE AND EASEMENT AGREEMENT BY AND BETWEEN COUSINS GREENWAY EDLOE PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (OWNER), AND COUSINS GREENWAY WEST PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST PARKING”), (II) COUSINS GREENWAY EIGHT TWELVE LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EIGHT TWELVE”), (III) COUSINS GREENWAY WEST FIRST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST”), (IV) PKY GREENWAY NINE LLC, A GEORGIA LIMITED LIABILITY COMPANY (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC) (“GREENWAY NINE”), AND (V) COUSINS GREENWAY EAST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EAST” AND WITH GREENWAY WEST PARKING, GREENWAY EIGHT TWELVE, GREENWAY NINE AND GREENWAY WEST, (“USER”), RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) RP-2017- .

GWP WEST, LLC: TRACT 5

(FEE SIMPLE):

A TRACT OF LAND CONTAINING 10.602 ACRES (461,821 SQUARE FEET) SITUATED IN THE A.C. REYNOLDS LEAGUE SURVEY, ABSTRACT NO. 61, HARRIS COUNTY, TEXAS, AND BEING DESCRIBED AS UNRESTRICTED RESERVE “C” IN BLOCK 3 OF GREENWAY PLAZA SECTION FIVE AS RECORDED IN HARRIS COUNTY FILM CODE NO. 421116 AND ALSO BEING THE REPLAT OF A PART OF BLOCKS 3 AND 4 OF THE LAMAR-WESLAYAN ADDITION PER THE MAP RECORDED IN VOLUME 35, PAGE 48 OF THE MAP RECORDS OF HARRIS COUNTY (H.C.M.R.) AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS WITH ALL BEARINGS AND COORDINATES REFERENCED TO THE TEXAS COORDINATE SYSTEM, SOUTH CENTRAL ZONE;

BEGINNING AT A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST NORTHERLY NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT AT THE INTERSECTION OF THE SOUTHERLY RIGHT OF WAY LINE OF RICHMOND AVENUE (120 FEET WIDE) WITH THE EASTERLY RIGHT OF WAY LINE OF TIMMONS LANE (100 FEET WIDE), SAID POINT ALSO AT THE NORTHERLY END OF A RADIUS CUTBACK CURVE;

THENCE, NORTH 87 DEGREES 34 MINUTES 48 SECONDS EAST, 11.36 FEET ALONG THE SOUTHERLY LINE OF RICHMOND AVENUE TO A FOUND CONCRETE MONUMENT FOR THE BEGINNING OF A TANGENT CURVE TO THE LEFT;

THENCE, EASTERLY, CONTINUING ALONG THE SOUTHERLY LINE OF RICHMOND AVENUE AND ALONG THE ARC OF SAID CURVE TO THE LEFT AN ARC LENGTH OF 540.87 FEET (CENTRAL ANGLE= 07 DEGREES 59 MINUTES 15 SECONDS; RADIUS= 3,879.72 FEET; CHORD BEARING AND DISTANCE= NORTH 83 DEGREES 35 MINUTES 10 SECONDS EAST; 540.43 FEET) TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF), FROM WHERE A FOUND BRASS DISK WHICH BEARS SOUTH 89° 43’ EAST - 0.60 FEET, AT THE END OF SAID CURVE;

THENCE, NORTH 83 DEGREES 48 MINUTES 26 SECONDS EAST, 50.00 FEET CONTINUING ALONG THE SOUTHERLY LINE OF RICHMOND AVENUE TO A FOUND CONCRETE MONUMENTSET AT THE BEGINNING OF A NON-TANGENT CURVE TO THE LEFT;

THENCE, EASTERLY, 83.41 FEET CONTINUING ALONG THE SOUTHERLY LINE OF RICHMOND AVENUE AND ALONG THE ARC OF THE SAID CURVE TO THE LEFT (CENTRAL ANGLE = 01 DEGREE 13 MINUTES 50 SECONDS, RADIUS= 3,883.72 FEET; CHORD BEARING AND DISTANCE= 78 DEGREES 14 MINUTES 09 SECONDS EAST; 83.41 FEET) TO A FOUND CONCRETE MONUMENT AT THE BEGINNING OF A REVERSE CURVE TO THE RIGHT, SAID POINT BEING THE MOST NORTHERLY NORTHEAST CORNER OF THIS TRACT, AND THE NORTHERLY END OF A RADIUS CUTBACK CURVE AT THE INTERSECTION OF RICHMOND AVENUE AND EDLOE STREET;

THENCE, SOUTHEASTERLY, 101.57 FEET ALONG THE ARC OF SAID CURVE TO THE RIGHT (CENTRAL ANGLE = 96 DEGREES 59 MINUTES 36 SECONDS; RADIUS = 60.00 FEET; CHORD BEARING AND DISTANCE SOUTH 53 DEGREES 52 MINUTES 51 SECONDS EAST; 89.97 FEET) TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) AT THE BEGINNING OF A REVERSE CURVE TO THE LEFT, FROM WHERE A FOUND CONCRETE MONUMENT BEARS SOUTH 16° 20’ WEST - 0.80 FEET, SAID POINT BEING THE MOST EASTERLY NORTHEAST CORNER OF THIS TRACT AND SOUTHERLY END OF SAID RADIUS CUTBACK AT THE INTERSECTION OF RICHMOND AVENUE AND EDLOE STREET;

THENCE, SOUTHERLY, 95.49 FEET ALONG THE WESTERLY LINE OF EDLOE STREET AND ALONG THE ARC OF SAID CURVE TO THE LEFT (CENTRAL ANGLE= 04 DEGREES 41 MINUTES 04 SECONDS; RADIUS - 1,167.92 FEET; CHORD BEARING AND DISTANCE= SOUTH 07 DEGREES 43 MINUTES 27 SECONDS EAST; 95.46 FEET) TO A SET 5/8 INCH IRON ROD WITH PLASTIC CAP (GREENLEAF) AT AN INTERSECTION WITH A NONTANGENT CURVE TO THE RIGHT;

THENCE, SOUTHERLY, 38.56 FEET ALONG THE WESTERLY LINE OF EDLOE STREET AND ALONG THE ARC OF SAID CURVE TO THE RIGHT (CENTRAL ANGLE= 04 DEGREES 30 MINUTES 32 SECONDS; RADIUS= 490.00 FEET; CHORD BEARING AND DISTANCE= SOUTH 12 DEGREES 18 MINUTES 52 SECONDS WEST; 38.55 FEET) TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) AT THE BEGINNING OF REVERSE TO THE LEFT, FROM WHERE A FOUND CONCRETE MONUMENT BEARS NORTH 66° 10’ WEST - 0.90 FEET;

THENCE, SOUTHERLY, 115.20 FEET CONTINUING ALONG THE WESTERLY LINE OF EDLOE STREET AND ALONG THE ARC OF SAID CURVE TO THE LEFT (CENTRAL ANGLE= 12 DEGREES 56 MINUTES 34 SECONDS; RADIUS= 510.00 FEET; CHORD BEARING AND DISTANCE= SOUTH 08 DEGREES 05 MINUTES 50 SECONDS WEST; 114.96 FEET) TO A FOUND CONCRETE MONUMENT FOR THE BEGINNING OF A REVERSE CURVE TO THE RIGHT;

THENCE, SOUTHERLY, 190.27 FEET CONTINUING ALONG THE WESTERLY LINE OF EDLOE STREET AND ALONG THE ARC OF SAID CURVE TO THE RIGHT (CENTRAL ANGLE = 09 DEGREES 56 MINUTES 34 SECONDS; RADIUS - 1,096.42 FEET; CHORD BEARING AND DISTANCE= SOUTH 06 DEGREES 35 MINUTES 51 SECONDS WEST, 190.03 FEET) TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF)FOR A POINT OF TANGENCY, FROM WHERE A FOUND CONCRETE MONUMENT BEARS SOUTH 18° 25’ WEST - 0.80 FEET;

THENCE, SOUTH 11 DEGREES 34 MINUTES 08 SECONDS WEST, 49.57 FEET CONTINUING ALONG THE WESTERLY LINE OF EDLOE STREET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE BEGINNING OF A TANGENT CURVE TO THE LEFT;

THENCE, SOUTHERLY, 96.86 FEET CONTINUING ALONG THE WESTERLY LINE OF EDLOE STREET AND ALONG THE ARC OF SAID CURVE TO THE LEFT (CENTRAL ANGLE= 04 DEGREES 38 MINUTES 32 SECONDS; RADIUS= 1,195,42 FEET; CHORD BEARING AND DISTANCE = SOUTH 09 DEGREES 14 MINUTES 52 SECONDS WEST, 96.83 FEET) TO A FOUND BRASS DISKFOR THE SOUTHEASTERLY CORNER OF THIS TRACT IN THE NORTHERLY LINE OF NORFOLK STREET (60 FEET WIDE);

THENCE, SOUTH 85 DEGREES 54 MINUTES 43 SECONDS WEST, 747.75 FEET ALONG THE NORTHERLY LINE OF SAID NORFOLK STREET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF)FOR THE SOUTHWESTERLY CORNER OF THIS TRACT IN THE EASTERLY LINE OF TIMMONS LANE (100 FEET WIDE);

THENCE, NORTH 04 DEGREES 05 MINUTES 32 SECONDS WEST, 14.94 FEET ALONG THE EASTERLY LINE OF TIMMONS LANE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) AT THE BEGINNING OF A TANGENT CURVE TO THE RIGHT;

THENCE, NORTHERLY, 141.60 FEET CONTINUING ALONG THE EASTERLY LINE OF TIMMONS LANE AND ALONG THE ARC OF SAID CURVE TO THE RIGHT (CENTRAL ANGLE = 03 DEGREES 37 MINUTES 09 SECONDS; RADIUS= 2,241.83 FEET; CHORD BEARING AND DISTANCE= NORTH 02 DEGREES 16 MINUTES 58 SECONDS WEST, 141.58 FEET) TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR A POINT OF TANGENCY, FROM WHERE A FOUND CONCRETE MONUMENT BEARS NORTH 06° 10’ WEST - 0.50 FEET;

THENCE, NORTH 00 DEGREES 28 MINUTES 23 SECONDS WEST, 159.02 FEET CONTINUING ALONG THE EASTERLY LINE OF TIMMONS LANE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE SOUTHWESTERLY CORNER OF A TRACT OF LAND CONVEYED TO MAXIM’S, INC. BY DEED RECORDED UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) (F.N.) G824631 FILM CODE NO. (F.C.) ###-##-#### OF THE HARRIS COUNTY OFFICIAL PUBLIC RECORDS OF REAL PROPERTY (H.C.O.P.R.R.P.), AND FROM WHERE A FOUND BRASS DISK BEARS SOUTH 30° 16’ WEST - 0.50 FEET;

THENCE, ALONG THE SOUTHERLY, EASTERLY AND NORTHERLY LINES OF SAID MAXIM’S, INC. TRACT WITH THE FOLLOWING COURSES AND DISTANCES:

NORTH 85 DEGREES 47 MINUTES 45 SECONDS EAST, 120.63 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) AT THE BEGINNING OF A TANGENT CURVE TO THE LEFT FOR CORNER;

NORTHEASTERLY, 23.53 FEEL ALONG THE ARC OF SAID CURVE TO THE LEFT (CENTRAL ANGLE= 89 DEGREES 52 MINUTES 29 SECONDS; RADIUS= 15.00 FEET; CHORD BEARING AND DISTANCE= NORTH 40 DEGREES 51 MINUTES 40 SECONDS EAST, 21.19 FEET) TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR A POINT OF TANGENCY FOR CORNER;

NORTH 04 DEGREES 04 MINUTES 25 SECONDS WEST, 162.85 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR CORNER;

SOUTH 85 DEGREES 55 MINUTES 35 SECONDS WEST, 24.00 FEET TO A SET 5/8 INCH IRON ROD WITH PLASTIC CAP (GREENLEAF) FOR CORNER;

SOUTH 04 DEGREES 04 MINUTES 25 SECONDS EAST, 24.56 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR CORNER;

SOUTH 85 DEGREES 47 MINUTES 45 SECONDS WEST, 101.95 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) IN THE EASTERLY LINE OF TIMMONS LANE FOR THE MOST WESTERLY NORTHWEST CORNER OF SAID MAXIM’S INC TRACT AND A CORNER OF THIS TRACT;

THENCE, NORTH 00 DEGREES 28 MINUTES 23 SECONDS WEST, 67.51 FEET ALONG THE EASTERLY LINE OF TIMMONS LANE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST WESTERLY NORTHWEST CORNER OF THIS TRACT AT THE BEGINNING OF A TANGENT CURVE TO THE RIGHT, FROM WHERE A FOUND CONCRETE MONUMENT BEARS NORTH 41° 08’ WEST - 0.50 FEET, SAID POINT ALSO BEING THE SOUTHERLY END OF A RADIUS CUTBACK CURVE AT THE INTERSECTION OF EASTERLY LINE OF TIMMONS LANE AND THE SOUTHERLY LINE OF RICHMOND AVENUE;

THENCE, NORTHEASTERLY, 99.89 FEET ALONG THE ARC OF SAID CURVE TO THE RIGHT (CENTRAL ANGLE= 88 DEGREES 03 MINUTES 16 SECONDS, RADIUS= 65.00 FEET, CHORD BEARING AND DISTANCE= NORTH 43 DEGREES 33 MINUTES 12 SECONDS EAST, 90.35 FEET) TO THE POINT OF BEGINNING, CONTAINING A COMPUTED AREA OF 10.602 ACRES (461,822 SQUARE FEET) OF LAND, MORE OR LESS.

SAVE AND EXCEPT THAT CERTAIN 0.9066 ACRE TRACT OF LAND CONVEYED TO CRESCENT REAL ESTATE FUNDING V, L.P., A DELAWARE LIMITED PARTNERSHIP BY WARRANTY DEED FROM CRESCENT REAL ESTATE FUNDING III, L.P., DATED JUNE 29, 1999, FILED FOR RECORD UNDER COUNTY CLERK’S FILE NO. T813557, REIFIED UNDER T838450 OF THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS.

TOGETHER WITH THOSE CERTAIN RIGHTS APPURTENANT TO TRACT 5, AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(a)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR A PEDESTRIAN COVER OVER RIGHT OF WAY KNOWN AS TUNNEL ARENA ACCESS ROAD CONNECTING THE GREENWAY PLAZA UNDERGROUND PARKING GARAGE WITH THE SUMMIT PARKING GARAGE, GRANTED TO CENTURY DEVELOPMENT CORPORATION, AS SET FORTH UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 77-1984, A CERTIFIED COPY OF WHICH WAS FILED NOVEMBER 3, 1977, UNDER HARRIS COUNTY CLERK’S FILE NO. F360974, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(b)

LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS RICHMOND AVENUE AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 79-414, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. G032016, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED

COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(c)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS RICHMOND AVENUE AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 79-415, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. G032015, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(d)

LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS TIMMONS LANE AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 79-1546, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. G783596, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT

LLC, COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(e)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS COLQUITT STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 81-84, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. J063068, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(f)

LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS COLQUITT STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 81-85, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. J063069, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC, COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH

RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(g)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHT, PRIVILEGE, AND FRANCHISE TO LAY, MAINTAIN, OPERATE AND REMOVE A CHILLED WATER LINE UNDERNEATH RICHMOND AVENUE WEST OF EDLOE STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 81-419, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. J071617, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

TRACT 6 (NON-EXCLUSIVE EASEMENT):

EASEMENTS APPURTENANT TO TRACT 5 AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(1)	EASEMENT DEED AND PEDESTRIAN BRIDGE AGREEMENTS DATED JUNE 1, 1978, FILED JUNE 30, 1978 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) F663389 (EAST TOWER) AND F663390 (WEST TOWER), AS AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “EASEMENT DEED AND PEDESTRIAN BRIDGE AGREEMENT” FILED JANUARY 12, 1981, UNDER CLERK’S FILE NO. G824640 (WEST TOWER).

(2)

EASEMENT DEED, PEDESTRIAN BRIDGE AND RECIPROCAL EASEMENT AGREEMENT FILED SEPTEMBER 17, 1979, UNDER HARRIS COUNTY CLERK’S FILE NO. G241367, AS AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “EASEMENT DEED, PEDESTRIAN BRIDGE AND RECIPROCAL EASEMENT AGREEMENT” FILED JANUARY 12, 1981, UNDER CLERK’S FILE NO. G824639, AND

BY PARTIAL RELEASE AND SECOND AMENDMENT OF ““EASEMENT DEED, PEDESTRIAN BRIDGE AND RECIPROCAL EASEMENT AGREEMENT” FILED MARCH 9, 2005, UNDER CLERK’S FILE NO. Y309882.

(3) EASEMENT FOR THE INSTALLATION, REPAIR AND MAINTENANCE, ETC. OF PIPES CARRYING HOT AND COLD WATER, GRANTED TO KENNETH SCHNITZER BY INSTRUMENT DATED SEPTEMBER 13, 1976, FILED SEPTEMBER 17, 1976, UNDER HARRIS COUNTY CLERK’S FILE NO. E893655, AS AFFECTED BY INSTRUMENT DATED FEBRUARY 10, 1977, FILED FEBRUARY 24, 1977, UNDER HARRIS COUNTY CLERK’S FILE NO. F054227; THE GREENWAY CONDOMINIUM CHILLED WATER AND EASEMENT AGREEMENT DATED JUNE 26, 1979, BY AND BETWEEN GREENWAY PLAZA, LTD., THE GREENWAY CONDOMINIUM, AND NINE GREENWAY VENTURE FILED FOR RECORD ON AUGUST 31, 1979, UNDER HARRIS COUNTY CLERK’S FILE NO. G221515, AS AFFECTED BY THOSE CERTAIN UNRECORDED AMENDMENTS DATED OCTOBER 12, 1979 AND DATED JULY 1, 1981 TOGETHER WITH THAT CERTAIN THIRD AMENDMENT TO THE GREENWAY CONDOMINIUM CHILLED WATER AND EASEMENT AGREEMENT DATED SEPTEMBER 1, 2014 , RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. 20140431551.

(4)	RECIPROCAL EASEMENT AGREEMENT BY AND BETWEEN KENNETH SCHNITZER AND LAMAR PLAZA, DATED SEPTEMBER 13, 1976, FILED FOR RECORD ON SEPTEMBER 17, 1976, UNDER HARRIS COUNTY CLERK’S FILE NO. E893654, AS AFFECTED BY INSTRUMENT DATED FEBRUARY 10, 1977, FILED FEBRUARY 24, 1977, UNDER HARRIS COUNTY CLERK’S FILE NO. F054227, AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “RECIPROCAL EASEMENT AGREEMENT” DATED APRIL 1, 1980, FILED FOR RECORD ON JANUARY 12, 1981, UNDER HARRIS COUNTY CLERK’S FILE NO. G824638;

(5)	NORTH GARAGE USE AND EASEMENT AGREEMENT DATED JUNE 1, 1978, FILED JUNE 30, 1978, UNDER HARRIS COUNTY CLERK’S FILE NO. F663391, AS AMENDED BY INSTRUMENT FILED JANUARY 13, 1981, UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) G827403,

(6)	EXCLUSIVE PERPETUAL UTILITY EASEMENT RESERVED IN DEED TO MAXIM’S, INC., FILED JANUARY 12, 1981, UNDER HARRIS COUNTY CLERK’S FILE NO. G824631.

(7)

NON-EXCLUSIVE EASEMENT FOR PROVIDING ACCESS, OVER, ACROSS AND THROUGH “EDLOE STREET GARAGE” AND THE “EDLOE STREET GARAGE LAND” FOR PEDESTRIAN AND VEHICULAR ACCESS FOR PARKING ALL AS SET OUT AND DEFINED IN THAT CERTAIN EDLOE STREET GARAGE USE AND EASEMENT AGREEMENT BY AND BETWEEN COUSINS GREENWAY EDLOE PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (OWNER), AND COUSINS GREENWAY WEST PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST PARKING”), (II) COUSINS GREENWAY EIGHT TWELVE LLC, A GEORGIA

LIMITED LIABILITY COMPANY (“GREENWAY EIGHT TWELVE”), (III) COUSINS GREENWAY WEST FIRST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST”), (IV) PKY GREENWAY NINE LLC, A GEORGIA LIMITED LIABILITY COMPANY (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC) (“GREENWAY NINE”), AND (V) COUSINS GREENWAY EAST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EAST” AND WITH GREENWAY WEST PARKING, GREENWAY EIGHT TWELVE, GREENWAY NINE AND GREENWAY WEST, (“USER”), RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) RP-2017- .

GWP ONE, LLC (Parcel 1), GWP TWO, LLC (Parcel 2), GWP EAST, LLC (Parcel 3) and GWP 3800 BUFFALO SPEEDWAY, LLC (Parcel 4):

TRACT 7, PARCELS 1, 2, 3, & 4 (FEE SIMPLE):

PARCEL 1:

A TRACT OF LAND BEING A PORTION OF UNRESTRICTED RESERVE “A”, GREENWAY PLAZA, A SUBDIVISION OF 33.365 ACRES IN THE A.C. REYNOLDS LEAGUE, A-61, CITY OF HOUSTON, HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO. 421110 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;

BEGINNING AT FOUND BRASS CAP AT THE NORTHWEST CORNER OF SAID UNRESTRICTED RESERVE “A” AT THE INTERSECTION OF THE EAST RIGHT OF WAY LINE OF EDLOE STREET AND THE SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE;

THENCE ON THE SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE AND THE NORTH BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” WITH A CURVE TURNING TO THE LEFT, WITH AN ARC LENGTH OF 381.79 FEET, A RADIUS OF 3879.72 FEET, A CHORD BEARING OF NORTH 72°10’23” EAST, AND A CHORD LENGTH OF 381.64 FEET TO A FOUND BRASS CAP;

THENCE CONTINUING ON SAID SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE AND THE NORTH BOUNDARY LINE OF UNRESTRICTED RESERVE “A” NORTH 69°21’14” EAST A DISTANCE OF 12.92 FEET TO A SET CUT X;

THENCE LEAVING SAID RIGHT OF WAY LINE SOUTH 12°15’39” EAST A DISTANCE OF 144.48 FEET TO A SET CUT X;

THENCE SOUTH 77°29’19” WEST A DISTANCE OF 79.56 FEET TO A SET CUT X;

THENCE SOUTH 12°30’41” EAST A DISTANCE OF 357.94 FEET TO A SET CUT X;

THENCE SOUTH 77°43’14” WEST A DISTANCE OF 395.59 FEET TO A SET 1/2” IRON PIN WITH CAP 5593 IN THE EAST RIGHT OF WAY LINE OF EDLOE STREET AND THE WEST BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A”;

THENCE NORTH 02°21’45” WEST, PASSING A FOUND 2” BRASS CAP AT THE DISTANCE OF 254.78 FEET, AND CONTINUING FOR A TOTAL DISTANCE OF 471.00 FEET ON THE EAST RIGHT OF WAY LINE OF EDLOE STREET AND THE WEST BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” TO A BRASS CAP AT THE POINT OF BEGINNING.

CONTAINING 179,030 SQ. FT. OR 4.1100 ACRES, MORE OR LESS.

PARCEL 2:

A TRACT OF LAND BEING A PORTION OF UNRESTRICTED RESERVE “A”, GREENWAY PLAZA, A SUBDIVISION OF 33.365 ACRES IN THE A.C. REYNOLDS LEAGUE, A-61, CITY OF HOUSTON, HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO. 421110 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;

COMMENCING AT FOUND BRASS CAP AT THE NORTHWEST CORNER OF SAID UNRESTRICTED RESERVE “A” AT THE INTERSECTION OF THE EAST RIGHT OF WAY LINE OF EDLOE STREET AND THE SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE;

THENCE ON THE SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE AND THE NORTH BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” WITH A CURVE TURNING TO THE LEFT, WITH AN ARC LENGTH OF 381.79 FEET, A RADIUS OF 3879.72 FEET, A CHORD BEARING OF NORTH 72°10’23” EAST, AND A CHORD LENGTH OF 381.64 FEET TO A FOUND BRASS CAP;

THENCE CONTINUING ON SAID SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE AND THE NORTH BOUNDARY LINE OF UNRESTRICTED RESERVE “A” NORTH 69°21’14” EAST A DISTANCE OF 12.92 FEET TO A SET CUT X AT THE POINT OF BEGINNING;

THENCE CONTINUING ON SAID SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE AND THE NORTH BOUNDARY LINE OF UNRESTRICTED RESERVE “A” NORTH 69°21’14” EAST A DISTANCE OF 66.83 FEET TO A SET 1/2” IRON PIN WITH CAP 5593;

THENCE CONTINUING ON SAID SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE AND THE NORTH BOUNDARY LINE OF UNRESTRICTED RESERVE “A” WITH A CURVE TURNING TO THE RIGHT, WITH AN ARC LENGTH OF 314.18 FEET, A RADIUS OF 4237.17 FEET, A CHORD BEARING OF NORTH 71°28’49” EAST, AND A CHORD LENGTH OF 314.11 FEET TO A FOUND CUT X AT THE NORTHERNMOST CORNER OF SAID UNRESTRICTED RESERVE “A”;

THENCE LEAVING SAID RIGHT OF WAY LINE SOUTH 12°16’46” EAST A DISTANCE OF 362.50 FEET ON AN EAST BOUNDARY LINE OF UNRESTRICTED RESERVE “A” TO A SET CUT X;

THENCE SOUTH 77°42’23” WEST A DISTANCE OF 378.47 FEET TO A SET CUT X;

THENCE NORTH 12°15’39” WEST, PASSING A SET CUT X AT THE DISTANCE OF 174.25 FEET, AND CONTINUING FOR A TOTAL DISTANCE OF 318.73 FEET TO A SET CUT X AT THE POINT OF BEGINNING.

CONTAINING 129,891 SQ. FT. OR 2.9819 ACRES, MORE OR LESS.

PARCEL 3:

A TRACT OF LAND BEING A PORTION OF UNRESTRICTED RESERVE “A”, GREENWAY PLAZA, A SUBDIVISION OF 33.365 ACRES IN THE A.C. REYNOLDS LEAGUE, A-61, CITY OF HOUSTON, HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO. 421110 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;

COMMENCING AT A FOUND 2” BRASS CAP AT THE SOUTHEAST CORNER OF THE ABOVE DESCRIBED UNRESTRICTED RESERVE “A” ALSO BEING A POINT IN THE NORTH RIGHT OF WAY LINE OF SOUTHWEST FREEWAY;

THENCE CONTINUING ON THE NORTH RIGHT OF WAY LINE OF SOUTHWEST FREEWAY AND THE SOUTH BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” SOUTH 77°43’14” WEST A DISTANCE OF 76.19 FEET TO A SET 1/2 INCH IRON PIN WITH RPLS 5593 CAP FOR THE POINT OF BEGINNING;

THENCE CONTINUING ON THE NORTH RIGHT OF WAY LINE OF SOUTHWEST FREEWAY AND THE SOUTH BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” SOUTH 77°43’14” WEST A DISTANCE OF 705.26 FEET TO A SET 1/2” IRON PIN WITH CAP 5593;

THENCE CONTINUING ON THE NORTH RIGHT OF WAY LINE OF SOUTHWEST FREEWAY AND THE SOUTH BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” WITH A CURVE TURNING TO THE RIGHT, WITH AN ARC LENGTH OF 443.87 FEET, A RADIUS OF 5698.09 FEET, A CHORD BEARING OF SOUTH 79057’11” WEST, AND A CHORD LENGTH OF 443.75 FEET TO A SET 1/2” IRON PIN WITH CAP 5593; THENCE NORTH 72°21’42” WEST A DISTANCE OF 42.37 FEET TO A SET 1/2” IRON PIN WITH CAP 5593;

THENCE NORTH 53°14’22” WEST A DISTANCE OF 40.60 FEET TO A SET 1/2” IRON PIN WITH CAP 5593;

THENCE NORTH 23°23,22” WEST A DISTANCE OF 38.65 FEET TO A SET 1/2” IRON PIN WITH CAP 5593 IN THE EAST RIGHT OF WAY LINE OF EDLOE STREET AND THE WEST BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A”;

THENCE NORTH 02°21’45” WEST A DISTANCE OF 609.87 FEET ON THE EAST RIGHT OF WAY LINE OF EDLOE STREET AND THE WEST BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” TO A SET 1/2” IRON PIN WITH CAP 5593;

THENCE LEAVING SAID RIGHT OF WAY LINE NORTH 77°43’14” EAST A DISTANCE OF 395.59 FEET TO A SET CUT X;

THENCE NORTH 12°30’41” WEST A DISTANCE OF 357.94 FEET TO A SET CUT X; THENCE NORTH 77°29’19” EAST A DISTANCE OF 79.56 FEET TO A SET CUT X;

THENCE SOUTH 12°15’39” EAST A DISTANCE OF 174.25 FEET TO A SET CUT X; THENCE

NORTH 77°42’23” EAST A DISTANCE OF 378.47 FEET TO A SET CUT X; THENCE NORTH 77°42’23” EAST A DISTANCE OF 250.00 FEET TO A SET CUT X IN AN EAST BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A”;

THENCE SOUTH 12°16’46” EAST A DISTANCE OF 184.48 FEET ON AN EAST BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” TO A FOUND 2” BRASS CAP;

THENCE NORTH 77°43’14” EAST A DISTANCE OF 163.22 FEET TO A SET CUT X; THENCE

NORTH 71°58’53” EAST A DISTANCE OF 100.00 FEET TO A SET 1/2” IRON PIN WITH CAP 5593;

THENCE NORTH 77°43’14” EAST A DISTANCE OF 54.00 FEET TO A FOUND 5/8” IRON PIN WITH CAP “SURVEY INC.”;

THENCE NORTH 29°59’52” EAST A DISTANCE OF 3.97 FEET TO A FOUND 5/8” IRON PIN WITH CAP “SURVEY INC” TO A POINT IN THE WEST RIGHT OF WAY LINE OF BUFFALO SPEEDWAY AND THE EAST BOUNDARY LINE OF UNRESTRICTED RESERVE “A”;

THENCE ON THE WEST RIGHT OF WAY LINE OF BUFFALO SPEEDWAY AND THE EAST BOUNDARY LINE OF UNRESTRICTED RESERVE “A” WITH A CURVE TURNING TO THE LEFT, WITH AN ARC LENGTH OF 71.52 FEET, A RADIUS OF 5672.65 FEET, A CHORD BEARING OF SOUTH 14°56’47” EAST, AND A CHORD LENGTH OF 71.52 FEET TO A SET CUT X;

THENCE LEAVING SAID RIGHT OF WAY LINE SOUTH 77°43’14” WEST A DISTANCE OF 322.50 FEET TO A SET CUT X;

THENCE SOUTH 12°14’37” EAST A DISTANCE OF 278.94 FEET A SET CUT X; THENCE

NORTH 77°43’14” EAST A DISTANCE OF 12.50 FEET TO A SET 1/2 IRON PIN WITH RPLS 5593 CAP; THENCE SOUTH 12°14’37” EAST, A DISTANCE OF 370.00 FEET TO THE POINT OF BEGINNING. CONTAINING 985,590 SQUARE FEET OR 22.6260 ACRES, MORE OR LESS.

SAVE AND EXCEPT THE FOLLOWING DESCRIBED PARCEL (HOUSTON RENAISSANCE HOTEL DEED):

THAT CERTAIN PROPERTY AND RIGHTS, TITLE AND INTEREST OF THAT

CERTAIN INTEREST CONVEYED TO WTCC HOUSTON INVESTORS V, LP., A DELAWARE LIMITED PARTNERSHIP AS SET FORTH THEREIN BY SPECIAL WARRANTY DEED EXECUTED BY CRESCENT REAL ESTATE FUNDING III, LP., A DELAWARE LIMITED PARTNERSHIP, DATED MAY 24, 2007 FLIED FOR RECORD UNDER COUNTY CLERK’S FILE NO. 20070325690 OF THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TRACT 7-A

SURFACE LEVEL ONLY METES AND BOUNDS DESCRIPTION OF 1.8612 ACRES A.C. REYNOLDS SURVEY ABSTRACT NO. 61 HARRIS, COUNTY, TEXAS:

A PARCEL OF LAND CONTAINING 1.8612 ACRES (81,072 SQUARE FEET) MORE OR LESS, BEING OUT OF UNRESTRICTED RESERVE “A”, GREENWAY PLAZA, AS RECORDED IN FILM CODE NO. 421110, HARRIS COUNTY MAP RECORDS, AND ALSO BEING OUT OF THAT CERTAIN 33.36 ACRE TRACT IV, CONVEYED FROM NINE GREENWAY, LTD. TO CRESCENT REAL ESTATE FUNDING III, LP, AS RECORDED IN COUNTY CLERK’S FILE NO. S153596, OFFICIAL PUBLIC RECORDS OF REAL PROPERTY, HARRIS COUNTY, TEXAS, O.P.R.O.R.P.H.C.T., AND ALSO BEING OUT OF THAT CERTAIN 1.8268 ACRE TRACT, DESCRIBED IN AN EASEMENT DEDICATION AND AGREEMENT BY GREENWAY PLAZA LTD., RECORDED IN COUNTY CLERK’S FILE NO. D963753, O.P.R.O.R.P.H.C.T., AND ALSO BEING OUT OF THAT CERTAIN 11.4060 ACRE CONOCO TOWER SITE, DESCRIBED IN THE SAID EASEMENT DEDICATION AND AGREEMENT RECORDED IN FILE NO. D963753, AND BEING THAT CERTAIN CONSTRUCTION, OPERATION, REPAIR AND USE EASEMENT, DESCRIBED IN THE SAID EASEMENT DEDICATION AND AGREEMENT RECORDED IN FILE NO. D963753, SAID 1.8612 ACRE TRACT BEING SITUATED IN THE A.C. REYNOLDS SURVEY, ABSTRACT NO. 61, IN HARRIS COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING, AT A FOUND CONCRETE MONUMENT MARKED GWP, IN THE EAST LINE OF EDLOE STREET, RIGHT OF WAY VARIES, SAME BEING IN THE WEST LINE OF SAID UNRESTRICTED RESERVE “A”, AND THE WEST LINE OF THE SAID 33.36 ACRE TRACT IV, AND ALSO IN THE MOST WESTERLY LINE OF THAT CERTAIN 11.4060 ACRE CONOCO TOWER SITE, DESCRIBED IN THE SAID EASEMENT DEDICATION AND AGREEMENT RECORDED IN FILE NO. D963753, FOR THE MOST NORTHERLY CORNER OF THAT CERTAIN 0.0499 ACRE TRACT, DESCRIBED IN A DONATION DEED FROM CRESCENT REAL ESTATE FUNDING ILL, LP, TO THE CITY OF HOUSTON, AS RECORDED IN COUNTY CLERK’S FILE NO. T813543, O.P.R.O.R.P.H.C.T, FROM WHICH THE MOST WESTERLY CUTBACK CORNER WITH THE NORTH LINE OF U.S. HIGHWAY 59, RIGHT OF WAY VARIES, SAME BEING THE MOST WESTERLY SOUTHWEST CORNER OF SAID UNRESTRICTED RESERVE “A”, THE MOST WESTERLY SOUTHWEST CORNER OF THE SAID 33.36 ACRE TRACT IV, AND THE MOST WESTERLY SOUTHWEST CORNER OF THE CORNER OF THE SAID 0.0499 ACRE TRACT, BEARS SOUTH 02 DEGREES 22 MINUTES 37 SECONDS EAST, 68.77 FEET;

THENCE NORTH 02 DEGREES 22 MINUTES 37 SECONDS WEST, WITH THE SAID EAST LINE OF EDLOE STREET, SAME BEING THE SAID WEST LINE OF UNRESTRICTED RESERVE “A”, AND THE SAID WEST LINE THE 33.36 ACRE TRACT IV, AND ALSO THE SAID MOST WESTERLY LINE OF THE 11.4060 ACRE CONOCO TOWER SITE, A DISTANCE OF 563.60 FEET TO A POINT, FROM WHICH A FOUND BRASS DISK IN CONCRETE, STAMPED GWP, AT THE INTERSECTION OF THE SOUTH LINE OF RICHMOND AVENUE, 120 FOOT RIGHT OF WAY, WITH THE SAID EAST LINE OF EDLOE STREET, FOR THE NORTHWEST CORNER OF SAID UNRESTRICTED RESERVE “A”, AND THE NORTHWEST CORNER OF THE SAID 33.36 ACRE TRACT IV, AND ALSO THE NORTHWEST CORNER OF THE SAID 11.4080 ACRE CONOCO TOWER SITE, BEARS NORTH 02 DEGREES 22 MINUTES 37 SECONDS WEST, 517.22 FEET;

THENCE, NORTH 87 DEGREES 37 MINUTES 23 SECONDS EAST, CROSSING A PORTION OF SAID UNRESTRICTED RESERVE “A”, THE SAID 33.36 ACRE TRACT IV, AND THE SAID 11.4060 ACRE CONOCO TOWER SITE, A DISTANCE OF 80.42 FEET TO A SET “X” CUT IN CONCRETE, FOR AN INTERIOR CORNER OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE NORTHWEST CORNER OF THE SAID 1.8268 ACRE TRACT, AND THE POINT OF BEGINNING;

THENCE, NORTH 77 DEGREES 42 MINUTES 23 SECONDS EAST, CONTINUING TO CROSS A PORTION OF SAID UNRESTRICTED RESERVE “A”, AND THE SAID 33.36 ACRE TRACT IV, WITH AN INTERIOR LINE OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE NORTH LINE OF THE SAID 1.8268 ACRE TRACT, A DISTANCE OF 158.45 FEET, TO A SET “X” CUT IN CONCRETE, FOR AN INTERIOR CORNER OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE NORTHEAST CORNER OF THE SAID 1.8268 ACRE TRACT;

THENCE, SOUTH 12 DEGREES 17 MINUTES 37 SECONDS EAST, CONTINUING TO CROSS A PORTION OF SAID UNRESTRICTED RESERVE “A”, AND THE SAID 33.36 ACRE TRACT IV, WITH AN INTERIOR LINE OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE EAST LINE OF THE SAID 1.8268 ACRE TRACT, A DISTANCE OF 84.35 FEET, TO A SET 5/8 INCH IRON ROD WITH CAP STAMPED CIVIL-SURV FOR THE NORTHWEST CORNER OF THE SAID, CONSTRUCTION, OPERATION, REPAIR AND USE EASEMENT, RECORDED IN FILE NO. D963753;

THENCE, NORTH 77 DEGREES 42 MINUTES 23 SECONDS EAST, CONTINUING TO CROSS A PORTION OF SAID UNRESTRICTED RESERVE “A”, AND THE SAID 33.36 ACRE TRACT IV, AND CROSSING A PORTION OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, WITH THE NORTH LINE OF THE SAID CONSTRUCTION, OPERATION, REPAIR AND USE EASEMENT, RECORDED IN FILE NO. D963753, A DISTANCE OF 18.50 FEET, TO A SET 5/8-INCH IRON ROD WITH CAP STAMPED CIVIL-SURV, FOR THE NORTHEAST CORNER OF THE SAID CONSTRUCTION, OPERATION, REPAIR AND USE EASEMENT RECORDED IN FILE NO. D963753;

THENCE, SOUTH 12 DEGREES 17 MINUTES 37 SECONDS EAST, CONTINUING TO CROSS A PORTION OF SAID UNRESTRICTED RESERVE “A”, THE SAID 33.36 ACRE TRACT IV, AND THE SAID 11.4060 ACRE CONOCO TOWER SITE, WITH THE EAST LINE OF SAID CONSTRUCTION, OPERATION, REPAIR AND USE EASEMENT RECORDED IN FILE NO. 0963753, A DISTANCE OF 81.00 FEET, TO A SET 5/8 INCH IRON ROD WITH CAP STAMPED CIVIL-SURV, FOR THE SOUTHEAST CORNER OF THE SAID CONSTRUCTION, OPERATION, REPAIR AND USE EASEMENT RECORDED IN FILE NO. D963753;

THENCE, SOUTH 77 DEGREES 42 MINUTES 23 SECONDS WEST, CONTINUING TO CROSS A PORTION OF SAID UNRESTRICTED RESERVE “A”, THE SAID 33.36 ACRE TRACT IV, AND THE SAID 11.4060 ACRE CONOCO TOWER SITE, WITH THE SOUTH LINE OF THE SAID CONSTRUCTION, OPERATION, REPAIR AND USE EASEMENT RECORDED IN FILE NO. 0963753, A DISTANCE OF 18.50 FEET TO A SET “X” CUT IN CONCRETE, IN AN INTERIOR LINE OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THAT SAID EAST LINE OF THE 1.8268 ACRE TRACT, FOR THE SOUTHWEST COMER OF THE SAID CONSTRUCTION, OPERATION, REPAIR AND USE EASEMENT RECORDED IN FILE NO. D963753;

THENCE, CONTINUING TO CROSS A PORTION OF SAID UNRESTRICTED RESERVE “A” AND THE SAID 33.36 ACRE TRACT IV, WITH AN INTERIOR LINE OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE EAST LINE OF THE SAID 1.8268 ACRE TRACT FOLLOWING (3) THREE COURSES AND DISTANCES:

1.	SOUTH 12 DEGREES 17 MINUTES 37 SECONDS EAST, A DISTANCE OF 73.90 FEET TO A SET “X” CUT IN CONCRETE;

2.	SOUTH 77 DEGREES 42 MINUTES 23 SECONDS WEST, A DISTANCE OF 1.50 FEET TO A SET “X” CUT IN CONCRETE, AND;

3.	SOUTH 12 DEGREES 17 MINUTES 37 SECONDS EAST, A DISTANCE OF 171.50 FEET TO A SET “X” CUT IN CONCRETE, FOR AN INTERIOR CORNER OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE SOUTHEAST CORNER OF THE SAID 1.8268 ACRE TRACT;

THENCE, SOUTH 77 DEGREES 42 MINUTES 23 SECONDS WEST, CONTINUING TO CROSS A PORTION OF SAID UNRESTRICTED RESERVE “A”, AND THE SAID 33.36 ACRE TRACT IV, WITH AN INTERIOR LINE OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE SOUTH LINE OF THE SAID 1.8268 ACRE TRACT, A DISTANCE OF 228.76 FEET, TO A SET “X” CUT IN CONCRETE, FOR AN INTERIOR CORNER OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE SOUTHWEST CORNER OF THE SAID 1.8268 ACRE TRACT;

THENCE, NORTH 02 DEGREES 22 MINUTES 37 SECONDS WEST, CONTINUING TO ACROSS A PORTION OF SAID UNRESTRICTED RESERVE “A”, AND THE SAID 33.36 ACRE TRACT IV, WITH AN INTERIOR LINE OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE WEST LINE OF THE SAID 1.8268 ACRE TRACT, A DISTANCE OF 416.98 FEET TO THE POINT OF BEGINNING AND CONTAINING 1.8612 ACRES (81,072 SQUARE FEET) OF LAND MORE OR LESS.

TRACT 7-B

CONCOURSE LEVEL ONLY METES AND BOUNDS DESCRIPTION OF 1.7656 ACRES A.C. REYNOLDS SURVEY ABSTRACT NO, 61 HARRIS COUNTY, TEXAS

A PARCEL CONTAINING 1.7658 ACRES (76,907 SQUARE FEET) MORE OR LESS, BEING OUT OF UNRESTRICTED RESERVE “A”, GREENWAY PLAZA, AS RECORDED IN FILM CODE NO, 421110, HARRIS COUNTY MAP RECORDS, AND ALSO BEING OUT OF THAT CERTAIN 33.36 ACRE TRACT IV, CONVEYED FROM NINE GREENWAY, LTD. TO CRESCENT REAL ESTATE FUNDING III, LP., AS RECORDED IN COUNTY CLERK’S FILE NO. S163596, OFFICIAL PUBLIC RECORDS OF REAL PROPERTY, HARRIS COUNTY, TEXAS, O.P.R.O.R.P.H.C.T., AND ALSO BEING OUT OF THAT CERTAIN 1.8268 ACRE TRACT, DESCRIBED IN AN EASEMENT DEDICATION AND AGREEMENT BY GREENWAY PLAZA LTD., RECORDED IN COUNTY CLERK’S ALE NO. 0963753, O.P.R.A.P.H.C.T., SAID 1.7656 ARE TRACT BEING SITUATED IN THE A.G. REYNOLDS SURVEY, ABSTRACT NO. 61, IN HARRIS COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING, AT A FOUND CONCRETE MONUMENT MARKED GWP, IN THE EAST LINE OF EDLOE STREET, RIGHT-OF-WAY VARIES, SAME BEING IN THE WEST LINE OF SAID UNRESTRICTED RESERVE “A”, AND THE WEST LINE OF THE SAID 33.36 ACRE TRACT IV, AND ALSO IN THE MOST WESTERLY LINE OF THAT CERTAIN 11.4060 ACRE CONOCO TOWER SITE, DESCRIBED IN THE SAID EASEMENT DEDICATION AND AGREEMENT RECORDED IN FILE NO. D963753, FOR THE MOST NORTHERLY CORNER OF THAT CERTAIN 0.0499 ACRE TRACT, DESCRIBED IN A DONATION DEED FROM CRESCENT REAL ESTATE FUNDING III, LP TO THE CITY OF HOUSTON AS RECORDED IN COUNTY CLERK’S FILE NO. T813543, O.P.R.O.R.P.H.C.T., FROM WHICH THE MOST WESTERLY CUTBACK CORNER WITH THE NORTH LINE OF U.S. HIGHWAY 59, RIGHT OF WAY VARIES, SAME BEING THE MOST WESTERLY SOUTHWEST CORNER OF SAID UNRESTRICTED RESERVE “A”, THE MOST WESTERLY SOUTHWEST CORNER OF THE SAID 33.36 ACRE TRACT IV, AND THE MOST WESTERLY SOUTHWEST CORNER OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, AND ALSO THE MOST WESTERLY SOUTHWEST CORNER OF THE SAID 0.0499 ACRE TRACT, BEARS, SOUTH 02 DEGREES 22 MINUTES 37 SECONDS EAST, 68.77 FEET;

THENCE, NORTH 02 DEGREES 22 MINUTES 37 SECONDS WEST, WITH THE SAID EAST LINE OF EDLOE STREET, SAME BEING THE SAID WEST LINE OF UNRESTRICTED RESERVE “A”, AND THE SAID WEST LINE OF THE 33.36 ACRE

TRACT IV, AND ALSO THE SAID MOST WESTERLY LINE OF THE 11.4060 ACRE CONOCO TOWER SITE, A DISTANCE OF 563.60 FEET TO A POINT, FROM WHICH A FOUND BRASS DISK IN CONCRETE, STAMPED GWP, AT THE INTERSECTION OF THE SOUTH LINE OF RICHMOND AVENUE, 120 FOOT RIGHT OF WAY, WITH THE SAID EAST LINE OF EDLOE STREET, FOR THE NORTHWEST CORNER OF SAID UNRESTRICTED RESERVE “A”, AND THE NORTHWEST CORNER OF THE SAID 33.36 ACRE TRACT IV, AND ALSO THE NORTHWEST CORNER OF THE SAID 11.4060 ACRE CONOCO TOWER SITE BEARS, NORTH 02 DEGREES 22 MINUTES 37 SECONDS WEST, 517.22 FEET;

THENCE, NORTH 87 DEGREES 37 MINUTES 23 SECONDS EAST, CROSSING A PORTION OF SAID UNRESTRICTED RESERVE “A”, THE SAID 33.36 ACRE TRACT IV, AND THE SAID 11.4060 ACRE CONOCO TOWER SITE, A DISTANCE OF 80.42 FEET TO A POINT, FOR AN INTERIOR CORNER OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, BEING THE NORTHWEST CORNER OF THE SAID 1.8268 ACRE TRACT AND THE POINT OF BEGINNING;

THENCE, NORTH 77 DEGREES 42 MINUTES 23 SECONDS EAST, CONTINUING TO CROSS A PORTION OF THE SAID UNRESTRICTED RESERVE “A”, AND THE SAID 33.36 ACRE TRACT IV, WITH AN INTERIOR LINE OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE NORTH LINE OF THE SAID 1.8268 ACRE TRACT, A DISTANCE OF 158.45 FEET, TO A POINT, FOR AN INTERIOR CORNER OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE NORTHEAST CORNER OF THE SAID 1.8268 ACRE TRACT;

THENCE, SOUTH 12 DEGREES 17 MINUTES 37 SECONDS EAST, CONTINUING TO CROSS A PORTION OF SAID UNRESTRICTED RESERVE “A”, AND THE SAID 33.36 ACRE TRACT IV, WITH AN INTERIOR LINE OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE EAST LINE OF THE SAID 1.8268 ACRE TRACT, AT A DISTANCE OF 84.35 FEET, PASS THE NORTHWEST CORNER OF THAT CERTAIN CONSTRUCTION, OPERATION, REPAIR AND USE EASEMENT, DESCRIBED IN THE SAID EASEMENT DEDICATION AND AGREEMENT, RECORDED IN FILE NO. D963753, AND WITH THE WEST LINE OF THE SAID CONSTRUCTION, OPERATION, REPAIR AND USE EASEMENT RECORDED IN FILE NO. D963753, AT A DISTANCE OF 165.35, PASS THE SOUTHWEST CORNER OF THE SAID CONSTRUCTION, OPERATION, REPAIR AND USE EASEMENT RECORDED IN FILE NO. D963753, AND A TOTAL DISTANCE OF 219.00 FEET TO A POINT;

THENCE, CONTINUING TO CROSS A PORTION OF SAID UNRESTRICTED RESERVE “A”, AND THE SAID 33.36 ACRE TRACT IV, AND ALSO CROSSING A PORTION OF THE SAID 1.8268 ACRE TRACT, THE FOLLOWING (2) TWO COURSES AND DISTANCES:

1. SOUTH 77 DEGREES 42 MINUTES 23 SECONDS WEST, A DISTANCE OF 15.25 FEET, TO A POINT, AND

2. SOUTH 12 DEGREES 17 MINUTES 37 SECONDS EAST, A DISTANCE OF 191.75 FEET, TO A POINT, IN AN INTERIOR LINE OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE SOUTH LINE OF THE SAID 1.8268 ACRE TRACT;

THENCE, SOUTH 77 DEGREES 42 MINUTES 23 SECONDS WEST, CONTINUING TO CROSS A PORTION OF SAID UNRESTRICTED RESERVE “A”, AND THE SAID 33.36 ACRE TRACT IV, WITH AN INTERIOR LINE OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE SOUTH LINE OF THE SAID 1.8268 ACRE TRACT, A DISTANCE OF 215.01 FEET, TO A POINT FOR AN INTERIOR CORNER OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE SOUTHWEST CORNER OF THE SAID 1.8268 ACRE TRACT;

THENCE, NORTH 02 DEGREES 22 MINUTES 37 SECONDS WEST, CONTINUING TO CROSS A PORTION OF SAID UNRESTRICTED RESERVE “A”, AND THE SAID 33.36 ACRE TRACT IV, WITH AN INTERIOR LINE OF THE SAID 11.4060 ACRE CONOCO TOWER SITE, SAME BEING THE WEST LINE OF THE SAID 1.8268 ACRE TRACT, A DISTANCE OF 416.98 FEET, TO THE POINT OF BEGINNING, AND CONTAINING 1.7656 ACRES (76,907 SQUARE FEET) MORE OR LESS.

PARCEL 4:

A TRACT OF LAND BEING A PORTION OF UNRESTRICTED RESERVE “A”, GREENWAY PLAZA, A SUBDIVISION OF 33.365 ACRES IN THE A.C. REYNOLDS LEAGUE, A-61, CITY OF HOUSTON, HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO. 421110 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;

COMMENCING AT A FOUND 2” BRASS CAP AT THE SOUTHEAST CORNER OF THE ABOVE DESCRIBED UNRESTRICTED RESERVE “A” ALSO BEING A POINT IN THE NORTH RIGHT OF WAY LINE OF SOUTHWEST FREEWAY;

THENCE NORTH 12°16’46” WEST A DISTANCE OF 370.00 FEET ON THE EAST BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” TO A FOUND 2” BRASS CAP AT THE POINT OF BEGINNING;

THENCE SOUTH 77°43’14” WEST A DISTANCE OF 88.46 FEET TO A SET CUT X; THENCE

NORTH 12°14’37” WEST A DISTANCE OF 278.94 FEET TO A SET CUT X;

THENCE NORTH 77°43’14” EAST A DISTANCE OF 322.50 FEET TO A SET CUT X ON THE WEST RIGHT OF WAY LINE OF BUFFALO SPEEDWAY AND THE EAST BOUNDARY LINE OF UNRESTRICTED RESERVE “A”;

THENCE ON THE WEST RIGHT OF WAY LINE OF BUFFALO SPEEDWAY AND THE EAST BOUNDARY LINE OF UNRESTRICTED RESERVE “A” WITH A CURVE TURNING TO THE LEFT, WITH AN ARC LENGTH OF 279.81 FEET, A RADIUS OF 5672.65 FEET, A CHORD BEARING OF SOUTH 16°43’14” EAST, AND A CHORD LENGTH OF 279.78 FEET TO A POINT FROM WHICH A FOUND 2” BRASS CAP BEARS 0.7 FEET NORTHEAST;

THENCE LEAVING SAID RIGHT OF WAY LINE, SOUTH 77°43’14” WEST A DISTANCE OF 255.88 FEET TO THE POINT OF BEGINNING.

CONTAINING 92,682 SQ. FT. OR 2.1277 ACRES, MORE OR LESS.

TOGETHER WITH THOSE CERTAIN RIGHTS APPURTENANT TO TRACT 7, AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(a)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR FOR USE AND OCCUPANCY OF A PORTION OF THE CITY’S RIGHT-OF-WAY GRANTED BY INSTRUMENTS DATED DECEMBER 15, 1970, RECORDED AT CLERK’S FILE NO. D255419 IN VOLUME 8290, PAGE 581, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-18471 AND AT CLERK’S FILE NO. D257832 IN VOLUME 8295, PAGE 233, OF THE HARRIS COUNTY DEED RECORDS, CITY OF HOUSTON GRANTED A PERMIT FOR THE OCCUPANCY OF EIGHTY THOUSAND THREE HUNDRED (80,300) CUBIC FEET OF THE CITY’S RIGHT OF WAY TO GREENWAY PLAZA, A JOINT VENTURE, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(b)

LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR USE AND OCCUPANCY OF A PORTION OF THE CITY’S RIGHT-OF-WAY GRANTED BY INSTRUMENT FILED JANUARY 19, 1973, UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) D784597, CITY OF HOUSTON GRANTED A PERMIT TO GREENWAY PLAZA, LTD., FOR THE USE AND OCCUPANCY OF A PORTION OF EDLOE STREET, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE

LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(c)	LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHT TO INSTALL, MAINTAIN, USE, OCCUPY, OPERATE AND REPAIR TWO (2) CHILLED WATER PIPELINES WITHIN EDLOE STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 2002-1063, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. W296154, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST FIRST PARENT LLC, COUSINS GREENWAY EAST PARENT LLC , PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), COUSINS GREENWAY CENTRAL PLANT, LLC, AND PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP WEST , LLC, , GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

TRACT 8 (NON-EXCLUSIVE EASEMENT):

EASEMENTS APPURTENANT TO TRACT 7, Parcels 1, 2, 3 & 4 AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(1)

NON-EXCLUSIVE EASEMENT FOR PROVIDING ACCESS, OVER, ACROSS AND THROUGH “EDLOE STREET GARAGE” AND THE “EDLOE STREET GARAGE LAND” FOR PEDESTRIAN AND VEHICULAR ACCESS FOR PARKING ALL AS SET OUT AND DEFINED IN THAT CERTAIN EDLOE STREET GARAGE USE AND EASEMENT AGREEMENT BY AND BETWEEN COUSINS GREENWAY EDLOE PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (OWNER), AND COUSINS GREENWAY WEST PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST PARKING”), (II) COUSINS GREENWAY EIGHT TWELVE LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EIGHT TWELVE”), (III) COUSINS GREENWAY WEST FIRST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST”), (IV) PKY GREENWAY NINE LLC, A GEORGIA LIMITED LIABILITY COMPANY (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC) (“GREENWAY NINE”), AND (V) COUSINS GREENWAY EAST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EAST” AND WITH

GREENWAY WEST PARKING, GREENWAY EIGHT TWELVE, GREENWAY NINE AND GREENWAY WEST, (“USER”), RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) RP-2017- .

(2)	NON-EXCLUSIVE ROADWAY, DRIVES AND RAMPS FOR INGRESS AND EGRESS, STAIRWAYS AND VENTS, PEDESTRIAN ACCESS, SIGNAGE, AND COMMON MECHANICAL, ELECTRICAL, AND PLUMBING EASEMENTS CREATED PURSUANT TO ARTICLES 2.2(b)(ii), 2.2(d), 2.2(f), 2.2(h), 2.2(i), AND 2.2(j) AS CONTAINED IN THAT CERTAIN DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. 20070325102, OFFICIAL PUBLIC RECORDS OF HARRIS COUNTY, TEXAS.

(3)	NON-EXCLUSIVE EASEMENT RIGHTS APPURTENANT TO TRACT 7 AS RESERVED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN THAT CERTAIN WARRANTY DEED DATED SEPTEMBER 20, 1965, RECORDED DECEMBER 7, 1965 UNDER HARRIS COUNTY CLERK’S FILE NO. C209777 IN VOLUME 6164, PAGE 422 OF THE DEED RECORDS OF HARRIS COUNTY, TEXAS AND AS RESERVED IN WARRANTY DEED DATED JUNE 2, 1965, RECORDED JUNE 3, 1965 UNDER HARRIS COUNTY CLERK’S FILE NO. C099157 IN VOLUME 5944, PAGE 560, AS AFFECTED BY CONFIRMATION OF EASEMENT RECORDED NOVEMBER 18, 1965 UNDER HARRIS COUNTY CLERK’S FILE NO. C200637 IN VOLUME 6147, PAGE 248, BOTH OF THE DEED RECORDS OF HARRIS COUNTY, TEXAS

(4)	NON-EXCLUSIVE EASEMENT RIGHTS APPURTENANT TO TRACT 7 AS RESERVED UNDER TERMS, CONDITIONS AND PROVISION CONTAINED IN THAT CERTAIN WARRANTY DEED DATED FEBRUARY 3, 1967, RECORDED FEBRUARY 7, 1967 UNDER HARRIS COUNTY CLERK’S FILE NO. C447210 IN VOLUME 6652, PAGE 369 OF THE DEED RECORDS OF HARRIS COUNTY, TEXAS.

(5)	NON-EXCLUSIVE EASEMENT RIGHTS APPURTENANT TO TRACT 7 AS SET FORTH UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN THAT INSTRUMENT DATED APRIL 20, 1966, RECORDED APRIL 22, 1966 UNDER HARRIS COUNTY CLERK’S FILE C289523 IN VOLUME 6327, PAGE 156 OF THE DEED RECORDS OF HARRIS COUNTY, TEXAS, TOGETHER WITH THOSE BENEFICIAL ACCESS EASEMENTS DEPICTED ON PLAT RECORDED IN VOLUME 180, PAGE 1 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, SAID EASEMENTS ALSO REFERENCED AND/OR DEDICATED UNDER HARRIS COUNTY CLERK’S FILE NO(S). D365557

GWP RICHMOND AVENUE, LLC: TRACT 9

(FEE SIMPLE):

ALL RESTRICTED RESERVE “A” BLOCK ONE (1) OF GREENWAY PLAZA RESTAURANT, IN HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF FILED FOR RECORD UNDER FILM CODE NO. 557062 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, AND BEING THE SAME PARCEL OF LAND CONTAINING 20,590 SQUARE FEET OUT OF THE A.G. REYNOLDS LEAGUE, ABSTRACT 61, HARRIS COUNTY, TEXAS AND THE LAMAR WESLAYAN ADDITION, A SUBDIVISION OF RECORD PER THE MAP RECORDED IN VOLUME 35, PAGE 48 OF THE HARRIS COUNTY MAP RECORDS, SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS WITH ALL BEARINGS REFERENCED TO H.C.C.F

#G824631;

COMMENCING AT A POINT FOR THE BEGINNING OF A RIGHT OF WAY CURVE IN THE EAST RIGHT OF WAY LINE OF TIMMONS LANE (100 FEET WIDE) AT THE SOUTHEAST INTERSECTION OF TIMMONS LANE AND RICHMOND AVENUE (120 FEET WIDE);

THENCE, SOUTH 00 DEGREES 28 MINUTES 23 SECONDS EAST, A DISTANCE OF 67.51 FEET ALONG THE EAST RIGHT OF WAY LINE OF SAID TIMMONS LANE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST WESTERLY NORTHWEST CORNER AND POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE, DEPARTING SAID TIMMONS LANE RIGHT OF WAY LINE, NORTH 85 DEGREES 47 MINUTES 45 SECONDS EAST, WITH THE SOUTH LINE OF A PRIVATE PARK AND LANDSCAPE AREA RECORDED IN H.C.C.F.# G824632, A DISTANCE OF 101.95 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR AN INNER CORNER;

THENCE, NORTH 04 DEGREES 04 MINUTES 25 SECONDS WEST, WITH THE EASTERLY LINE OF SAID PRIVATE PARK, A DISTANCE OF 24.56 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST NORTHERLY NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 85 DEGREES 55 MINUTES 35 SECONDS EAST, WITH THE SOUTH LINE OF SAID PRIVATE PARK, A DISTANCE OF 24.00 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) AT THE BACK OF AN EXISTING CONCRETE CURB FOR THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, SOUTH 04 DEGREES 04 MINUTES 25 SECONDS EAST, WITH A WEST LINE OF SAID PRIVATE DRIVE EASEMENT RECORDED IN H.C.C.F. #G827704; A DISTANCE OF 162.85 FEET ALONG THE BACK OF SAID CONCRETE CURB TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 89 DEGREES 52 MINUTES 10 SECONDS AND A RADIUS OF 15.00 FEET;

THENCE, CONTINUING WITH SAID PRIVATE DRIVE EASEMENT, A DISTANCE OF 23.53 FEET SOUTHWESTERLY ALONG THE ARC OF SAID CURVE AND THE BACK OF SAID CONCRETE CURB, TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF);

THENCE, TANGENT TO SAID CURVE, CONTINUING WITH SAID PRIVATE DRIVE EASEMENT, SOUTH 85 DEGREES 47 MINUTES 45 SECONDS WEST, 120.63 FEET ALONG THE BACK OF SAID CONCRETE CURB TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) ON THE EAST RIGHT OF WAY LINE OF TIMMONS LANE FOR THE SOUTHWEST CORNER OF THE HEREIN DESCRIBED TRACT, AND FROM WHERE A FOUND BRASS DISK BEARS SOUTH 30° 16’ WEST - 0.50 FEET;

THENCE, NORTH 00 DEGREES 28 MINUTES 23 SECONDS WEST, A DISTANCE OF 153.64 FEET ALONG SAID EAST RIGHT OF WAY LINE OF TIMMONS LANE TO THE POINT OF BEGINNING, CONTAINING AN AREA OF 20,590 SQUARE FEET (0.4727 ACRE) OF LAND, MORE OR LESS.

TRACT 10 (NON-EXCLUSIVE EASEMENT):

EASEMENTS APPURTENANT TO TRACT 9 AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(1) PRIVATE DRIVE EASEMENT CREATED IN INSTRUMENT DATED DECEMBER 18, 1980, RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. G827404.

(2) LANDSCAPING EASEMENT AS CREATED IN THAT CERTAIN EASEMENT AGREEMENT DATED EFFECTIVE OCTOBER 17, 2003 AND RECORDED UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) X340110 AND AMENDED UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) X340109 AND X555644,

GWP CENTRAL PLANT, LLC: TRACT

11 (FEE SIMPLE):

A PORTION OF UNRESTRICTED RESERVE “A” OUT OF GREENWAY PLAZA, A SUBDIVISION OUT OF HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF FILED FOR RECORD UNDER FILM CODE NO. 421110 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, AND BEING A TRACT OF LAND CONTAINING 0.7949 ACRE (34,625 SQUARE FEET) SITUATED IN THE A.C. REYNOLDS LEAGUE, A-61, HARRIS COUNTY, TEXAS, AND BEING PART OF A 33.36 ACRE TRACT CONTAINING ALL OF THE PARTIAL REPLAT OF GREENWAY PLAZA, SECTION ONE AND EXTENSION OF GREENWAY PLAZA EAST AS RECORDED IN VOLUME 180, PAGE 1 OF THE HARRIS COUNTY MAP RECORDS (H.C.M.R.), SAID 0.7949 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS WITH ALL BEARING AND COORDINATES BEING REFERENCED TO THE TEXAS COORDINATE SYSTEM, SOUTH CENTRAL ZONE, NORTH AMERICAN DATUM 1927. DISTANCES HEREIN ARE SURFACE AND MAY BE CONVERTED TO GRID BY MULTIPLYING BY A COMBINED SCALE FACTOR OF 0.9998872:

COMMENCING AT AN “X” IN CONCRETE FOUND IN THE SOUTHERLY LINE OF RICHMOND AVENUE (120 FEET WIDE) FOR THE MOST NORTHERLY NORTHEAST CORNER OF SAID PARTIAL REPLAT OF GREENWAY PLAZA SECTION ONE AND EXTENSION OF GREENWAY PLAZA EAST, SAID POINT ALSO BEING THE NORTHWESTERLY CORNER OF A TRACT OF LAND CONVEYED TO TEXAS INVESTMENT BUILDERS COMPANY BY DEED RECORDED IN VOLUME 6164, PAGE 422 OF THE HARRIS COUNTY DEED RECORDS (H.C.D.R.);

THENCE, SOUTH 12 DEGREES 16 MINUTES 46 SECONDS EAST, 224.00 FEET ALONG THE COMMON LINE BETWEEN SAID PARTIAL REPLAT OF GREENWAY PLAZA SECTION ONE AND THE TEXAS INVESTMENT BUILDERS COMPANY TRACT TO A BRASS DISK FOUND FOR THE NORTHWESTERLY CORNER AND POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT, SAID POINT ALSO BEING AN INTERIOR CORNER OF SAID PARTIAL REPLAT OF GREENWAY, PLAZA SECTION ONE AND THE SOUTHWESTERLY CORNER OF SAID TEXAS INVESTMENT BUILDERS COMPANY TRACT;

THENCE, NORTH 77 DEGREES 43 MINUTES 14 SECONDS EAST, 250.00 FEET ALONG THE COMMON LINE BETWEEN SAID PARTIAL REPLAT OF GREENWAY PLAZA SECTION ONE AND SAID TEXAS INVESTMENT BUILDERS COMPANY TRACT TO A FOUND MAG NAILFOR THE NORTHEASTERLY CORNER OF THIS TRACT, THE SAME BEING A NORTHEASTERLY CORNER OF SAID PARTIAL REPLAT OF GREENWAY PLAZA SECTION ONE AND THE SOUTHEASTERLY CORNER OF SAID TEXAS INVESTMENT BUILDERS COMPANY TRACT AND IN THE WESTERLY LINE OF A TRACT CONVEYED TO GREENWAY BANK AND TRUST BY DEED RECORDED IN VOLUME 6051, PAGE 610 (H.C.D.R.);

THENCE, SOUTH 12 DEGREES 16 MINUTES 46 SECONDS EAST, ALONG THE COMMON LINE BETWEEN SAID PARTIAL REPLAT OF GREENWAY PLAZA SECTION ONE AND THE WESTERLY LINE OF SAID GREENWAY BANK AND TRUST TRACT AND A TRACT CONVEYED TO BUFFALO TOWER COMPANY BY DEED RECORDED IN VOLUME 6652, PAGE 369 (H.C.D.R.), AT 115.41 PASS THE COMMON CORNER BETWEEN GREENWAY BANK AND TRUST AND BUFFALO TOWER COMPANY, A TOTAL DISTANCE OF 138.50 FEET TO A FOUND “X” SET IN CONCRETE FOR THE SOUTHEASTERLY CORNER OF THIS TRACT;

THENCE, SOUTH 77 DEGREES 42 MINUTES 23 SECONDS WEST, 250.00 FEET DEPARTING THE COMMON LINE BETWEEN SAID PARTIAL REPLAT OF GREENWAY PLAZA SECTION ONE AND SAID BUFFALO TOWER COMPANY TO A FOUND “X” SET IN CONCRETE FOR THE SOUTHWESTERLY CORNER OF THIS TRACT; THENCE, NORTH 12 DEGREES 16 MINUTES 46 SECONDS WEST, 138.50 FEET TO THE POINT OF BEGINNING, ENCLOSING WITHIN THE METES AND BOUNDS A COMPUTED AREA OF 0.7949 ACRE (34,625 SQUARE FEET) OF LAND, MORE OR LESS.

TRACT 11-A (NON-EXCLUSIVE EASEMENT):

EASEMENTS APPURTENANT TO TRACT 11 AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(1) EASEMENT FOR THE INSTALLATION, REPAIR AND MAINTENANCE, ETC. OF PIPES CARRYING HOT AND COLD WATER, GRANTED TO KENNETH SCHNITZER BY INSTRUMENT DATED SEPTEMBER 13, 1976, FILED SEPTEMBER 17, 1976, UNDER HARRIS COUNTY CLERK’S FILE NO. E893655, AS AFFECTED BY INSTRUMENT DATED FEBRUARY 10, 1977, FILED FEBRUARY 24, 1977, UNDER HARRIS COUNTY CLERK’S FILE NO. F054227, THE GREENWAY CONDOMINIUM CHILLED WATER AND EASEMENT AGREEMENT DATED JUNE 26, 1979, BY AND BETWEEN GREENWAY PLAZA, LTD., THE GREENWAY CONDOMINIUM, AND NINE GREENWAY VENTURE FILED FOR RECORD ON AUGUST 31, 1979, UNDER HARRIS COUNTY CLERK’S FILE NO. G221515, AS AFFECTED BY THOSE CERTAIN UNRECORDED AMENDMENTS DATED OCTOBER 12, 1979 AND DATED JULY 1, 1981 TOGETHER WITH THAT CERTAIN THIRD AMENDMENT TO THE GREENWAY CONDOMINIUM CHILLED WATER AND EASEMENT AGREEMENT DATED SEPTEMBER 1, 2014 , RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. 20140431551.

(2) NON-EXCLUSIVE EASEMENT RIGHTS APPURTENANT TO TRACT 11 AS RESERVED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN THAT CERTAIN WARRANTY DEED DATED SEPTEMBER 20, 1965, RECORDED DECEMBER 7, 1965 UNDER HARRIS COUNTY CLERK’S FILE NO. C209777 IN VOLUME 6164, PAGE 422 OF THE DEED RECORDS OF HARRIS COUNTY, TEXAS AND AS RESERVED IN WARRANTY DEED DATED JUNE 2, 1965, RECORDED JUNE 3, 1965 UNDER HARRIS COUNTY CLERK’S FILE NO. C099157 IN VOLUME 5944, PAGE 560, AS AFFECTED BY CONFIRMATION OF EASEMENT DATED NOVEMBER 5, 1965, RECORDED NOVEMBER 18, 1965 UNDER HARRIS COUNTY CLERK’S FILE NO. C200637 IN VOLUME 6147, PAGE 248, BOTH OF THE DEED RECORDS OF HARRIS COUNTY, TEXAS.

(3) NON-EXCLUSIVE EASEMENT RIGHTS APPURTENANT TO TRACT 11 AS RESERVED UNDER TERMS, CONDITIONS AND PROVISION CONTAINED IN THAT CERTAIN WARRANTY DEED DATED FEBRUARY 3, 1967, RECORDED FEBRUARY 7, 1967 UNDER HARRIS COUNTY CLERK’S FILE NO. C447210 IN VOLUME 6652, PAGE 369 OF THE DEED RECORDS OF HARRIS COUNTY, TEXAS.

(4) NON-EXCLUSIVE EASEMENT RIGHTS APPURTENANT TO TRACT 11 AS RESERVED UNDER TERMS, CONDITIONS AND PROVISION CONTAINED IN THAT PURCHASE OPTION AGREEMENT DATED AUGUST 27, 1965, RECORDED AUGUST 31, 1965 UNDER HARRIS COUNTY CLERK’S FILE NO. C151233 IN VOLUME 6051, PAGE 610 OF THE DEED RECORDS OF HARRIS COUNTY, TEXAS, SAID EASEMENT SET FORTH ON PLAT RECORDED IN VOLUME 180, PAGE 1 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS

GWP NINE, LLC:

TRACT 12 (FEE SIMPLE):

A PORTION OF UNRESTRICTED RESERVE “C” OF GREENWAY PLAZA, SECTION FIVE (5), A SUBDIVISION IN HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF FILED UNDER FILM CODE NO. 421116 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, AND BEING A TRACT OF LAND CONTAINING 0.9066 ACRE (39,193 SQUARE FEET) SITUATED IN THE A.C. REYNOLDS LEAGUE, A-61, HARRIS COUNTY, TEXAS, AND BEING PART OF BLOCKS 3 AND 4 OF THE LAMAR - WESLAYAN ADDITION PER THE MAP RECORDED IN VOLUME 35, PAGE 48 OF THE MAP RECORDS OF HARRIS COUNTY (H.C.M.R.), AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS WITH ALL BEARINGS AND COORDINATES BEING REFERENCED TO THE TEXAS COORDINATE SYSTEM, SOUTH CENTRAL ZONE, NORTH AMERICAN DATUM 1927. DISTANCES HEREIN ARE SURFACE AND MAY BE CONVERTED TO GRID BY MULTIPLYING BY A COMBINED SCALE FACTOR OF 0.9998872:

COMMENCING AT A FOUND CONCRETE MONUMENT AT THE MOST NORTHERLY NORTHEAST CORNER OF SAID 10.60 ACRE TRACT I IN THE SOUTHERLY LINE OF RICHMOND AVENUE AT THE NORTHERLY END OF A RADIUS CUTBACK CURVE AT THE INTERSECTION OF RICHMOND AVENUE (120 FEET WIDE) AND EDLOE STREET (WIDTH VARIES);

THENCE, SOUTHWESTERLY, 83.41 FEET ALONG THE SOUTHERLY LINE OF RICHMOND AVENUE AND ALONG THE ARC OF A TANGENT CURVE TO THE RIGHT (CENTRAL ANGLE= 01 DEGREES 13 MINUTES 50 SECONDS; RADIUS = 3,883.72 FEET; CHORD BEARING AND DISTANCE= SOUTH 78 DEGREES 14 MINUTES 09 SECONDS WEST, 83.41 FEET) TO A FOUND CONCRETE MONUMENT FOR A NON-TANGENT END OF CURVE;

THENCE, SOUTH 83 DEGREES 48 MINUTES 26 SECONDS WEST, 50.00 FEET CONTINUING ALONG THE SOUTHERLY LINE OF RICHMOND AVENUE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF), FROM WHERE A BRASS DISK FOUND BEARS SOUTH 89° 43’ EAST - 0.60 FEET, AT THE BEGINNING OF A NONTANGENT CURVE TO THE RIGHT;

THENCE, SOUTHWESTERLY, 0.82 FEET ALONG THE SOUTHERLY LINE OF RICHMOND AVENUE AND THE ARC OF SAID CURVE TO THE RIGHT (CENTRAL ANGLE = 00 DEGREES 00 MINUTES 44 SECONDS; RADIUS = 3,879.72 FEET; CHORD BEARING AND DISTANCE =SOUTH 79 DEGREES 35 MINUTES 55 SECONDS WEST, 0.82 FEET) TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE NORTHEASTERLY CORNER AND POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT OF LAND;

THENCE, SOUTH 04 DEGREES 05 MINUTES 15 SECONDS EAST, 292.99 FEET DEPARTING THE SOUTHERLY LINE OF RICHMOND AVENUE AND GENERALLY

ALONG THE TOP OF A CONCRETE CURB TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) CURB FOR THE MOST EASTERLY SOUTHEAST CORNER OF THIS TRACT AND A TANGENT POINT OF CURVATURE OF A CURVE TO THE RIGHT;

THENCE, SOUTHWESTERLY, 15.72 FEET ALONG THE ARC OF SAID CURVE TO THE RIGHT (CENTRAL ANGLE = 90 DEGREES 03 MINUTES 49 SECONDS; RADIUS = 10.00 FEET; CHORD BEARING AND DISTANCE SOUTH 40 DEGREES 56 MINUTES 39 SECONDS WEST, 14.15 FEET) TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) CURB FOR THE MOST SOUTHERLY SOUTHEAST CORNER OF THIS TRACT AND A POINT OF TANGENCY;

THENCE, SOUTH 85 DEGREES 58 MINUTES 33 SECONDS WEST, 123.38 FEET GENERALLY ALONG THE TOP OF A CONCRETE CURVE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE SOUTHWESTERLY CORNER OF THIS TRACT;

THENCE, NORTH 04 DEGREES 04 MINUTES 20 SECONDS WEST, 290.44 FEET TO A SET 5/8 INCH IRON ROD WITH PLASTIC CAP (GREENLEAF) FOR THE NORTHWESTERLY CORNER OF THIS TRACT IN THE SOUTHERLY LINE OF RICHMOND AVENUE;

THENCE, NORTHEASTERLY, 133.90 FEET ALONG THE SOUTHERLY LINE OF RICHMOND AVENUE AND ALONG THE ARC OF A NON-TANGENT CURVE TO THE LEFT (CENTRAL ANGLE = 01 DEGREE 58 MINUTES 39 SECONDS; RADIUS = 3,879.72 FEET; CHORD BEARING AND DISTANCE - NORTH 80 DEGREES 35 MINUTES 35 SECONDS EAST, 133.89 FEET) TO THE POINT OF BEGINNING, ENCLOSING WITHIN ITS BOUNDS A COMPUTED AREA OF 0.9066 ACRE (39,493 SQUARE FEET) OF LAND, MORE OR LESS.

TRACT 12-A (NON-EXCLUSIVE EASEMENT)

EASEMENTS APPURTENANT TO TRACT 12 AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(1) EASEMENT DEED AND PEDESTRIAN BRIDGE AGREEMENTS DATED JUNE 1, 1978, FILED JUNE 30, 1978 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) F663389 (EAST TOWER) AND F663390 (WEST TOWER), AS AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “EASEMENT DEED AND PEDESTRIAN BRIDGE AGREEMENT” FILED JANUARY 12, 1981, UNDER CLERK’S FILE NO. G824640 (WEST TOWER).

(2) NON-EXCLUSIVE EASEMENT FOR PROVIDING ACCESS, OVER, ACROSS AND THROUGH “EDLOE STREET GARAGE” AND THE “EDLOE STREET GARAGE LAND” FOR PEDESTRIAN AND VEHICULAR ACCESS FOR PARKING ALL AS SET OUT AND DEFINED IN THAT CERTAIN EDLOE STREET GARAGE USE AND EASEMENT AGREEMENT BY AND BETWEEN COUSINS GREENWAY EDLOE PARKING LLC, A

GEORGIA LIMITED LIABILITY COMPANY (OWNER), AND COUSINS GREENWAY WEST PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST PARKING”), (II) COUSINS GREENWAY EIGHT TWELVE LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EIGHT TWELVE”), (III) COUSINS GREENWAY WEST FIRST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST”), (IV) PKY GREENWAY NINE LLC, A GEORGIA LIMITED LIABILITY COMPANY (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC) (“GREENWAY NINE”), AND (V) COUSINS GREENWAY EAST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EAST” AND WITH GREENWAY WEST PARKING, GREENWAY EIGHT TWELVE, GREENWAY NINE AND GREENWAY WEST, (“USER”), RECORDED             , 2017 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) RP-2017-             .

GWP EDLOE PARKING, LLC: TRACT

13 (FEE SIMPLE):

BEING A TRACT OR PARCEL CONTAINING 2.625 ACRES (114,346 SQUARE FEET) OF LAND SITUATED IN A.C. REYNOLDS SURVEY, ABSTRACT NUMBER 61, HARRIS COUNTY, TEXAS; BEING ALL OF A CALLED 0.0476 ACRE TRACT, THE REMAINDER OF A CALLED 2.01 ACRE TRACT, AND THE REMAINDER OF THAT CERTAIN TRACT CONVEYED TO CITADEL PROPERTIES, (ALSO KNOWN AS CENTURY PROPERTIES) BY DEEDS RECORDED UNDER HARRIS COUNTY CLERK’S FILE (H.C.C,F.) NUMBER M960618, IN VOLUME 5715, PAGE 40, HARRIS COUNTY DEED RECORDS (H.C.D.R.), AND IN VOLUME 6000, PAGE 620, H.C.D.R., RESPECTIVELY, HARRIS COUNTY, TEXAS; SAID 2.625 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS (BEARINGS ARE ORIENTED TO THE TEXAS STATE PLANE COORDINATE SYSTEM OF 1927, SOUTH CENTRAL ZONE):

BEGINNING AT A 5/8 INCH IRON ROD FOUND IN THE WESTERLY RIGHT OF WAY (R.O.W.) LINE OF EDLOE STREET (WIDTH VARIES), AS DEDICATED TO THE CITY OF HOUSTON BY DEEDS RECORDED UNDER H.C.C.F. NUMBERS D357026, D674927, F321700, AND E022939, MARKING THE MOST EASTERLY SOUTHEAST CORNER OF OAKS OF GREENWAY, A SUBDIVISION OF RECORD IN VOLUME 355, PAGE 81, HARRIS COUNTY MAP RECORDS (H.C.M.R.), AND MARKING THE NORTHEASTERLY CORNER OF SAID 0.0476 ACRE TRACT AND THE HEREIN DESCRIBED TRACT;

THENCE, SOUTH 02 DEGREES 31 MINUTES 04 SECONDS EAST, ALONG SAID WESTERLY R.O.W. LINE AND ALONG THE EASTERLY LINE OF SAID 0.0476 ACRE TRACT, A DISTANCE OF 126.80 FEET, TO A FOUND CONCRETE MONUMENT IN THE NORTHERLY LINE OF THE AFORESAID TRACT RECORDED IN VOLUME 6000, PAGE 620, H.C.D.R., FOR THE SOUTHEASTERLY CORNER OF SAID 0.0476 ACRE TRACT AND FOR AN ANGLE POINT IN THE HEREIN DESCRIBED TRACT;

THENCE, SOUTH 02 DEGREES 37 MINUTES 02 SECONDS EAST, CONTINUING ALONG SAID R.O.W. LINE, A DISTANCE OF 62.49 FEET TO A POINT FROM WHERE A FOUND MAG NAIL BEARS NORTH 48° 52’ WEST - 0.40 FEET MARKING THE POINT OF CURVATURE OF A TANGENT CURVE TO RIGHT;

THENCE, IN A SOUTHERLY DIRECTION ALONG SAID WESTERLY R.O.W. LINE, AN ARC DISTANCE OF 170.58 FEET, ALONG SAID CURVE TO THE RIGHT, HAVING A CENTRAL ANGLE OF 08 DEGREES 44 MINUTES 48 SECONDS, A RADIUS OF 1,123.92 FEET AND A CHORD WHICH BEARS SOUTH 01 DEGREES 43 MINUTES 48 SECONDS WEST, 171.42 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) MARKING A POINT OF REVERSE CURVATURE;

THENCE, IN A SOUTHERLY DIRECTION ALONG SAID WESTERLY R.O.W. LINE, AN ARC DISTANCE OF 121.69 FEET, ALONG A TANGENT CURVE TO THE LEFT, HAVING A CENTRAL ANGLE OF 05 DEGREES 58 MINUTES 11 SECONDS, A RADIUS OF 1,167.92 FEET AND A CHORD WHICH BEARS SOUTH 03 DEGREES 16 MINUTES 52 SECONDS WEST, 121.63 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF), FROM WHERE A FOUND CONCRETE MONUMENT BEARS SOUTH 02° 40’ EAST - 1.0 FEET, IN THE SOUTH LINE OF THE AFORESAID 2.01 ACRE TRACT AND IN THE NORTH LINE OF BLOCK 1 OF LAMARWESLAYAN ADDITION, A SUBDIVISION OF RECORD IN VOLUME 35, PAGE 48, H.C.M.R., SAID IRON ROD MARKING THE SOUTHEASTERLY CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, SOUTH 87 DEGREES 42 MINUTES 14 SECONDS WEST, DEPARTING SAID WESTERLY R.O.W. LINE AND ALONG THE COMMON LINE OF SAID 2.01 ACRE TRACT AND SAID BLOCK 1, A DISTANCE OF 370.47 FEET TO A FOUND CONCRETE MONUMENT FOR THE SOUTHEASTERLY CORNER OF RESERVE “A” OF SAID LAMAR-WESLAYAN ADDITION, AND THE SOUTHWESTERLY CORNER OF SAID 2.1 ACRE TRACT AND THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 02 DEGREES 17 MINUTES 46 SECONDS WEST, ALONG THE WESTERLY LINE OF SAID 2.01 ACRE TRACT AND ALONG THE EASTERLY LINE OF SAID RESERVE “A”, AT A DISTANCE OF 161.86 FEET PASS A 5/8 INCH IRON ROD FOUND MARKING THE NORTHEASTERLY CORNER OF SAID RESERVE “A” AND SOUTHEASTERLY CORNER OF THE AFORESAID OAKS OF GREENWAY, AND CONTINUING, ALONG AN EASTERLY LINE OF SAID OAKS OF GREENWAY, IN ALL, A DISTANCE OF 197.28 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) MARKING AN INTERIOR CORNER OF SAID OAKS OF GREENWAY, THE NORTHWESTERLY CORNER OF SAID 2.01 ACRE TRACT, AND THE MOST SOUTHERLY NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 87 DEGREES 42 MINUTES 14 SECONDS EAST, ALONG A SOUTHERLY LINE OF SAID OAKS OF GREENWAY AND ALONG THE NORTHERLY LINE OF SAID 2.01 ACRE TRACT, A DISTANCE OF 253.24 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) MARKING A SOUTHEASTERLY CORNER OF SAID OAKS OF GREENWAY, THE SOUTHWESTERLY CORNER OF THE AFORESAID TRACT RECORDED IN VOLUME 6000, PAGE 620, H.C.D.R., AND AN INTERIOR CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 01 DEGREES 51 MINUTES 17 SECONDS WEST, ALONG AN EASTERLY LINE OF SAID OAKS OF GREENWAY, AND ALONG THE WESTERLY LINE OF SAID TRACT RECORDED IN VOLUME 6000, PAGE 620, H.C.D.R. AND THE AFORESAID 0.0476 ACRE TRACT, A DISTANCE OF 285.86 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) MARKING AN INTERIOR CORNER OF SAID OAKS OF GREENWAY, THE NORTHWESTERLY CORNER OF SAID 0.0476 ACRE TRACT, AND THE MOST NORTHERLY NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 88 DEGREES 27 MINUTES 09 SECONDS EAST, ALONG A SOUTHERLY LINE OF SAID OAKS OF GREENWAY AND ALONG THE NORTHERLY LINE OF SAID 0.0476 ACRE TRACT, A DISTANCE OF 138.06 FEET TO THE POINT OF BEGINNING AND CONTAINING 2.625 ACRES (114,346 SQUARE FEET) OF LAND, MORE OR LESS.

Schedule B

Exception Report

Litigation (Section 4.13)

All or a portion of the Collateral is subject to the following suit:

Cousins Greenway East Parent LLC, et al vs. Harris County Appraisal District (Cause Number 2016-61568, District Court, Harris County, Texas)

Leases (Section 4.14)

The following Leases are exceptions to the representation contained in Section 4.14(a)(iii)

•	Three Greenway Plaza and the Shops at Greenway Plaza

•	Office Lease Agreement dated as of January 5, 2015 by and between Cousins Greenway East Parent LLC, a Georgia limited liability company, and Cousins Properties Incorporated, a Georgia corporation

•	Nine Greenway Plaza

•	Office Lease Agreement dated as of January 1, 2010 by and between Crescent Crown Nine Greenway SPV LLC, a Delaware limited partnership, and Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership

•	First Amendment to Office Lease Agreement dated as of January 15, 2015 by and between Nine Greenway Plaza LLC, a Georgia limited liability company, and Cousins Properties Incorporated, a Georgia corporation

Estoppel Certificates (Section 4.38)

Borrower did not request an estoppel certificate from any Tenant under a Lease for 6,000 square feet or less.

Intellectual Property (Section 4.40)

Borrower or one of its Affiliates is the registered holder of the following website with respect to the Property: http://www.greenwayplaza.com/.

Schedule C

Deferred Maintenance Conditions

None.

Schedule D

Unfunded Obligations

Schedule E

Rent Roll

Schedule F

Material Agreements

None.

Schedule G

Allocated Loan Amounts

Property	Allocated Loan Amount
Eleven Greenway Plaza	$77,732,283
Nine Greenway Plaza	$76,518,418
Three Greenway Plaza	$42,485,256
Four Greenway Plaza	$23,468,046
Twelve Greenway Plaza	$23,827,710
One Greenway Plaza	$19,781,495
Eight Greenway Plaza	$16,859,228
Two Greenway Plaza	$17,353,766
3800 Buffalo Speedway	$11,958,813
Houston City Club	$4,315,962
Thirteen Greenway Plaza	$3,012,182
Frost Bank	$1,438,654
Five Greenway Plaza	$106,145,702
Parking	$25,221,406
Central Plant	$12,318,476
The Hub “Food Hall”	$2,562,603

Total/Averages	$465,000,000

Schedule H

Individual Property Closing Date NOI

Schedule I

Organizational Chart

Schedule J

Form of Tenant Notice

[BORROWER’S LETTERHEAD]

            , 20

Re:	Lease dated [ ], 20[ ] between [ ],

as Landlord, and [                    ], as Tenant,

concerning premises known as [                    ] (the “Building”).

Dear Tenant:

[As of             , 201    ,                     , the owner of the Building, has transferred the Building to                      (the “New Landlord”).] The undersigned hereby directs and authorizes you to make all rental payments and other amounts payable by you pursuant to your lease as follows:

If the payment is made by wire transfer, you shall transfer the applicable funds to the following account:

Bank:

Account Name

Account No.:

ABA No.:

Contact:

If the payment is made by check, you shall deliver your payment to the following address: [LOCKBOX ADDRESS].

[In addition, please amend the insurance policies that you are required to maintain under your lease to include the new owner as an additional insured thereon.]

The instructions set forth herein are irrevocable and are not subject to modification by us in any manner. Only [name of then-current Lender], or its successors and assigns, may by written notice to you rescind or modify the instructions contained herein.

Thank you in advance for your cooperation and if you have any questions, please call                      at (    )     -                    .

Very truly yours,]

Schedule K

Aggregate Square Footage

Property	Square Footage
3800 Buffalo Speedway	155,801
Eight Greenway Plaza	257,942
Eleven Greenway Plaza	745,956
Five Greenway Plaza	912,011
Four Greenway Plaza	241,294
Nine Greenway Plaza	746,824
One Greenway Plaza	210,106
Three Greenway Plaza	518,578
Twelve Greenway Plaza	254,920
Two Greenway Plaza	210,686

Office Buildings	4,254,118
Houston City Club	128,271
The Hub at Greenway	97,411

Other	225,682

Total	4,479,800

Schedule L

Permitted Release Parcels1

GWP EIGHT TWELVE, LLC: TRACT 3

(FEE SIMPLE):

A TRACT OF LAND CONTAINING 2.185 ACRES (95,174 SQUARE FEET) SITUATED IN THE A.C. REYNOLDS LEAGUE SURVEY, ABSTRACT NO. 61, HARRIS COUNTY, TEXAS, AND BEING DESCRIBED AS UNRESTRICTED RESERVE “B” IN BLOCK 2 OF GREENWAY PLAZA SECTION FIVE AS RECORDED IN HARRIS COUNTY FILM CODE NO. 421116 AND ALSO BEING THE REPLAT OF A PART OF BLOCK 2 OF THE LAMAR- WESLAYAN ADDITION PER THE MAP RECORDED IN VOLUME 35, PAGE 48 OF THE MAP RECORDS OF HARRIS COUNTY (H.C.M.R.) AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS WITH ALL BEARINGS AND COORDINATES REFERENCED TO THE TEXAS COORDINATE SYSTEM, SOUTH CENTRAL ZONE;

COMMENCING AT A POINT FOR THE INTERSECTION OF THE NORTH RIGHT OF WAY (R.O.W.) LINE OF RICHMOND AVENUE (120 FEET WIDE) WITH THE EAST R.O.W. LINE OF TIMMONS LANE (VARYING WIDTH) AND BEING THE ORIGINAL INTERSECTING POINT OF THESE TWO PREVIOUSLY MENTIONED RIGHTS OF WAY ACCORDING TO THE LAMAR-WESLAYAN ADDITION PER THE MAP RECORDED IN VOLUME 35, PAGE 48 OF THE H.C.M.R.;

THENCE, NORTH 04 DEGREES 05 MINUTES 32 SECONDS WEST, 15.00 FEET ALONG THE EAST RIGHT OF WAY LINE OF TIMMONS LANE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST NORTHERLY END OF A CORNER CUTBACK AND ALSO BEING THE POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 04 DEGREES 05 MINUTES 32 SECONDS WEST, 94.71 FEET CONTINUING ALONG THE EAST RIGHT OF WAY LINE OF TIMMONS LANE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST SOUTHERLY END OF A CORNER CUTBACK;

THENCE, NORTH 40 DEGREES 54 MINUTES 28 SECONDS EAST, 21.21 FEET ALONG A CORNER CUTBACK TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST NORTHERLY END OF SAID CUTBACK TO THE SOUTH RIGHT OF WAY LINE OF COLQUITT STREET (60.48 FEET WIDE) AS PER THE EASEMENT RECORDED IN FILE NO. F612735, FILM CODE NO.###-##-#### H.C.O.P.R.R.P.;

THENCE, NORTH 85 DEGREES 54 MINUTES 28 SECONDS EAST, ALONG THE SOUTH RIGHT OF WAY LINE OF COLQUITT STREET, A DISTANCE OF 803.33 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST NORTHERLY END OF A CORNER CUTBACK;

[1]	The legal descriptions provided in this Schedule are subject to revision upon the reasonable approval of Lender.

THENCE, SOUTH 48 DEGREES 14 MINUTES 05 SECONDS EAST, ALONG SAID CUTBACK LINE, A DISTANCE OF 20.89 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST SOUTHERLY END OF A CORNER CUTBACK LYING IN THE WEST RIGHT OF WAY LINE OF EDLOE STREET (RIGHT OF WAY WIDTH VARIES);

THENCE, SOUTH 02 DEGREES 22 MINUTES 37 SECONDS EAST, ALONG THE WEST RIGHT OF WAY LINE OF EDLOE STREET, A DISTANCE OF 45.32 FEET TO THE MOST NORTHERLY END OF A CORNER CUTBACK AT A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR CORNER;

THENCE, SOUTH 36 DEGREES 58 MINUTES 44 SECONDS WEST, ALONG SAID CORNER CUTBACK, A DISTANCE OF 23.20 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) LYING IN THE NORTH LINE OF RICHMOND AVENUE (120 FEET WIDE);

THENCE, WESTERLY ALONG THE NORTHERLY LINE OF RICHMOND AVENUE AND ALONG A CURVE TO THE RIGHT, AN ARC LENGTH OF 730.41 FEET (CENTRAL ANGLE= 11 DEGREES 07 MINUTES 51 SECONDS; RADIUS= 3,759.72 FEET; CHORD BEARING AND DISTANCE = SOUTH 82 DEGREES 00 MINUTES 51 SECONDS WEST, 729.26 FEET) TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE POINT OF TANGENCY;

THENCE, CONTINUING ALONG THE NORTH RIGHT OF WAY LINE OF RICHMOND AVENUE, SOUTH 87 DEGREES 34 MINUTES 48 SECONDS WEST, A DISTANCE OF 73.74 THE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST SOUTHERLY END OF A CORNER CUTBACK;

THENCE, NORTH 48 DEGREES 15 MINUTES 22 SECONDS WEST, ALONG SAID CUTBACK LINE, A DISTANCE OF 21.52 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) AND ALSO BEING THE POINT OF BEGINNING CONTAINING 2.185 ACRES (95,174 SQUARE FEET) MORE OR LESS, FOR THE HEREIN DESCRIBED TRACT OF LAND ALSO REFERRED TO AS UNRESTRICTED RESERVE “B” IN BLOCK 2 OF GREENWAY PLAZA SECTION FIVE AS RECORDED IN HARRIS COUNTY FILM CODE NO. 421116 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS;

TOGETHER WITH THOSE CERTAIN RIGHTS APPURTENANT TO TRACT 3, AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(a) LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS RICHMOND AVENUE AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 79-414, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. G032016, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684,A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP- 2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND

PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED             , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(b) LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS RICHMOND AVENUE AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 79-415, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. G032015, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED             , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(c) LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS COLQUITT STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 81-84, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. J063068, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS

COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED             , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(d) LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHTS FOR PEDESTRIAN BRIDGE OVER AND ACROSS COLQUITT STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 81-85, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. J063069, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED             , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(e) LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHT, PRIVILEGE, AND FRANCHISE TO LAY, MAINTAIN, OPERATE AND REMOVE A CHILLED WATER LINE UNDERNEATH RICHMOND AVENUE WEST OF EDLOE STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 81-419, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. J071617, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP

WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED             , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

TRACT 4 (NON-EXCLUSIVE EASEMENT):

EASEMENTS APPURTENANT TO TRACT 3 AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(1)	EASEMENT DEED AND PEDESTRIAN BRIDGE AGREEMENTS DATED JUNE 1, 1978, FILED JUNE 30, 1978 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) F663389 (EAST TOWER) AND F663390 (WEST TOWER), AS AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “EASEMENT DEED AND PEDESTRIAN BRIDGE AGREEMENT” FILED JANUARY 12, 1981, UNDER CLERK’S FILE NO. G824640 (WEST TOWER).

(2)	RECIPROCAL EASEMENT AGREEMENT BY AND BETWEEN KENNETH SCHNITZER AND LAMAR PLAZA, DATED SEPTEMBER 13, 1976, FILED FOR RECORD ON SEPTEMBER 17, 1976, UNDER HARRIS COUNTY CLERK’S FILE NO. E893654, AS AFFECTED BY INSTRUMENT DATED FEBRUARY 10, 1977, FILED FEBRUARY 24, 1977, UNDER HARRIS COUNTY CLERK’S FILE NO. F054227, AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “RECIPROCAL EASEMENT AGREEMENT” DATED APRIL 1, 1980, FILED FOR RECORD ON JANUARY 12, 1981, UNDER HARRIS COUNTY CLERK’S FILE NO. G824638

(3)	NORTH GARAGE USE AND EASEMENT AGREEMENT DATED JUNE 1, 1978, FILED JUNE 30, 1978, UNDER HARRIS COUNTY CLERK’S FILE NO. F663391, AS AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “NORTH GARAGE USE AND EASEMENT AGREEMENT” FILED JANUARY 13, 1981, UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) G827403.

(4)

NON-EXCLUSIVE EASEMENT FOR PROVIDING ACCESS, OVER, ACROSS AND THROUGH “EDLOE STREET GARAGE” AND THE “EDLOE STREET GARAGE LAND” FOR PEDESTRIAN AND VEHICULAR ACCESS FOR PARKING ALL AS SET OUT AND DEFINED IN THAT CERTAIN EDLOE STREET GARAGE USE AND EASEMENT AGREEMENT BY AND BETWEEN COUSINS GREENWAY EDLOE PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (OWNER), AND COUSINS GREENWAY WEST PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST PARKING”), (II) COUSINS GREENWAY EIGHT TWELVE LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EIGHT TWELVE”), (III) COUSINS GREENWAY WEST FIRST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST”), (IV) PKY GREENWAY NINE LLC, A GEORGIA LIMITED LIABILITY COMPANY (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC)

(“GREENWAY NINE”), AND (V) COUSINS GREENWAY EAST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EAST” AND WITH GREENWAY WEST PARKING, GREENWAY EIGHT TWELVE, GREENWAY NINE AND GREENWAY WEST, (“USER”), RECORDED             , 2017 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) RP-2017-             .

GWP ONE, LLC

TRACT 7, PARCEL 1 (FEE SIMPLE):

PARCEL 1:

A TRACT OF LAND BEING A PORTION OF UNRESTRICTED RESERVE “A”, GREENWAY PLAZA, A SUBDIVISION OF 33.365 ACRES IN THE A.C. REYNOLDS LEAGUE, A-61, CITY OF HOUSTON, HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO. 421110 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;

BEGINNING AT FOUND BRASS CAP AT THE NORTHWEST CORNER OF SAID UNRESTRICTED RESERVE “A” AT THE INTERSECTION OF THE EAST RIGHT OF WAY LINE OF EDLOE STREET AND THE SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE;

THENCE ON THE SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE AND THE NORTH BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” WITH A CURVE TURNING TO THE LEFT, WITH AN ARC LENGTH OF 381.79 FEET, A RADIUS OF 3879.72 FEET, A CHORD BEARING OF NORTH 72°10’23” EAST, AND A CHORD LENGTH OF 381.64 FEET TO A FOUND BRASS CAP;

THENCE CONTINUING ON SAID SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE AND THE NORTH BOUNDARY LINE OF UNRESTRICTED RESERVE “A” NORTH 69°21’14” EAST A DISTANCE OF 12.92 FEET TO A SET CUT X;

THENCE LEAVING SAID RIGHT OF WAY LINE SOUTH 12°15’39” EAST A DISTANCE OF 144.48 FEET TO A SET CUT X;

THENCE SOUTH 77°29’19” WEST A DISTANCE OF 79.56 FEET TO A SET CUT X;

THENCE SOUTH 12°30’41” EAST A DISTANCE OF 357.94 FEET TO A SET CUT X;

THENCE SOUTH 77°43’14” WEST A DISTANCE OF 395.59 FEET TO A SET 1/2” IRON PIN WITH CAP 5593 IN THE EAST RIGHT OF WAY LINE OF EDLOE STREET AND THE WEST BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A”;

THENCE NORTH 02°21’45” WEST, PASSING A FOUND 2” BRASS CAP AT THE DISTANCE OF 254.78 FEET, AND CONTINUING FOR A TOTAL DISTANCE OF 471.00

FEET ON THE EAST RIGHT OF WAY LINE OF EDLOE STREET AND THE WEST BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” TO A BRASS CAP AT THE POINT OF BEGINNING.

CONTAINING 179,030 SQ. FT. OR 4.1100 ACRES, MORE OR LESS.

GWP TWO, LLC

TRACT 7, PARCEL 2 (FEE SIMPLE):

PARCEL 2:

A TRACT OF LAND BEING A PORTION OF UNRESTRICTED RESERVE “A”, GREENWAY PLAZA, A SUBDIVISION OF 33.365 ACRES IN THE A.C. REYNOLDS LEAGUE, A-61, CITY OF HOUSTON, HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO. 421110 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;

COMMENCING AT FOUND BRASS CAP AT THE NORTHWEST CORNER OF SAID UNRESTRICTED RESERVE “A” AT THE INTERSECTION OF THE EAST RIGHT OF WAY LINE OF EDLOE STREET AND THE SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE;

THENCE ON THE SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE AND THE NORTH BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” WITH A CURVE TURNING TO THE LEFT, WITH AN ARC LENGTH OF 381.79 FEET, A RADIUS OF 3879.72 FEET, A CHORD BEARING OF NORTH 72°10’23” EAST, AND A CHORD LENGTH OF 381.64 FEET TO A FOUND BRASS CAP;

THENCE CONTINUING ON SAID SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE AND THE NORTH BOUNDARY LINE OF UNRESTRICTED RESERVE “A” NORTH 69°21’14” EAST A DISTANCE OF 12.92 FEET TO A SET CUT X AT THE POINT OF BEGINNING;

THENCE CONTINUING ON SAID SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE AND THE NORTH BOUNDARY LINE OF UNRESTRICTED RESERVE “A” NORTH 69°21’14” EAST A DISTANCE OF 66.83 FEET TO A SET 1/2” IRON PIN WITH CAP 5593;

THENCE CONTINUING ON SAID SOUTH RIGHT OF WAY LINE OF RICHMOND AVENUE AND THE NORTH BOUNDARY LINE OF UNRESTRICTED RESERVE “A” WITH A CURVE TURNING TO THE RIGHT, WITH AN ARC LENGTH OF 314.18 FEET, A RADIUS OF 4237.17 FEET, A CHORD BEARING OF NORTH 71°28’49” EAST, AND A CHORD LENGTH OF 314.11 FEET TO A FOUND CUT X AT THE NORTHERNMOST CORNER OF SAID UNRESTRICTED RESERVE “A”;

THENCE LEAVING SAID RIGHT OF WAY LINE SOUTH 12°16’46” EAST A DISTANCE OF 362.50 FEET ON AN EAST BOUNDARY LINE OF UNRESTRICTED RESERVE “A” TO A SET CUT X;

THENCE SOUTH 77°42’23” WEST A DISTANCE OF 378.47 FEET TO A SET CUT X; THENCE

NORTH 12°15’39” WEST, PASSING A SET CUT X AT THE DISTANCE OF 174.25 FEET, AND CONTINUING FOR A TOTAL DISTANCE OF 318.73 FEET TO A SET CUT X AT THE POINT OF BEGINNING.

CONTAINING 129,891 SQ. FT. OR 2.9819 ACRES, MORE OR LESS.

GWP 3800 BUFFALO SPEEDWAY, LLC TRACT

7, PARCEL 4 (FEE SIMPLE): PARCEL 4:

A TRACT OF LAND BEING A PORTION OF UNRESTRICTED RESERVE “A”, GREENWAY PLAZA, A SUBDIVISION OF 33.365 ACRES IN THE A.C. REYNOLDS LEAGUE, A-61, CITY OF HOUSTON, HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO. 421110 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;

COMMENCING AT A FOUND 2” BRASS CAP AT THE SOUTHEAST CORNER OF THE ABOVE DESCRIBED UNRESTRICTED RESERVE “A” ALSO BEING A POINT IN THE NORTH RIGHT OF WAY LINE OF SOUTHWEST FREEWAY;

THENCE NORTH 12°16’46” WEST A DISTANCE OF 370.00 FEET ON THE EAST BOUNDARY LINE OF SAID UNRESTRICTED RESERVE “A” TO A FOUND 2” BRASS CAP AT THE POINT OF BEGINNING;

THENCE SOUTH 77°43’14” WEST A DISTANCE OF 88.46 FEET TO A SET CUT X; THENCE

NORTH 12°14’37” WEST A DISTANCE OF 278.94 FEET TO A SET CUT X; THENCE NORTH

77°43’14” EAST A DISTANCE OF 322.50 FEET TO A SET CUT X ON THE WEST RIGHT OF WAY LINE OF BUFFALO SPEEDWAY AND THE EAST BOUNDARY LINE OF UNRESTRICTED RESERVE “A”;

THENCE ON THE WEST RIGHT OF WAY LINE OF BUFFALO SPEEDWAY AND THE EAST BOUNDARY LINE OF UNRESTRICTED RESERVE “A” WITH A CURVE TURNING TO THE LEFT, WITH AN ARC LENGTH OF 279.81 FEET, A RADIUS OF 5672.65 FEET, A CHORD BEARING OF SOUTH 16°43’14” EAST, AND A CHORD LENGTH OF 279.78 FEET TO A POINT FROM WHICH A FOUND 2” BRASS CAP BEARS 0.7 FEET NORTHEAST;

THENCE LEAVING SAID RIGHT OF WAY LINE, SOUTH 77°43’14” WEST A DISTANCE OF 255.88 FEET TO THE POINT OF BEGINNING.

CONTAINING 92,682 SQ. FT. OR 2.1277 ACRES, MORE OR LESS.

TOGETHER WITH THOSE CERTAIN RIGHTS APPURTENANT TO TRACT 7, AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(a) LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR FOR USE AND OCCUPANCY OF A PORTION OF THE CITY’S RIGHT-OF-WAY GRANTED BY INSTRUMENTS DATED DECEMBER 15, 1970, RECORDED AT CLERK’S FILE NO. D255419 IN VOLUME 8290, PAGE 581, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-18471 AND AT CLERK’S FILE NO. D257832 IN VOLUME 8295, PAGE 233, OF THE HARRIS COUNTY DEED RECORDS, CITY OF HOUSTON GRANTED A PERMIT FOR THE OCCUPANCY OF EIGHTY THOUSAND THREE HUNDRED (80,300) CUBIC FEET OF THE CITY’S RIGHT OF WAY TO GREENWAY PLAZA, A JOINT VENTURE, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED             , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(b) LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR USE AND OCCUPANCY OF A PORTION OF THE CITY’S RIGHT-OF-WAY GRANTED BY INSTRUMENT FILED JANUARY 19, 1973, UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) D784597, CITY OF HOUSTON GRANTED A PERMIT TO GREENWAY PLAZA, LTD., FOR THE USE AND OCCUPANCY OF A PORTION OF EDLOE STREET, AS AFFECTED BY THAT CERTAIN CITY OF HOUSTON ORDINANCE NO. 2002-684, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-18471, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST PARKING LLC, COUSINS GREENWAY EIGHT TWELVE, LLC, COUSINS GREENWAY WEST FIRST PARENT LLC , COUSINS GREENWAY EAST PARENT LLC , COUSINS GREENWAY OUTPARCEL WEST LLC, PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), AND COUSINS GREENWAY CENTRAL PLANT, LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP NORTH RICHMOND, LLC, GWP EIGHT TWELVE, LLC, GWP WEST, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP 3800 BUFFALO SPEEDWAY, LLC, GWP RICHMOND AVENUE, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED             , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

(c) LICENSE AND PERMIT FROM THE CITY OF HOUSTON FOR RIGHT TO INSTALL, MAINTAIN, USE, OCCUPY, OPERATE AND REPAIR TWO (2) CHILLED WATER PIPELINES WITHIN EDLOE STREET AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN CITY OF HOUSTON ORDINANCE NO. 2002-1063, A CERTIFIED COPY OF SAME RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. W296154, SUBJECT TO ASSIGNMENT AND ASSUMPTION OF ORDINANCE AND PERMIT FROM COUSINS GREENWAY WEST FIRST PARENT LLC, COUSINS GREENWAY EAST PARENT LLC , PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC), COUSINS GREENWAY CENTRAL PLANT, LLC, AND PKY GREENWAY NINE LLC (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC, ALL GEORGIA LIMITED LIABILITY COMPANIES to GWP WEST , LLC, , GWP ONE, LLC, GWP TWO, LLC, GWP EAST, LLC, GWP CENTRAL PLANT, LLC, AND GWP NINE, LLC, ALL DELAWARE LIMITED LIABILITY COMPANIES, RECORDED             , 2017 UNDER HARRIS COUNTY CLERK’S FILE NO. RP-2017-

GWP ONE, LLC, GWP TWO, LLC, and GWP 3800 BUFFALO SPEEDWAY, LLC: TRACT

8 (NON-EXCLUSIVE EASEMENT):

EASEMENTS APPURTENANT TO TRACT 7, Parcels 1, 2, & 4 AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(1)	NON-EXCLUSIVE EASEMENT FOR PROVIDING ACCESS, OVER, ACROSS AND THROUGH “EDLOE STREET GARAGE” AND THE “EDLOE STREET GARAGE LAND” FOR PEDESTRIAN AND VEHICULAR ACCESS FOR PARKING ALL AS SET OUT AND DEFINED IN THAT CERTAIN EDLOE STREET GARAGE USE AND EASEMENT AGREEMENT BY AND BETWEEN COUSINS GREENWAY EDLOE PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (OWNER), AND COUSINS GREENWAY WEST PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST PARKING”), (II) COUSINS GREENWAY EIGHT TWELVE LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EIGHT TWELVE”), (III) COUSINS GREENWAY WEST FIRST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST”), (IV) PKY GREENWAY NINE LLC, A GEORGIA LIMITED LIABILITY COMPANY (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC) (“GREENWAY NINE”), AND (V) COUSINS GREENWAY EAST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EAST” AND WITH GREENWAY WEST PARKING, GREENWAY EIGHT TWELVE, GREENWAY NINE AND GREENWAY WEST, (“USER”), RECORDED , 2017 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) RP-2017- .

(2)	NON-EXCLUSIVE ROADWAY, DRIVES AND RAMPS FOR INGRESS AND EGRESS, STAIRWAYS AND VENTS, PEDESTRIAN ACCESS, SIGNAGE, AND COMMON MECHANICAL, ELECTRICAL, AND PLUMBING EASEMENTS CREATED PURSUANT TO ARTICLES 2.2(b)(ii), 2.2(d), 2.2(f), 2.2(h), 2.2(i), AND 2.2(j) AS CONTAINED IN THAT CERTAIN DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. 20070325102, OFFICIAL PUBLIC RECORDS OF HARRIS COUNTY, TEXAS.

(3) NON-EXCLUSIVE EASEMENT RIGHTS APPURTENANT TO TRACT 7 AS RESERVED UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN THAT CERTAIN WARRANTY DEED DATED SEPTEMBER 20, 1965, RECORDED DECEMBER 7, 1965 UNDER HARRIS COUNTY CLERK’S FILE NO. C209777 IN VOLUME 6164, PAGE 422 OF THE DEED RECORDS OF HARRIS COUNTY, TEXAS AND AS RESERVED IN WARRANTY DEED DATED JUNE 2, 1965, RECORDED JUNE 3, 1965 UNDER HARRIS COUNTY CLERK’S FILE NO. C099157 IN VOLUME 5944, PAGE 560, AS AFFECTED BY CONFIRMATION OF EASEMENT RECORDED NOVEMBER 18, 1965 UNDER HARRIS COUNTY CLERK’S FILE NO. C200637 IN VOLUME 6147, PAGE 248, BOTH OF THE DEED RECORDS OF HARRIS COUNTY, TEXAS

(4) NON-EXCLUSIVE EASEMENT RIGHTS APPURTENANT TO TRACT 7 AS RESERVED UNDER TERMS, CONDITIONS AND PROVISION CONTAINED IN THAT CERTAIN WARRANTY DEED DATED FEBRUARY 3, 1967, RECORDED FEBRUARY 7, 1967 UNDER HARRIS COUNTY CLERK’S FILE NO. C447210 IN VOLUME 6652, PAGE 369 OF THE DEED RECORDS OF HARRIS COUNTY, TEXAS.

(5) NON-EXCLUSIVE EASEMENT RIGHTS APPURTENANT TO TRACT 7 AS SET FORTH UNDER TERMS, CONDITIONS AND PROVISIONS CONTAINED IN THAT INSTRUMENT DATED APRIL 20, 1966, RECORDED APRIL 22, 1966 UNDER HARRIS COUNTY CLERK’S FILE C289523 IN VOLUME 6327, PAGE 156 OF THE DEED RECORDS OF HARRIS COUNTY, TEXAS, TOGETHER WITH THOSE BENEFICIAL ACCESS EASEMENTS DEPICTED ON PLAT RECORDED IN VOLUME 180, PAGE 1 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, SAID EASEMENTS ALSO REFERENCED AND/OR DEDICATED UNDER HARRIS COUNTY CLERK’S FILE NO(S). D365557

GWP RICHMOND AVENUE, LLC: TRACT 9

(FEE SIMPLE):

ALL RESTRICTED RESERVE “A” BLOCK ONE (1) OF GREENWAY PLAZA RESTAURANT, IN HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF FILED FOR RECORD UNDER FILM CODE NO. 557062 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, AND BEING THE SAME PARCEL OF LAND CONTAINING 20,590 SQUARE FEET OUT OF THE A.G. REYNOLDS LEAGUE,

ABSTRACT 61, HARRIS COUNTY, TEXAS AND THE LAMAR WESLAYAN ADDITION, A SUBDIVISION OF RECORD PER THE MAP RECORDED IN VOLUME 35, PAGE 48 OF THE HARRIS COUNTY MAP RECORDS, SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS WITH ALL BEARINGS REFERENCED TO H.C.C.F #G824631;

COMMENCING AT A POINT FOR THE BEGINNING OF A RIGHT OF WAY CURVE IN THE EAST RIGHT OF WAY LINE OF TIMMONS LANE (100 FEET WIDE) AT THE SOUTHEAST INTERSECTION OF TIMMONS LANE AND RICHMOND AVENUE (120 FEET WIDE);

THENCE, SOUTH 00 DEGREES 28 MINUTES 23 SECONDS EAST, A DISTANCE OF 67.51 FEET ALONG THE EAST RIGHT OF WAY LINE OF SAID TIMMONS LANE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST WESTERLY NORTHWEST CORNER AND POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE, DEPARTING SAID TIMMONS LANE RIGHT OF WAY LINE, NORTH 85 DEGREES 47 MINUTES 45 SECONDS EAST, WITH THE SOUTH LINE OF A PRIVATE PARK AND LANDSCAPE AREA RECORDED IN H.C.C.F.# G824632, A DISTANCE OF 101.95 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR AN INNER CORNER;

THENCE, NORTH 04 DEGREES 04 MINUTES 25 SECONDS WEST, WITH THE EASTERLY LINE OF SAID PRIVATE PARK, A DISTANCE OF 24.56 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE MOST NORTHERLY NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 85 DEGREES 55 MINUTES 35 SECONDS EAST, WITH THE SOUTH LINE OF SAID PRIVATE PARK, A DISTANCE OF 24.00 FEET TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) AT THE BACK OF AN EXISTING CONCRETE CURB FOR THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, SOUTH 04 DEGREES 04 MINUTES 25 SECONDS EAST, WITH A WEST LINE OF SAID PRIVATE DRIVE EASEMENT RECORDED IN H.C.C.F. #G827704; A DISTANCE OF 162.85 FEET ALONG THE BACK OF SAID CONCRETE CURB TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 89 DEGREES 52 MINUTES 10 SECONDS AND A RADIUS OF 15.00 FEET;

THENCE, CONTINUING WITH SAID PRIVATE DRIVE EASEMENT, A DISTANCE OF 23.53 FEET SOUTHWESTERLY ALONG THE ARC OF SAID CURVE AND THE BACK OF SAID CONCRETE CURB, TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF);

THENCE, TANGENT TO SAID CURVE, CONTINUING WITH SAID PRIVATE DRIVE EASEMENT, SOUTH 85 DEGREES 47 MINUTES 45 SECONDS WEST, 120.63 FEET ALONG THE BACK OF SAID CONCRETE CURB TO A SET 5/8 INCH IRON ROD WITH

CAP (GREENLEAF) ON THE EAST RIGHT OF WAY LINE OF TIMMONS LANE FOR THE SOUTHWEST CORNER OF THE HEREIN DESCRIBED TRACT, AND FROM WHERE A FOUND BRASS DISK BEARS SOUTH 30° 16’ WEST - 0.50 FEET;

THENCE, NORTH 00 DEGREES 28 MINUTES 23 SECONDS WEST, A DISTANCE OF 153.64 FEET ALONG SAID EAST RIGHT OF WAY LINE OF TIMMONS LANE TO THE POINT OF BEGINNING, CONTAINING AN AREA OF 20,590 SQUARE FEET (0.4727 ACRE) OF LAND, MORE OR LESS.

TRACT 10 (NON-EXCLUSIVE EASEMENT):

EASEMENTS APPURTENANT TO TRACT 9 AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(1) PRIVATE DRIVE EASEMENT CREATED IN INSTRUMENT DATED DECEMBER 18, 1980, RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. G827404.

(2) LANDSCAPING EASEMENT AS CREATED IN THAT CERTAIN EASEMENT AGREEMENT DATED EFFECTIVE OCTOBER 17, 2003 AND RECORDED UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) X340110 AND AMENDED UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) X340109 AND X555644,

GWP NINE, LLC:

TRACT 12 (FEE SIMPLE):

A PORTION OF UNRESTRICTED RESERVE “C” OF GREENWAY PLAZA, SECTION FIVE (5), A SUBDIVISION IN HARRIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF FILED UNDER FILM CODE NO. 421116 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, AND BEING A TRACT OF LAND CONTAINING 0.9066 ACRE (39,193 SQUARE FEET) SITUATED IN THE A.C. REYNOLDS LEAGUE, A-61, HARRIS COUNTY, TEXAS, AND BEING PART OF BLOCKS 3 AND 4 OF THE LAMAR - WESLAYAN ADDITION PER THE MAP RECORDED IN VOLUME 35, PAGE 48 OF THE MAP RECORDS OF HARRIS COUNTY (H.C.M.R.), AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS WITH ALL BEARINGS AND COORDINATES BEING REFERENCED TO THE TEXAS COORDINATE SYSTEM, SOUTH CENTRAL ZONE, NORTH AMERICAN DATUM 1927. DISTANCES HEREIN ARE SURFACE AND MAY BE CONVERTED TO GRID BY MULTIPLYING BY A COMBINED SCALE FACTOR OF 0.9998872:

COMMENCING AT A FOUND CONCRETE MONUMENT AT THE MOST NORTHERLY NORTHEAST CORNER OF SAID 10.60 ACRE TRACT I IN THE SOUTHERLY LINE OF RICHMOND AVENUE AT THE NORTHERLY END OF A RADIUS CUTBACK CURVE AT THE INTERSECTION OF RICHMOND AVENUE (120 FEET WIDE) AND EDLOE STREET (WIDTH VARIES);

THENCE, SOUTHWESTERLY, 83.41 FEET ALONG THE SOUTHERLY LINE OF RICHMOND AVENUE AND ALONG THE ARC OF A TANGENT CURVE TO THE RIGHT (CENTRAL ANGLE= 01 DEGREES 13 MINUTES 50 SECONDS; RADIUS = 3,883.72 FEET; CHORD BEARING AND DISTANCE= SOUTH 78 DEGREES 14 MINUTES 09 SECONDS WEST, 83.41 FEET) TO A FOUND CONCRETE MONUMENT FOR A NON-TANGENT END OF CURVE;

THENCE, SOUTH 83 DEGREES 48 MINUTES 26 SECONDS WEST, 50.00 FEET CONTINUING ALONG THE SOUTHERLY LINE OF RICHMOND AVENUE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF), FROM WHERE A BRASS DISK FOUND BEARS SOUTH 89° 43’ EAST - 0.60 FEET, AT THE BEGINNING OF A NONTANGENT CURVE TO THE RIGHT;

THENCE, SOUTHWESTERLY, 0.82 FEET ALONG THE SOUTHERLY LINE OF RICHMOND AVENUE AND THE ARC OF SAID CURVE TO THE RIGHT (CENTRAL ANGLE = 00 DEGREES 00 MINUTES 44 SECONDS; RADIUS = 3,879.72 FEET; CHORD BEARING AND DISTANCE =SOUTH 79 DEGREES 35 MINUTES 55 SECONDS WEST, 0.82 FEET) TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE NORTHEASTERLY CORNER AND POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT OF LAND;

THENCE, SOUTH 04 DEGREES 05 MINUTES 15 SECONDS EAST, 292.99 FEET DEPARTING THE SOUTHERLY LINE OF RICHMOND AVENUE AND GENERALLY ALONG THE TOP OF A CONCRETE CURB TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) CURB FOR THE MOST EASTERLY SOUTHEAST CORNER OF THIS TRACT AND A TANGENT POINT OF CURVATURE OF A CURVE TO THE RIGHT;

THENCE, SOUTHWESTERLY, 15.72 FEET ALONG THE ARC OF SAID CURVE TO THE RIGHT (CENTRAL ANGLE = 90 DEGREES 03 MINUTES 49 SECONDS; RADIUS = 10.00 FEET; CHORD BEARING AND DISTANCE SOUTH 40 DEGREES 56 MINUTES 39 SECONDS WEST, 14.15 FEET) TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) CURB FOR THE MOST SOUTHERLY SOUTHEAST CORNER OF THIS TRACT AND A POINT OF TANGENCY;

THENCE, SOUTH 85 DEGREES 58 MINUTES 33 SECONDS WEST, 123.38 FEET GENERALLY ALONG THE TOP OF A CONCRETE CURVE TO A SET 5/8 INCH IRON ROD WITH CAP (GREENLEAF) FOR THE SOUTHWESTERLY CORNER OF THIS TRACT;

THENCE, NORTH 04 DEGREES 04 MINUTES 20 SECONDS WEST, 290.44 FEET TO A SET 5/8 INCH IRON ROD WITH PLASTIC CAP (GREENLEAF) FOR THE NORTHWESTERLY CORNER OF THIS TRACT IN THE SOUTHERLY LINE OF RICHMOND AVENUE;

THENCE, NORTHEASTERLY, 133.90 FEET ALONG THE SOUTHERLY LINE OF RICHMOND AVENUE AND ALONG THE ARC OF A NON-TANGENT CURVE TO THE

LEFT (CENTRAL ANGLE = 01 DEGREE 58 MINUTES 39 SECONDS; RADIUS = 3,879.72 FEET; CHORD BEARING AND DISTANCE - NORTH 80 DEGREES 35 MINUTES 35 SECONDS EAST, 133.89 FEET) TO THE POINT OF BEGINNING, ENCLOSING WITHIN ITS BOUNDS A COMPUTED AREA OF 0.9066 ACRE (39,493 SQUARE FEET) OF LAND, MORE OR LESS.

TRACT 12-A (NON-EXCLUSIVE EASEMENT)

EASEMENTS APPURTENANT TO TRACT 12 AND BEING MORE PARTICULARLY DESCRIBED BELOW:

(1) EASEMENT DEED AND PEDESTRIAN BRIDGE AGREEMENTS DATED JUNE 1, 1978, FILED JUNE 30, 1978 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) F663389 (EAST TOWER) AND F663390 (WEST TOWER), AS AMENDED BY PARTIAL RELEASE AND FIRST AMENDMENT OF “EASEMENT DEED AND PEDESTRIAN BRIDGE AGREEMENT” FILED JANUARY 12, 1981, UNDER CLERK’S FILE NO. G824640 (WEST TOWER).

(2) NON-EXCLUSIVE EASEMENT FOR PROVIDING ACCESS, OVER, ACROSS AND THROUGH “EDLOE STREET GARAGE” AND THE “EDLOE STREET GARAGE LAND” FOR PEDESTRIAN AND VEHICULAR ACCESS FOR PARKING ALL AS SET OUT AND DEFINED IN THAT CERTAIN EDLOE STREET GARAGE USE AND EASEMENT AGREEMENT BY AND BETWEEN COUSINS GREENWAY EDLOE PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (OWNER), AND COUSINS GREENWAY WEST PARKING LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST PARKING”), (II) COUSINS GREENWAY EIGHT TWELVE LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EIGHT TWELVE”), (III) COUSINS GREENWAY WEST FIRST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY WEST”), (IV) PKY GREENWAY NINE LLC, A GEORGIA LIMITED LIABILITY COMPANY (FORMERLY KNOWN AS COUSINS GREENWAY NINE LLC) (“GREENWAY NINE”), AND (V) COUSINS GREENWAY EAST PARENT LLC, A GEORGIA LIMITED LIABILITY COMPANY (“GREENWAY EAST” AND WITH GREENWAY WEST PARKING, GREENWAY EIGHT TWELVE, GREENWAY NINE AND GREENWAY WEST, (“USER”), RECORDED             , 2017 UNDER HARRIS COUNTY CLERK’S FILE NUMBER(S) RP-2017-             .

SCHEDULE M

Approved Material Alterations

SCHEDULE N

Central Plant Agreements

Central Plant Agreements

•	Chilled and Heated Water Agreement, dated as of January 1, 2006, by and among Crescent Real Estate Funding IV, L.P., Crescent Real Estate Funding III, L.P. and Crescent Real Estate Funding V, L.P.

•	Chilled Water Agreement September 1, 2014 by and between Cousins Greenway Central Plant LLC, a Georgia Limited Liability Company, and The Greenway Council of Co-Owners, a Texas Non-Profit Corporation

•	Cousins Greenway Central Plant LLC, a Georgia limited liability company, and the Greenway Council of Co-Owners, a Texas Non-Profit corporation are parties to The Greenway Condominium Chilled Water and Easement Agreement dated as of June 26, 1979, recorded under Clerk’s File No. G221515 at Film Code No. ###-##-#### in the Official Public Records of Harris County. Texas, which was amended amended by that certain Amendment to The Greenway Condominium Chilled Water and Easement Agreement dated as of the 12th day of October, 1979, by that certain Second Amendment to The Greenway Condominium Chilled Water and Easement Agreement dated as of July 1, 1981, and that certain Third Amendment to The Greenway Condominium Chilled Water and Easement Agreement, dated as of September 1, 2014, recorded under Harris County Clerk’s File no. 20140431551.

•	City of Houston Ordinance NO. 2002-1063, a certified copy of which was recorded under Harris County Clerk’s File No. W296154.